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                                  SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                                 (Amendment No.)

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))

[X] Definitive Information Statement





                              PRESERVER GROUP, INC.
                  (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:  $1,958.34*
         2) Form, Schedule or Registration Statement No:       Schedule TO
         3) Filing Party:   Preserver Group, Inc.
         4) Date Filed:    January 15, 2002

*This calculation assumes the purchase of 401,310 shares of common stock, par value $0.50, of Preserver Group, Inc., at a price per share of $7.75 in cash. These shares represent the balance of the shares of common stock issued and outstanding as of March 1, 2002 held by third parties and not purchased in the previously reported tender offer, other than an aggregate of 1,022,870 shares beneficially owned by Archer McWhorter, Alvin E. Swanner and William E. Lobeck, Jr., and their affiliates, which shares will not be cashed out in the Merger. The amount of the filing fee, calculated in accordance with Rule 0-11 of the Securities Exchange Act of 1934, as amended, equals 1/50th of one percent of the value of the transaction.


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                              PRESERVER GROUP, INC.
                                95 Route 17 South
                            Paramus, New Jersey 07653

                              INFORMATION STATEMENT
                                  March 28, 2002

         NOTICE OF ACTION BY SHAREHOLDERS WITHOUT A MEETING PURSUANT TO
        SECTION 14A:5-6(2)(B) OF THE NEW JERSEY BUSINESS CORPORATION ACT

TO THE SHAREHOLDERS OF PRESERVER GROUP, INC.:

         Notice is hereby given to the shareholders of the common stock, par value $.50 per share, of Preserver Group, Inc., a New Jersey corporation (the "Company") that the Board of Directors and the holders of in excess of two thirds of the outstanding shares of common stock have (i) approved an amendment to the Company's certificate of incorporation confirming appraisal rights of the shareholders and (ii) approved the second step merger of the Company with Preserver Group Acquisition Corp., a New Jersey corporation formed for the purpose of completing the merger with and into the Company by which each shareholder other than the Executive Committee and its affiliates would receive $7.75 per share (collectively, the "Corporate Actions").

         Our Board of Directors approved the Corporate Actions on March 27, 2002. The holders of in excess of two thirds of the outstanding shares of common stock approved the Corporate Actions by written consent in lieu of a meeting, on March 27, 2002, in accordance with the provisions of Section 14A:5-6(2) of the New Jersey Business Corporation Law. Accordingly, your consent is not required and is not being solicited in connection with this action. You are hereby being provided with notice of approval of the Corporate Actions and pursuant to the Securities Exchange Act of 1934, as amended, along with this letter, you are being furnished with an information statement relating to the Corporate Actions.

         The record date for determining shareholders entitled to receipt of this notice was March 27, 2002. This notice is first being mailed to such shareholders, on or about March 28, 2002. The amendment to the certificate of incorporation and the certificate of merger will not be filed with the Department of the Treasury of the State of New Jersey or become effective until April 18, 2002, at least 20 calendar days after such mailing.

By Order of the Board of Directors,



/s/ Peter K. Barbano
Peter K. Barbano

Secretary


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                              PRESERVER GROUP, INC.
                                95 Route 17 South
                            Paramus, New Jersey 07653

                              INFORMATION STATEMENT
                                  March 28, 2002

  PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED,
                     RULE 14(c) AND SCHEDULE 14C THEREUNDER

                               GENERAL INFORMATION

         This information statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to you, as the holders of common stock, par value $.50 per share, of Preserver Group, Inc., a New Jersey corporation ("Preserver Group" or the "Company"), commencing on or about March 28, 2002, to provide you with notice in connection with the previous approval of the corporate actions referred to below (the "Corporate Actions") approved by the Board of Directors and in excess of two-thirds of the shareholders of Preserver Group on March 27, 2002, in accordance with Section 14A:5-6(2) of the New Jersey Business Corporation Act ("NJBCA"). Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and your consent is not required and is not being solicited in connection with the approval of the Corporate Actions. This information statement is furnished solely for the purpose of informing you, in the manner required under the Exchange Act, of the Corporate Actions before such actions take effect, and of the dissenters' rights, as set forth herein, of non-consenting shareholders. The record date for determining the shareholders entitled to receive this information statement has been established as the close of business on March 27, 2002.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                             CORPORATE ACTIONS TAKEN

         In accordance with the terms and provisions of the Offer to Purchase, dated January 14, 2002 (the "Offer to Purchase"), as amended by the supplement thereto, dated February 11, 2002 and in the related letter of transmittal, which, together with the Offer to Purchase, as amended or supplemented from time to time, constitute the Offer (the "Offer"), which are herein incorporated by reference, and which were previously furnished to you by mail and filed with the Securities and Exchange Commission on January 15, 2002 and February 12, 2002, respectively, under Schedule TO and amendment no. 1 thereto, Preserver Group completed its tender offer to purchase up to 1,101,510 shares of its issued and outstanding common stock, par value $0.50 per share, at a purchase price of $7.75 per share, net to the seller in cash, without interest thereon, by purchasing, on February 28, 2002, the 700,200 shares of common stock which were properly tendered and not withdrawn in connection with the Offer. This was the first step in its "going private" transaction. As contemplated by the Offer and the Agreement for Self-Tender Offer, Financing and Second-Step Merger (the "Agreement" or the "Merger Agreement"), dated January 14, 2002, among Preserver Group and Archer McWhorter, Chairman of the Board of Preserver Group, William E. Lobeck, Jr., a director of Preserver Group, and Alvin E. Swanner, a director of Preserver Group, all of whom constitute the Executive Committee of the Board of Directors of Preserver Group (the "Executive Committee") and their respective affiliates (Gail McWhorter, Sleepy Lagoon Ltd., Brion Properties, William E. Lobeck Revocable Trust and Kathryn L. Taylor Revocable Trust), pursuant to which the Offer was made, the Board of Directors and the holders of in excess of two-thirds of the outstanding shares of common stock have (i) approved an amendment to Preserver Group's certificate of incorporation to expressly confirm dissenters' rights to non-consenting shareholders in connection with the merger (the "Merger") and (ii) adopted and approved a plan of merger between Preserver Group and Preserver Group Acquisition Corp., a New Jersey corporation formed for the purpose of completing the Merger ("PGAC"), providing for the merger of PGAC with and into Preserver Group as more fully described below (collectively, the "Corporate Actions"). The Merger will constitute the second and final step of the "going private" transaction of Preserver Group.

         Preserver Group formed an independent committee of the Board of Directors to evaluate the Offer and "going private" transaction to be made by Preserver Group and financed by two members of the Executive Committee and their affiliates. The Board of Directors appointed an independent committee consisting of George P. Farley, Robert S. Fried and Malcolm Galatin, each of whom serves on the Board of Directors but none of whom is employed by or otherwise affiliated with Preserver Group or the Executive Committee except in their capacities as directors (collectively the "Independent Committee"). On December 18, 2001, the Independent Committee met, heard the opinion of Cochran, Caronia & Co., the Independent Committee's financial advisor, as

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to the fairness of the price of the proposed transaction from a financial point of view, and unanimously determined to recommend to the Board of Directors that each of the Offer, the Merger and the other transactions contemplated by the Agreement was fair to, and in the best interest of, Preserver Group's shareholders (other than the Executive Committee and its affiliates) and unanimously determined to recommend that the Board of Directors approve the Offer and the Merger and the transactions contemplated thereby.

         At a meeting of the Board of Directors held immediately thereafter at which all of the Directors of Preserver Group participated, based upon the unanimous recommendation of the Independent Committee, the Board of Directors, with Archer McWhorter, Archer McWhorter, Jr., Alvin E. Swanner and William E. Lobeck, Jr. abstaining, unanimously approved and adopted the terms of the proposed Offer and Merger and unanimously determined that the terms of the Offer and Merger are fair to and in the best interests of all of Preserver Group's shareholders. The proposed transaction was approved by all of the directors who are not employees of Preserver Group.

         The information contained in Preserver Group's Offer as filed with the Securities and Exchange Commission on January 14, 2002, as supplemented, is incorporated herein by reference. See "Available Information."

         Upon the completion of the Merger, each share of common stock of Preserver Group (other than shares owned by Preserver Group or by PGAC, or held by shareholders who did not tender their shares in connection with the Offer and are demanding appraisal for such shares in accordance with the terms of the Merger) shall be automatically converted into the right to receive $7.75, in cash, without interest, the same consideration paid to tendering shareholders in the Offer. Preserver Group currently anticipates that the Merger will be completed on April 18, 2002 or as promptly as practicable thereafter.

         The Offer provides that dissenting shareholders shall be entitled to dissent from the Merger and receive payment in cash for the fair value of their shares and, if the parties cannot agree on fair value, for fair value to be determined by a judicial proceeding in accordance with the provisions of the NJBCA. The amendment of Preserver Group's certificate of incorporation is intended to expressly confirm these dissenters' rights in the context of the Merger and any future merger involving Preserver Group.

         On March 18, 2002, the Company filed its Form 15 to deregister our common stock under the Exchange Act and delisted our common stock from the NASDAQ National Market.

         The Board of Directors of Preserver Group approved the Corporate Actions on March 27, 2002. The holders of in excess of two-thirds of the issued and outstanding voting shares of common stock approved the Corporate Actions by written consent in lieu of a meeting on March 27, 2002 in accordance with the provisions of NJBCA Section 14A:5-6(2). Accordingly, your consent is not required and is not being solicited in connection with these actions. Pursuant to NJBCA Section 14A:5-6(2), you are hereby being provided with notice of approval of the Corporate Actions and pursuant to the Exchange Act, along with this letter, you are being furnished with an information statement relating to the Corporate Actions.

         A copy of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation is set forth at Annex 1. A copy of the Certificate and Plan of Merger is set forth at Annex 2.

               THIS INFORMATION STATEMENT IS DATED MARCH 28, 2002


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                                TABLE OF CONTENTS

                                                                            Page

Summary ..................................................................... 1
General; Required Vote; Shareholders' Written Consent ....................... 4
Payment for Shares........................................................... 5
Approval of Corporate Actions................................................ 6
Dissenters' Rights........................................................... 6
Amendment to Preserver Group's Certificate of Incorporation.................. 8
The Merger................................................................... 8
         Background of the Offer and the Merger.............................. 8
         Reasons for the Merger..............................................21
         Opinion of Financial Advisor .......................................21
         Interest of Certain Persons in the Merger...........................27
         Certain Federal Income Tax Consequences of the Merger...............29
         The Merger Agreement................................................29
Selected Financial Data......................................................32
Selected Pro Forma Consolidated Financial Information........................33
Company Projections For Year Ended December 31, 2001 ........................38
Market Prices and Dividends..................................................38
Incorporation of Certain Documents by Reference..............................38
Available Information........................................................39
Information Concerning the Company and PGAC..................................40
Outstanding Voting Stock of Preserver Group..................................40
Security Ownership of Certain Beneficial Owners and Management...............40
Approval of Directors........................................................44


Annex 1      Form of Certificate of Amendment of the Amended and Restated
             Certificate of Incorporation confirming Dissenters' Rights
Annex 2      Certificate and Plan of Merger
Annex 3.1    Notice to Shareholders of Right to Dissent
Annex 3.2    Notice of Dissent and Intention to Demand Payment
Annex 3.3    Notice of Demand for Payment of Fair Value
Annex 4      Excerpts of Chapter 11 of New Jersey Business Corporation Act
Annex 5.1    Opinion of Cochran, Caronia & Co. dated December 18, 2001
Annex 5.2    Bring down letter of Cochran, Caronia & Co. dated February 28, 2002
Annex 6      Amended and Restated Agreement for Self Tender Offer,
             Financing and Second Step Merger dated as of January 14, 2002.

         Accompanying this information statement are copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 as amended on Form 10-K/A and the Quarterly Report on Form 10-Q for the quarter and nine months ended September 30, 2001. A signed copy of the accompanying Independent Accountant's Report dated April 16, 2001 has been filed with the Commission in conjunction with this definitive information statement.


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                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this information statement. You are referred to the more detailed information contained, or incorporated by reference, in this information statement and the Annexes hereto. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this information statement.

YOU ARE URGED TO READ THIS INFORMATION STATEMENT AND THE ANNEXES HERETO IN THEIR ENTIRETY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE COMPANIES

         The Company. Preserver Group, Inc. (which we sometimes refer to as the "Company" or "Preserver Group"), is a New Jersey corporation. The Company is the parent of a group of five wholly-owned subsidiaries, two of which comprise the Preserver Insurance Group which provides property and casualty insurance services. The Preserver Insurance Group consists of Preserver Insurance Company, which writes small commercial and homeowners insurance presently in New Jersey, and Mountain Valley Indemnity Company, which writes small and mid-sized commercial insurance presently in New England and New York. The Preserver Insurance Group is rated B++ (Very Good) by A.M. Best Company. American Colonial Insurance Company plans to commence operations in New York in 2002, writing commercial lines in tandem with Mountain Valley. Motor Club of America Insurance Company writes private passenger automobile insurance in New Jersey and is rated B (Fair) by A.M. Best Company. North East Insurance Company writes private passenger automobile and small commercial lines insurance in the State of Maine and is rated B (Fair) by A.M. Best Company. The address of the Company's principal executive offices is 95 Route 17 South, Paramus, New Jersey 07653 and the Company's telephone number is (201) 291-2000.

         Preserver Group Acquisition Corp. Preserver Group Acquisition Corp., which we refer to in this information statement as PGAC, is a newly-incorporated New Jersey corporation organized for purposes of the Merger. Subsequent to the Offer, the Executive Committee and its affiliates will contribute to PGAC all of the 1,022,870 shares of common stock and 700,200 shares of non-voting preferred stock of the Company owned by them and receive the same number and kind of shares of PGAC. As a result, PGAC now owns approximately 72% of the outstanding shares of common stock of the Company and PGAC is owned by the Executive Committee and its affiliates. PGAC has not conducted any business other than in connection with the proposed Merger and PGAC will disappear in the Merger. The principal executive offices of PGAC are located at 95 Route 17 South, Paramus, New Jersey 07653 and its telephone number is (201) 291-2000.

         On March 18, 2002, the Company filed its Form 15 to deregister our common stock under the Exchange Act and delisted our common stock from the NASDAQ National Market. Prior to such filing we were subject to the informational requirements of the Exchange Act and in accordance therewith, we filed reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission or at the Commission's website as set forth below under "Available Information." The Form 15 filing deregistered our common stock under the Exchange Act and as a result, we no longer make periodic filings with the Commission. See "General; Required Vote; Shareholder Written Consent."

GENERAL

         We are furnishing to you this information statement in connection with the amendment of our charter to specifically confirm to all shareholders their appraisal rights under New Jersey law and the proposed Merger of PGAC into the Company.


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AMENDMENT TO PRESERVER GROUP'S CERTIFICATE OF INCORPORATION

         Immediately before the Merger takes effect, we will amend our charter to specifically confirm therein to all shareholders of the Company the appraisal rights set forth in NJBCA Chapter 11 in connection with any merger of the Company, including the Merger. See "Amendment to Preserver Group's Certificate of Incorporation" and Annex 1.

SECOND STEP MERGER

         As a result of the Merger, the Company will be wholly owned by the Executive Committee and its affiliates through their ownership of PGAC and each issued and outstanding share of common stock (other than any shares which are held by shareholders who shall have properly demanded appraisal for such shares in accordance with New Jersey law) will be converted into the right to receive $7.75 in cash, without interest. We refer to this amount as the Merger Consideration. See the Certificate and Plan of Merger attached hereto at Annex 2.

         The Merger is the second step of a two-step transaction designed to take the Company private. The first step was the Offer pursuant to which the Company purchased 700,200 shares of common stock, as a result of which, immediately after the Offer, the Executive Committee's ownership of 1,022,870 shares of common stock represented approximately 72% of the issued and outstanding common stock of the Company. Subsequent to the Offer, the Executive Committee and its affiliates contributed to PGAC all of the 1,022,870 shares of common stock of the Company owned by them, as well as the 700,200 shares of non-voting preferred stock of the Company owned by them as a result of converting loans made to the Company by the Executive Committee to effect the purchase of the 700,200 shares and received the same number and kind of shares of PGAC. As a result, PGAC will own approximately 72% of the Company prior to the effective date of the Merger. In the second-step of the transaction, which is the Merger, all shareholders (other than PGAC and shareholders who have properly demanded appraisal rights) who did not tender their shares in the Offer will receive $7.75 in cash per share, the same price paid for shares tendered in the Offer. All shares of the Company owned by PGAC will be cancelled without any consideration. Each share of common stock and non-voting preferred stock of PGAC held by the members of the Executive Committee and their affiliates will be converted into shares of the common stock of the Company. See "The Merger."

         Since, as a result of the Offer, we have fewer than 300 shareholders of record, we filed with the Commission on March 18, 2002, a Form 15 to deregister our common stock under the Exchange Act and became a private company. Upon filing the Form 15, we have been relieved of our obligation to file periodic reports with the Commission, including 10-Qs, 10-Ks and 8-Ks. Ninety (90) days after we file the Form 15, we will also no longer be subject to the proxy rules under the federal securities laws, and our 10% shareholders, directors and officers will be relieved of obligations to comply with the short swing profit and reporting rules of the Exchange Act. When we filed our Form 15, we also delisted our common stock from the NASDAQ National Market.

CORPORATE ACTIONS TAKEN; REQUIRED VOTE

         Under New Jersey law and our charter, the affirmative vote of a majority of our issued and outstanding common stock is required to approve the amendment to the Company's certificate of incorporation and the affirmative vote of two-thirds of the issued and outstanding common stock is required to approve and adopt the Certificate and Plan of Merger. As a result of the Offer, the Executive Committee and its affiliates own approximately 72% of the common stock of the Company, more than the two-thirds required to approve the Merger. Under NJBCA Section 14A:5(6)(2), except as otherwise provided in a company's certificate of incorporation, any action by the shareholders (other than the annual election of directors) may be taken without a meeting, without prior notice and without a vote, upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting (e.g., the majority and two-thirds, respectively). The Executive Committee and its affiliates, by such a written consent dated March 27, 2002, approved the amendment to the Company's certificate of incorporation and the Merger. Accordingly, all necessary corporate approvals required of the shareholders of the Company to approve the amendment to the Company's certificate of incorporation and the Merger have been obtained and no consent is required of or being solicited from any other shareholder. Only shareholders of record at the close of business on March 27, 2002 (the "Record Date") are entitled to receive notice of the action taken. See "Approval of Corporate Actions."

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PAYMENT OF SHARES

         Upon or prior to the effective date of the Merger, Archer McWhorter and Alvin E. Swanner will loan to the Company which in turn will make available to First Union National Bank, as paying agent (the "Paying Agent") for the holders of record of our shares, the aggregate amount of cash to be paid in the Merger, namely $3,110,513 or $7.75 per share for the 401,310 shares of common stock not held by the Executive Committee and its affiliates. A letter of transmittal will be sent to all of our shareholders under separate cover. The letter of transmittal will advise you of the procedures for surrendering to the Paying Agent certificates evidencing your shares in exchange for $7.75 per share, in cash, without interest. All certificates so surrendered will be cancelled. Upon consummation of the Merger and your surrender of a certificate evidencing shares, together with a duly executed letter of transmittal, you will receive $7.75 in cash per share, without interest. Any cash held by the Paying Agent that remains unclaimed by shareholders for one year after the effective time of the Merger will be returned to the Company, upon demand and thereafter shareholders may look only to the Company for payment for their shares. See "Payment for Shares."

APPRAISAL RIGHTS

         Under New Jersey law and the Company's certificate of incorporation, as it will be amended immediately prior to the Merger, holders of shares who strictly comply with applicable requirements of the NJBCA may dissent from the Merger and demand payment in cash from us of the fair value of their shares.
See "Dissenters' Rights" and Annexes 3 and 4.

THE MERGER

         Background of the Merger. For a description of the events leading up to the approval of the Merger by the Board of Directors of the Company and in excess of two-thirds of our shareholders, see "The Merger--Background of the Offer and the Merger."

         Recommendation of the Company's Board of Directors. On December 18, 2001, based on the unanimous recommendation of the Independent Committee of the Board of Directors, the Board of Directors determined that the Merger Agreement and the transactions contemplated thereby, which would include the Offer, the Merger, and the financing for these events by Archer McWhorter and Alvin E. Swanner, are advisable, fair to and in the best interests of the shareholders of the Company (other than the Executive Committee and its affiliates), and approved the Merger Agreement and such transactions contemplated thereby. See "The Merger--Background of the Offer and the Merger."

         The Board of Directors' decision to approve the two-step Offer and Merger was, among other things, based upon its analysis of the historical market prices of the shares and recent trading activity of the shares, the Company's competitive position in the industry, especially in light of certain adverse business conditions affecting its private passenger automobile insurance business in New Jersey, the recommendation of the Independent Committee and the opinion of its financial advisor that the consideration to be received by the shareholders in the Offer and the Merger is fair to such shareholders from a financial point of view. See "The Merger--Background of the Offer and the Merger."

         Opinion of Financial Advisor. Cochran, Caronia & Co., the financial advisor engaged by the Independent Committee, delivered to the Independent Committee its written opinion to the effect that, as of December 18, 2001, the cash consideration of $7.75 per share to be received by the shareholders pursuant to the Offer and the Merger is fair to such shareholders from a financial point of view. Cochran, Caronia & Co. confirmed this opinion by letter, dated February 28, 2002, the expiration date of the Offer. The complete opinion of Cochran, Caronia & Co., which sets forth the assumptions made, matters considered and limits of its review is attached as Annex 5.1. The subsequent bring down letter of Cochran, Caronia & Co. is attached to this information statement as Annex 5.2. See "The Merger--Opinion of Financial Advisor."

         Interests of Certain Persons in the Merger. For a description of the interests in the Merger of certain members of the Company's Board of Directors, see "The Merger--Interests of Certain Persons in the Merger."

         Purpose of the Merger. Since the Offer has been completed, the purpose of the Merger is to cash out all public shareholders who did not tender their shares in the Offer so the Company will be a private company owned only by the Executive Committee and its affiliates. See "The Merger -- Background of the Offer and the Merger" for the Company's reasons for engaging in the two-step Offer and Merger.

         Conditions to the Merger. The Merger was subject to the consummation of the Offer and approval of the Company's shareholders. The Offer was consummated February 28, 2002, with the Company purchasing 700,200 shares.


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On March 27, 2002, the Company obtained approval of the Merger by in excess of two-thirds of the Company's shareholders by written consent, subject to notification requirements to non-consenting shareholders under the Exchange Act and New Jersey law. We are fulfilling these requirements by mailing this information statement to our shareholders. It is expected that the Merger will be consummated on April 18, 2002, or as promptly as practicable thereafter. See "The Merger --The Merger Agreement."

         Federal Income Tax Consequences of the Merger. The receipt of cash in the Merger or the exercise of appraisal rights will be a taxable transaction for federal income tax purposes. See "The Merger--Certain Federal Income Tax Consequences of the Merger." You are urged to consult your own tax advisor as to the particular tax consequences of the Merger to you, including the applicability and the effect of federal, state, local, foreign and other tax laws.

         Regulatory Matters. We are not aware of any federal or state regulatory requirements to be complied with in order to consummate the Merger.

              GENERAL; REQUIRED VOTE; SHAREHOLDERS WRITTEN CONSENT

         This information statement is being furnished in connection with: (i) the proposed amendment to the Company's certificate of incorporation to confirm to its shareholders their dissenter's rights in connection with any merger, including the Merger and (ii) the Merger of PGAC into the Company pursuant to the Certificate and Plan of Merger. As a result of the Merger, the Company will be wholly owned by the Executive Committee and its affiliates and each issued and outstanding share (other than any shares owned by PGAC and any shares which are held by shareholders who have not voted in favor of the Merger or consented thereto in writing and who shall have demanded appraisal for such shares in accordance with New Jersey law) will be converted into the right to receive $7.75 in cash, without interest.

         The Merger is the second step of a two-step transaction designed to take the Company private. The first step was the Offer pursuant to which the Company purchased 700,200 shares, as a result of which, immediately after the Offer, the ownership of 1,022,870 shares by the Executive Committee and its affiliates represented approximately 72% of the outstanding common stock of the Company. Subsequent to the Offer, the Executive Committee and its affiliates contributed to PGAC all of the 1,022,870 shares of common stock of the Company owned by them, as a result of which PGAC currently owns approximately 72% of the outstanding shares of common stock of the Company. Prior to the closing of the Offer, the ownership of the Executive Committee and its affiliates represented about 48% of the Company. Thus, solely for the limited purposes of Section 14a of the Exchange Act, the closing of the Offer is deemed to have constituted a change of control of the Company. Two members of the Executive Committee will also contribute to PGAC all of the 700,200 shares of non-voting preferred stock of the Company which they receive as a result of converting their loan to the Company, the proceeds of which were used to finance the Offer. In return for their respective contributions of Company stock to PGAC, each member of the Executive Committee and its affiliates receive a like number and kind of common stock and non-voting preferred stock of PGAC. In the second-step of the transaction, which is the Merger, all shareholders (other than PGAC and shareholders who have properly demanded appraisal rights) who did not tender their shares in the Offer will receive $7.75 in cash per share, the same price paid for shares tendered in the Offer. All shares of the Company held by PGAC will be cancelled without any consideration and each share of common stock and non-voting preferred stock of PGAC held by the members of the Executive Committee and their affiliates will be converted into shares of the common stock of the Company. See "The Merger--The Merger Agreement."

         Since, as a result of the Offer, the Company has fewer than 300 shareholders of record, on March 18, 2002 the Company filed with the Commission, a Form 15 to deregister its common stock under the Exchange Act. Upon filing the Form 15, the Company was relieved of its obligation to file periodic reports with the Commission, including 10-Qs, 10-Ks and 8-Ks. Ninety
(90) days after filing of the Form 15, the Company will also no longer be subject to the proxy rules under the federal securities laws, and 10% shareholders, directors and officers will be relieved of their requirement to comply with the short swing profit and reporting rules of the Exchange Act. Contemporaneously with its filing of the Form 15, the Company delisted its common stock from the NASDAQ National Market.

         Under New Jersey law and the Company's certificate of incorporation, the affirmative vote of a majority of the issued and outstanding common stock is required to approve the amendment to the Company's certificate of incorporation to confirm to shareholders their dissenters' rights in connection with any merger, including the Merger and the affirmative vote of two-thirds of the issued and outstanding common stock is required to approve and adopt the Merger Agreement. As a result of the Offer, PGAC owns approximately 72% of the Company, more than the majority and two-thirds required, respectively, to approve the amendment to the certificate of incorporation and the Merger. Under NJBCA Section 14A:5(6)(2), except as otherwise provided in a company's certificate of incorporation, any action by the shareholders (other than the annual election of directors) may be taken without a meeting, without prior notice and without a vote, upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting. PGAC, by written consent in lieu of a meeting dated as of March 27, 2002, approved the amendment to the certificate of incorporation and the Merger. Accordingly, all necessary corporate approvals required of the shareholders of the Company to approve the amendment to the certificate of incorporation and approve the Merger have been obtained and no consent is required of or being solicited from any other shareholder. Only shareholders of record at the close of business on the Record Date are entitled to receive notice of the action taken. THE COMPANY CURRENTLY ANTICIPATES THAT THE MERGER WILL BE CONSUMMATED ON APRIL 18, 2002, OR AS PROMPTLY AS PRACTICABLE THEREAFTER. See "Approval of Corporate Actions."

         The Merger will become effective upon the filing of a certificate of merger with the Department of the Treasury of the State of New Jersey in accordance with the NJBCA. As used in this information statement, "Effective Time" means the effective time of the Merger under the NJBCA.

                               PAYMENT FOR SHARES

         General. Upon or prior to the consummation of the Merger, Archer McWhorter and Alvin E. Swanner will make available to the Paying Agent on behalf of the holders of record of shares, after the Effective Time, the aggregate amount of cash to be paid in respect of the shares converted into cash pursuant to the Merger. Holders of record should use a letter of transmittal (described below) to effect the surrender of certificates evidencing shares in exchange for $7.75 per share, in cash, without interest. All certificates so surrendered will be cancelled. Upon consummation of the Merger and surrender of certificates evidencing shares, together with a duly executed letter of transmittal, the holder of record thereof will receive in exchange for each share surrendered $7.75, in cash, without interest. Any cash held by the Paying Agent that remains unclaimed by shareholders for one year after the Effective Time will be returned to the Company upon demand and thereafter shareholders may look only to the Company, as the Surviving Corporation, for payment thereof. Archer McWhorter and Alvin E. Swanner have agreed to lend the Company sufficient funds to pay the Merger Consideration for all shares surrendered in the Merger.

         Letter of Transmittal. A letter of transmittal will be sent to all shareholders of record of the Company as of the Effective Time under separate cover. The letter of transmittal will advise such holders of the procedures for surrendering to the Paying Agent certificates evidencing shares in exchange for cash.

         Valid Surrender of Shares. For shares to be validly surrendered pursuant to the Merger, a letter of transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, must be received by the Paying Agent, at one of its addresses set forth in the letter of transmittal and either (i) certificates representing shares must be received by the Paying Agent or (ii) such shares must be delivered by book-entry transfer.

         Book-Entry Transfer. The Paying Agent will establish an account with respect to the shares at The Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Merger. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of shares by causing the Book-Entry Transfer Facility to transfer such shares into the Paying Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedure for such transfer.

         Signature Guarantees. No signature guarantee is required on the letter of transmittal (i) if the letter of transmittal is signed by the registered holder (which term includes any participant in the Book-Entry Transfer Facility's systems whose name appears on a security position listing as the owner of the shares) of shares delivered therewith and such registered holder has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the letter of transmittal or (ii) if such shares are delivered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program (an "Eligible Institution"). In all other cases, all signatures on the letter of transmittal must be guaranteed by an Eligible Institution. If certificates are registered in the name of a person other than the signer of the letter of transmittal, or if payment is to be made to a person other than the registered holder of the certificates surrendered, the delivered certificates must be endorsed or accompanied by appropriate stock powers, signed exactly as the name or names of the registered holders appear on the certificates, with the signatures on the certificates or stock powers guaranteed as described above.

         THE METHOD OF DELIVERY OF CERTIFICATES FOR SHARES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE SHAREHOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE PAYING AGENT. IF DELIVERY IS MADE BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

         Backup Federal Income Tax Withholding. Under the federal income tax laws, unless an exception applies under the applicable rules and regulations, the Paying Agent will be required to withhold 30% of the amount of any payments made to shareholders pursuant to the Merger. To prevent such backup federal income tax withholding with respect to the $7.75 per share, in cash, without interest, payable to a shareholder, such shareholder must generally provide the Paying Agent with such shareholder's correct taxpayer identification number and certify that such shareholder is not subject to backup federal income tax withholding by completing the substitute Form W-9 included in the letter of transmittal. If the shareholder is a nonresident alien or foreign entity not subject to backup withholding, such shareholder must give the Paying Agent a completed Form W-8BEN Certificate of Foreign Status prior to the receipt of any payments.

                          APPROVAL OF CORPORATE ACTIONS

         Preserver Group has taken all corporate actions required under New Jersey law to approve the amendment to the certificate of incorporation and the Certificate and Plan of Merger, such approval to be final as of the Effective Date. In addition, as a separate requirement, since the shareholder approval of the Corporate Actions were obtained by written consent rather than at a meeting of the shareholders, the Exchange Act requires that the Corporate Actions may not become effective until the expiration of at least 20 calendar days from the date that this information statement was mailed to the shareholders of Preserver Group. Accordingly, the Corporate Actions will become effective on the later of April 18, 2002 or the date that the Certificate of Merger is filed with the Department of the Treasury of the State of New Jersey.

                               DISSENTERS' RIGHTS

         Under the NJBCA, shareholders are not entitled to dissenters' rights of appraisal with respect to Preserver Group's amendment to its certificate of incorporation to provide for dissenters' rights in the event of any merger.

         Any shareholder of the Company has the right to dissent from the Merger. The rights of dissenting shareholders are set forth in Chapter 11 of the NJBCA and are summarized herein and in further detail in Annexes 3 and 4. A shareholder who may wish to dissent should review carefully, alone or with his/her/its adviser, all of Chapter 11, and, specifically, NJBCA Section 14A:11-2 relating to the notice of dissent. The form of the notice of dissent which may be given by non-consenting shareholders is set forth at Annex 3.2. NJBCA Section 14A:11-2 is set forth in Annex 4.

A SHAREHOLDER WHO WISHES TO DISSENT FROM THE MERGER MUST FILE WITH PRESERVER GROUP, NO LATER THAN APRIL 18, 2002, A WRITTEN NOTICE OF SUCH DISSENT STATING THAT THE SHAREHOLDER INTENDS TO DEMAND APPRAISAL FOR HIS SHARES IF THE MERGER IS COMPLETED. THE FORM OF SUCH NOTICE IS SET FORTH AT ANNEX 3.2.

         The notice must be sent to Preserver Group, Inc., at the following address: Preserver Group, Inc., 95 Route 17 South, Paramus, New Jersey 07653,
Attention: Secretary. The notice must include the name of the dissenting shareholder, his/her/its residence address and the number of shares of common stock owned by the dissenting shareholder. Thereafter, within 10 days after the Merger is completed, Preserver Group shall give notice, by certified mail, to all shareholders who previously have filed a written notice of dissent and intention to demand payment with Preserver Group, that the Merger has been completed whereupon the following procedural steps would apply:

         (1) Within 20 days of the mailing of such notice of completion of the Merger, a shareholder who previously timely filed notice of his dissent may make written demand on Preserver Group for payment of the fair value of his shares as of March 26, 2002, the day prior to the day of receipt and tabulation by Preserver Group of the required shareholder consents ("Fair Value Date"). The form of this demand is set forth at Annex 3.3.

         (2) Within 20 days after making this written demand for payment, the dissenting shareholder must submit his common stock certificate(s) to Preserver Group for the notation thereon by Preserver Group that a dissenter's demand has been made to Preserver Group, whereupon the common stock certificate(s) will be returned to the dissenting shareholder.

         (3) Within 30 days after the mailing of the notice of completion of the Merger (10 days after the last possible day for a dissenting shareholder to file his written demand for appraisal of the fair value of his shares), Preserver Group must mail to each dissenting shareholder a copy of its balance sheet and surplus statement, as of the Fair Value Date. The balance sheet and surplus statement may be accompanied by a written offer from Preserver Group to pay each dissenting shareholder for his shares at a specified price deemed by Preserver Group to be the fair value thereof. All dissenting holders of shares of common stock must be offered the same price.

         (4) If the fair value of the shares is not agreed upon within 30 days after Preserver Group's mailing as set forth in (3) above, any dissenting shareholder may give Preserver Group a written demand to commence an action in New Jersey Superior Court within an additional 30 days in order to determine fair value. If Preserver Group fails to take such action, any dissenting shareholder may commence this action within an additional 60 day period.

         (5) The New Jersey Superior Court retains jurisdiction of all actions to determine fair value, including the power to appoint an appraiser to assist in such determination.

         (6) Any judgment of the New Jersey Superior Court shall include interest at an equitable rate determined by the Court from the date of the dissenter's demand for payment. The Court also has the power to apportion and assess the costs of the court proceeding between Preserver Group and the dissenter(s) on a equitable basis.

         (7) A dissenting shareholder may request the withdrawal of his demand for payment of the fair value of his shares at any time, but such withdrawal is effective only with the written consent of Preserver Group.

          (8) The enforcement by a dissenting shareholder of his right to receive payment for his shares shall preclude such dissenting shareholder from enforcing any other right to which he might otherwise be entitled by virtue of share ownership, except claims based on alleged, unlawful or fraudulent acts by Preserver Group relating to such dissenting shareholder or claims that Preserver Group exceeded its statutory powers.

         (9) A dissenting shareholder who accepts payment of the fair value of his shares ceases to have any rights of a shareholder of Preserver Group from the time he makes his demand for payment.

         (10) A dissenting shareholder who, with Preserver Group's consent, withdraws his demand for appraisal, continues to be a shareholder of Preserver Group.

         If a dissenting shareholder fails to take each of the steps described above within the time limits specified, such shareholder will lose all rights to dissent and to receive the fair value of such shareholder's shares of common stock of Preserver Group.

           AMENDMENT TO PRESERVER GROUP'S CERTIFICATE OF INCORPORATION

         On March 27, 2002, the Board of Directors and the holders of in excess of a majority of the outstanding shares of common stock of Preserver Group approved the amendment to Preserver Group's Amended and Restated Certificate of Incorporation, as amended, to confirm to the shareholders of Preserver Group dissenters' rights in the event that Preserver Group is involved in any merger transaction, including the Merger. The Board of Directors considers the amendment to be a formalization of the contract rights afforded to shareholders pursuant to the Agreement entered into by Preserver Group and the members of the Executive Committee. The general purpose and effect of the amendment is to confirm to dissenting shareholders' the full spectrum of rights described in the NJBCA as more fully set forth in the context of the Merger in "Dissenters' Rights" above. The form of the amendment is set forth in Annex 1.

                                   THE MERGER

BACKGROUND OF THE OFFER AND THE MERGER

         Archer McWhorter, William E. Lobeck, Jr. and Alvin E. Swanner have served as directors of the Company and as members of the Executive Committee of the Board of Directors since 1986. In March 1994, they acquired 801,303 shares, representing approximately 39% of the Company's then issued and outstanding shares, and which together with shares already held by them constituted approximately 44% of the Company's then issued and outstanding shares.

         Beginning in 1998, the Company determined to pursue a business strategy designed to (i) increase the Company's identification as a provider of small and mid-sized commercial line insurance; and (ii) expand and diversify its insurance operations outside the State of New Jersey. This strategy was in response to the Board's perception that the Company was being increasingly undervalued by the market due to its identification with the private passenger automobile ("PPA") insurance in the State of New Jersey, the only State in which it provided such insurance at that time, and that its other property casualty business within the State of New Jersey was not recognized despite its favorable growth and profitability trends. The Board attributed this circumstance to pending and enacted PPA insurance legislation in the State of New Jersey.

         To fund the commencement of this strategy and for general working capital purposes, on September 14, 1998, the Company entered into a $3 million revolving credit facility with Dresdner Bank (the "Bank Loan") and drew on the entire amount of the Bank Loan on September 30, 1998. The Bank Loan was repaid in full on December 27, 1999, to avoid triggering an event of default in connection with the Company's acquisition of North East Insurance Company ("NEIC"). The weighted-average effective rate of interest on the loan was 7.28% and 7.0625% in 1999 and 1998, respectively.

         In furtherance of this strategy, the Company acquired NEIC in September 1999. NEIC writes private passenger automobile and small commercial lines insurance in the State of Maine. To finance this acquisition, private placement of equity and/or convertible debt was at that time considered an effective financing structure as it could be accomplished in the timeframe of the acquisition and was believed to have a greater likelihood of success than other alternatives. Accordingly, the Company retained Cochran, Caronia & Co, as placement agent on behalf of the Company, to solicit from existing Company shareholders a private placement of $10 million principal amount of 10 year fixed 8.44% subordinated convertible debt securities convertible into Company common stock at $15.49 per share. The conversion price was defined as 130% of the average trading price of the Company's Common Stock over the 20-day period prior to September 23, 1999. The private placement offering was circulated to a number of prospective accredited and institutional investors who were shareholders of the Company prior to the NEIC closing. The investors who accepted the private placement offering were the three members of the Executive Committee of the Company, Messrs. Lobeck, McWhorter and Swanner, who subscribed for an aggregate of $9,253,785 of debentures and a third party investor who subscribed for the remaining $746,215 of such debentures. Cochran, Caronia & Co. issued an opinion to the Board of Directors that the financing transaction was fair to the unaffiliated public shareholders of the Company and the Board of Directors, upon the unanimous recommendation of the Special Committee consisting of Robert S. Fried and Malcolm Galatin unanimously approved this transaction (with Archer McWhorter, Archer McWhorter, Jr., William E. Lobeck, Jr. and Alvin
E. Swanner abstaining) .

         The Board believed that the acquisition of additional insurance companies that present opportunities to write small and mid-sized commercial lines insurance would be in the best interest of the Company. Accordingly, the Company acquired Mountain Valley Indemnity Company ("Mountain Valley") on March 1, 2000. Mountain Valley writes small and mid-size commercial insurance in New England and New York. To finance the Mountain Valley acquisition, the Executive Committee provided to the Company $11,500,000 of unsecured financing bearing interest at 10.605% per year, which debt matures on February 28, 2002. This unsecured loan was extended by the Company through February 28, 2003 and now bears interest at 11.605% and may be extended for up to four additional years upon 30 days notice prior to expiration with an associated increase of 100 basis points in the loan interest rate.

         On March 16, 2000, the Company announced that it was reviewing strategies to improve the profitability of its New Jersey PPA business and to otherwise enhance shareholder value.

         From March 27 to 29, 2000, the Executive Committee and its affiliates purchased on the open market 10,000 shares at $8.375 each and 56,900 shares at $7.00 each.

         In the second quarter of 2000, the Company entered into discussions with a third party insurer concerning the sale of the Company's PPA insurance business conducted in New Jersey ("NJPPA"). The third party executed a confidentiality agreement with the Company and was provided with significant operating information concerning the Company's NJPPA operations. In the course of these discussions, the third party provided that continued discussions regarding any transaction involving the Company's NJPPA would be contingent on the following conditions: (i) the price would not exceed an amount to be composed of various elements to be negotiated and (ii) the agreement of the New Jersey Department of Banking and Insurance ("NJDOBI") to permit the third party to modify rates, possibly terminate certain NJPPA agents of the Company and include such other regulatory approvals as deemed necessary by the third party's due diligence. The maximum price possible under the proposed transaction would have caused the Company to incur a significant loss to the book value of its NJPPA subsidiary. The Company was prepared to incur such a loss, which would have reduced the overall book value of the Company, if the regulatory conditions could be met. However, initial discussions with the NJDOBI indicated that such regulatory approvals would not be forthcoming and the Company's discussions with the third party insurer terminated in the fourth quarter 2000.

         In June and August 2000, the Executive Committee and its affiliates purchased 15,500 shares at $8.125 each; 2,000 shares at $8.0938 each; 2,000 shares at $8.0625 each; and 6,000 shares at $8.00 each.

         In the third quarter of 2000, an investment advisor representing another third party insurer contacted the Company concerning a possible transaction. The Company determined that there was sufficient interest to execute a confidentiality agreement and conduct preliminary discussions with this third party. These preliminary discussions involved consideration of a possible transaction whereby the Company's NJPPA operations would be spun-off to its shareholders and then control of the resulting public company would be sold to the third party. Although the Company was responsive to the requests of the third party's investment advisor and members of Company management met with the owners of the third party, the preliminary discussions did not progress any further and discussions ended in the first quarter 2001.

         The NEIC and Mountain Valley acquisitions helped to establish the Company as a regional commercial lines company in the New England and Mid-Atlantic regions and in the Company's fiscal 2000 Annual Report circulated to its shareholders in April 2001, the Company reported that only 44% of its consolidated revenues for fiscal 2000 emanated from New Jersey private passenger automobile insurance products, the lowest percentage in the Company's history.

         In May 2001, the Executive Committee and its affiliates purchased 18,099 shares at $7.25 each and 10,000 shares at $7.00 each.

         In June 2001, the Executive Committee and its affiliates purchased 9,500 shares at $7.25 each. No further purchases of shares of common stock have been made since June 15, 2001.

         On July 31, 2001, the Board retained Cochran, Caronia & Co. as its financial advisor to evaluate alternatives available to the Company to seek to enhance shareholder value.

         Cochran, Caronia & Co. rendered its report to the Board of Directors at a meeting of the Board of Directors on September 7, 2001. The report highlighted the barriers to the market appreciating the inherent value of the Company's operations and advised that the Company's strategic alternatives to enhance shareholder value were limited. In the report, Cochran, Caronia & Co. stated that a sale of the Company's NJPPA subsidiary was not a viable alternative because of the unattractive nature of the NJPPA operations and due to a limited buyer universe. Further, Cochran, Caronia & Co. reported that execution of a withdrawal plan from the NJPPA business would require operational changes and could take at least several years to effect. Cochran, Caronia & Co. believed a sale of the entire Company was unlikely, as the NJPPA segment would deter most potential buyers and the Company lacked the critical mass that is typically necessary to attract large, well capitalized buyers. Cochran, Caronia & Co. also noted that the Company operations were being undertaken in a public entity, which had advantages and disadvantages. One disadvantage is the estimated $500,000 of annual expenses associated with being a public company, which has a significant impact on the inherent value of a company of this size. The consensus of the Board was that the Company had insufficient working capital to seek to buy back its shares in a manner designed to provide enhanced liquidity and shareholder value. This determination was consistent with the oral advice of Cochran, Caronia & Co. and was supported (i) by the fact that of the Company's regulated subsidiaries, only Mountain Valley could pay dividends to the parent although the surplus of Mountain Valley was being retained to maintain it's A.M. Best rating and regulatory ratios; and (ii) the assumption that the Company would continue to be limited to no more than $250,000 per quarter, if any at all, in obtaining excess working capital at the unregulated parent company level. It was also the view of the Board that was shared by Cochran, Caronia & Co. that the Company was foreclosed from borrowing from commercial lending sources for the purpose of a share buyback or dividend program of any nature whether partial or otherwise. The members of the Executive Committee had not considered providing working capital to the Company at that time and this possibility was not considered by the Board at this meeting.

         At the next meeting of the Board of Directors on October 31, 2001, at which representatives of Cochran, Caronia & Co. and Company outside counsel were present, Stephen A. Gilbert, President of the Company and a member of the Board of Directors, suggested that the Executive Committee could be the source of financing for a Company share buy-back program. William E. Lobeck, Jr., a member of the Executive Committee, responded that in his continuing evaluation of his investment in the Company, he and the other members of Executive Committee would consider being the source of financing for the Company if the Company was to undertake a self-tender offer of the common stock held by the public shareholders. Mr. Lobeck stated that the members of the Executive Committee would not consider selling their shares to a third-party.

         At the meeting, the Board of Directors determined that it was advisable to form an Independent Committee to evaluate a possible self-tender offer by the Company financed by the Executive Committee. The Board of Directors appointed an Independent Committee consisting of George P. Farley, Robert S. Fried and Malcolm Galatin, each of whom serves on the Board of Directors but none of whom is employed by or otherwise affiliated with the Company or the Executive Committee except in their capacities as directors.

         The Independent Committee was authorized by the Board of Directors to retain legal and financial advisors to assist it in its examination of potential transactions which might arise from the availability of financing from its Executive Committee and make recommendations, if any, to the Board. The meeting of the Board of Directors was then adjourned to November 14, 2001, the other directors left the meeting, and the Independent Committee met with representatives of Company outside counsel, who reviewed with the Independent Committee the fiduciary duties of the members of the Independent Committee under applicable law. Representatives of Company counsel then left the meeting and the members of the Independent Committee continued their meeting among themselves and concluded that Company outside counsel could independently represent the Independent Committee and the interests of the Company's shareholders (other than the Executive Committee and its affiliates). Representatives of Company outside counsel were invited back into the meeting of the Independent Committee and the Independent Committee retained Company counsel to act as its legal advisor in connection with its evaluations. The basis of the Independent Committee's decision to retain Company counsel was that Company counsel had represented the Company and the independent directors prior to the Executive Committee members purchase of 801,303 shares in March 1994; did not represent any member or affiliate of the Executive Committee other than through representation of the Company and that the Executive Committee would be advised by its own separate counsel.

         On November 5, 2001, the Independent Committee met with its counsel and reviewed the history of the Executive Committee's investment with the Company and the various strategic alternatives available to the Company. The Independent Committee reviewed the Company's prior and ongoing relationships with Cochran, Caronia & Co. at this meeting and came to no determination as to whom the Independent Committee would retain as its investment advisor. The Independent Committee also reviewed the prior engagement letter of July 2001 under which Cochran, Caronia & Co. had advised the Board of Directors of the Company and requested the Independent Committee's counsel to obtain a draft engagement letter from Cochran, Caronia & Co. pursuant to which the investment advisor would report directly to the Independent Committee.

         On November 9, 2001, the Independent Committee met with its counsel and Cochran, Caronia & Co. to review the proposed Cochran, Caronia & Co. engagement letter and after a discussion concerning Cochran, Caronia & Co.'s qualifications and commitments, the Independent Committee retained Cochran, Caronia & Co. as its investment advisor. The meeting continued with a report from the Independent Committee's counsel as to the Independent Committee's due diligence and ongoing deliberations and evaluations. Later in the meeting, the Independent Committee met with its counsel, and from time to time, representatives of Company management, to review the Company's excess loss accounts and net operating losses and the dates at which those tax characteristics would expire.

         Over the next several weeks, on behalf of the Independent Committee, Cochran, Caronia & Co. conducted a review of the financial condition, results of operations, prospects, business strategy and competitive position of the Company in the context of the industry in which it operated in order to evaluate potential strategic alternatives intended to enhance shareholder value.

         At the Independent Committee's request, Cochran, Caronia & Co. spoke with Archer McWhorter, Chairman of the Board, as to the price at which the Executive Committee would contemplate providing funding to the Company for a possible transaction, such as a self-tender offer, and Cochran, Caronia & Co. was provided a value of $7.50 per share.

         On November 14, 2001, George P. Farley, on behalf of the Independent Committee, met at the Company's offices with representatives of the Independent Committee's counsel and, from time to time, representatives of Company management and the Company's outside accountants to again review the Company's federal and state income tax situation. Later that day, the Independent Committee next met at the Company's offices with its counsel, Cochran, Caronia & Co., and from time to time, representatives of Company management, and again reviewed in detail the presentation made by Cochran, Caronia & Co. to the Board of Directors on September 7, 2001, as well as the updated projections management subsequently provided to Cochran, Caronia & Co. at the Independent Committee's request. Cochran, Caronia & Co. reported that in preliminary discussions with the Executive Committee as to the funding of a possible transaction, the Executive Committee proposed $7.50 per share for financing a Company self-tender offer. Cochran, Caronia & Co. also presented a tentative valuation of the Company based upon a premiums paid analysis; a trading multiple analysis; a transaction multiple valuation analysis and a discount cash-flow analysis. This tentative valuation presented at this and subsequent presentations to the Independent Committee utilized the procedures followed, bases and methods utilized in Cochran, Caronia & Co.'s opinion dated December 18, 2001 and took into account the Company's estimated losses arising from the September 11, 2001 terrorist assault on the World Trade Center. The total valuation range that Cochran, Caronia & Co calculated for the Company was $14.1 million - $33.7 million, or approximately $6.62 - $15.85 per share. After considering this indicated valuation range, Cochran, Caronia & Co. then selected a fair market valuation range for the Company of approximately $17.5-$22.5 million. See "Opinion of the Financial Advisor." The Independent Committee instructed Cochran Caronia & Co. to consider a range of minority discounts. At the conclusion of the Independent Committee meeting, a conference call was initiated and the full Board of Directors resumed its meeting of October 31, 2001. At that time, the Board approved certain reimbursement and indemnification matters concerning the Independent Committee and confirmed the engagement of Cochran, Caronia & Co. as financial advisor to the Independent Committee.

         On November 19, 2001, the Independent Committee met at the offices of its counsel to review the structure of a possible self-tender offer transaction. Concern was raised that in a single step self-tender offer, there existed the possibility that non-tendering shareholders would be stranded in a highly illiquid private company without the benefit of appraisal rights that would be available in a second-step-merger.

         On November 26, 2001, counsel to the Independent Committee requested Company management provide the Independent Committee with a model showing Company projections based upon a withdrawal of the Company's Motor Club of America Insurance Company subsidiary ("Motor Club") from the NJPPA market, the only market in which it participates.

         On November 30, 2001, the Independent Committee met with Cochran, Caronia & Co. and reviewed the preliminary report of its evaluation analysis. The Independent Committee compared the results of this evaluation with the evaluation analysis that Cochran, Caronia & Co. provided to the Board of Directors at the Board's September 7, 2001 meeting, and questioned Cochran, Caronia & Co. concerning its underlying assumptions in the evaluation analysis. Cochran, Caronia & Co. presented a revised tentative valuation of the Company utilizing the same procedures, bases and methods as before but with a range of minority discounts. Taking into account the minority discount of 10% - 20%, the total valuation range that Cochran, Caronia & Co calculated for the Company was $11.4 million - $30.7 million, or approximately $5.39 - $14.44 per share. The Independent Committee instructed Cochran, Caronia & Co. to consider the Company's valuation based upon Motor Club's withdrawal from the NJPPA market and to assume a 7% rate increase was approved for the NJPPA business.

         On December 4, 2001, counsel for the Independent Committee requested that Company management utilize certain underlying assumptions to support the Company's proposed projections based upon Motor Club's withdrawal from the NJPPA market.

         On December 7, 2001, the Independent Committee met with its counsel and Cochran, Caronia & Co. to review the withdrawal projections provided by Company management to Cochran Caronia & Co. and the Independent Committee. Cochran, Caronia & Co. presented a revised tentative valuation of the Company based upon the withdrawal projections provided by Company management. Prior to taking into account the minority discount, the total valuation range that Cochran, Caronia & Co calculated for the Company was $11.5 million - $30.7 million, or approximately $5.40 - $14.44 per share. Taking into account the minority discount of 10% - 20%, the total valuation range that Cochran, Caronia & Co calculated for the Company was $9.2 million - $27.6 million, or approximately $4.32 - $13.00 per share. After considering this indicated valuation range, Cochran, Caronia & Co. then selected a fair market valuation range for the Company of approximately $15 to $20 million (approximately $7.06 to $9.41 per share). On the same day, the Company received certain supplemental NJPPA relief from the NJDOBI. The Independent Committee members were individually told of this development during the course of the day. The Independent
Committee then requested that management update its withdrawal projections based upon a continuation of this supplemental relief. The Independent
Committee instructed Cochran, Caronia & Co. to revise its tentative valuation to take into account the supplemental NJPPA relief received that day and to shift the five year projection period from 2001 through 2005 to 2002 through 2006. The Company issued a press release regarding the receipt of the relief after the financial markets closed that same day.

         These revised projections reflecting the supplemental relief were reviewed by the Independent Committee at its December 12, 2001 meeting. On December 12, 2001 Cochran, Caronia & Co. presented to the Independent Committee a revised tentative valuation of the Company based upon the supplemental NJDOBI relief received on December 7, 2001 and the shifted projection period. Prior to taking into account the minority discount, the total valuation range that Cochran, Caronia & Co calculated for the Company was $11.5 million - $29.3 million, or approximately $5.40 - $13.77 per share. Taking into account the minority discount range of 10% - 20%, the total valuation range that Cochran, Caronia & Co calculated for the Company was $9.2 million - $26.3 million, or approximately $4.32 - $12.39 per share. After considering this indicated valuation range, Cochran , Caronia & Co. then selected a fair market valuation range for the Company of approximately $15 to $20 million (approximately $7.06 to $9.41 per share). See below for an explanation of relief from NJPPA "Take-All-Comers" obligations. At the meeting, Independent Committee members Messrs. Farley and Galatin called Archer McWhorter, Chairman of the Board, and advised him that the Executive Committee's offer of $7.50 per share to finance a Company self-tender offer was not adequate, although it might be within a possible range of fairness. Messrs. Farley and Galatin set forth alternative ranges of value to Mr. McWhorter that the Independent Committee suggested were more appropriate. Mr. McWhorter advised Messrs. Farley and Galatin that he would refer their comments to the other members of the Executive Committee and contact them later. On December 13, 2001, Mr. McWhorter advised the Independent Committee that the Executive Committee might be willing to increase its offer but that Mr. Lobeck would not be participating in any such revised offer because he did not believe a higher price would constitute a good investment for himself personally.

         On December 14, 2001, the Independent Committee met at the offices of its counsel, together with Cochran, Caronia & Co. and from time to time, representatives of Company management. The Independent Committee considered the negotiations with the Executive Committee to date and that the loss of one of the Executive Committee members in the financing arrangement could adversely affect whether a financing arrangement could be accomplished at all if negotiations continued. Later that day, Messrs. Farley and Galatin called Mr. McWhorter, and Mr. McWhorter confirmed that a price of $7.75 per share had been under discussion and was their best and final offer. Mr. McWhorter confirmed that Mr. Lobeck had dropped out of the commitment to finance a possible transaction because Mr. Lobeck did not feel the funding proposal and subsequent purchase was a good investment for himself personally at $7.75 per share. Mr. McWhorter confirmed that Mr. Lobeck, together with the rest of the Executive Committee and their affiliates, would continue holding his shares and would not tender shares into any contemplated Company self-tender offer. At that time, the Independent Committee representatives said they believed that they would be able to recommend the proposal to the full Board at the next meeting of the Board of Directors, subject to the Independent Committee's receipt of a satisfactory fairness opinion from Cochran, Caronia & Co., no material change in the business occurring between then and the next scheduled Board meeting and the transaction proceeding in accordance with a certain non-binding term sheet which had been prepared by the Independent Committee and provided to Mr. McWhorter.

         On December 18, 2001, the Independent Committee met at the offices of its counsel together with Cochran, Caronia & Co. to consider the prospective terms of the issuer self-tender offer, second-step merger and going private transaction as then structured. Cochran, Caronia & Co. presented its financial analysis to the Independent Committee regarding the fairness of the price of the proposed transaction from a financial point of view and the Independent Committee's counsel again reviewed with the Independent Committee its fiduciary duties. Cochran, Caronia & Co. then delivered to the Independent Committee its oral opinion, later confirmed in writing, to the effect that, based upon and subject to certain stated assumptions and limitations, as of December 18, 2001, the $7.75 per share price to be received by the shareholders of the Company (other than the Executive Committee and its affiliates) in the Offer and the Merger was fair from a financial point of view to the Company's shareholders. After further discussion and deliberation, the Independent Committee: (i) unanimously determined to recommend to the Board of Directors that each of the Offer, the Merger and the other transactions contemplated by the proposed agreement for self-tender offer, financing and second step merger (the

"Proposed Agreement") was fair to and in the best interests of the Company's shareholders (other than the Executive Committee and its affiliates) and (ii) unanimously determined to recommend that the Board of Directors approve the Offer and the Merger and the transactions contemplated by the Proposed Agreement. The Independent Committee did not make any recommendation as to whether any shareholder should tender any or all such shareholder's shares pursuant to the Offer. It was the view of the Independent Committee that each shareholder must make such shareholder's own decision whether to tender shares and if so, how many shares to tender.

         At a meeting of the Board of Directors held immediately thereafter, at which all of the Directors of the Company participated, based upon the unanimous recommendation of the Independent Committee, the Board of Directors, with Archer McWhorter, Archer McWhorter, Jr., William E. Lobeck, Jr. and Alvin E. Swanner abstaining, unanimously approved and adopted the terms of the proposed Offer and Merger and unanimously determined that the terms of the Offer and Merger are fair to and in the best interests of all of the Company's shareholders. The proposed transaction was approved by a majority of the directors of the Company who are not employees of the Company; of the five directors who voted on the proposal, Messrs. Gilbert and Haveron are members of Company management and the remaining three directors are the members of the Independent Committee.

         The Board of Directors did not make any recommendation as to whether any shareholder should tender any or all such shareholder's shares pursuant to the Offer. It was the view of the Board of Directors that each shareholder must make such shareholder's own decision whether to tender shares and if so, how many shares to tender.

         The terms of the proposed Offer and Merger were publicly announced on December 18, 2001, the Proposed Agreement was finalized and executed on January 14, 2002 (the "Agreement" or "Merger Agreement") and the Offer commenced January 15, 2002. The Agreement was amended on February 4, 2002 to further limit the circumstances under which it could be terminated. A copy of the amendment was mailed to Company shareholders as an Annex to that certain Supplement to the Offer on February 12, 2002. A copy of the Amended and Restated Agreement is set forth at Annex 6.

         The Independent Committee. On December 18, 2001, the Independent Committee unanimously determined that the terms of each of the Offer, the Merger and the other transactions contemplated by the Proposed Agreement are fair to, and in the best interest of, the shareholders of the Company, and unanimously determined to recommend that the Board of Directors (i) determine that the Offer, the Merger and the other transactions contemplated by the Proposed Agreement are fair to and in the best interests of the shareholders of the Company (other than the Executive Committee and its affiliates) and (ii) approve the Offer, the Merger and the transactions contemplated by the Proposed Agreement. At a meeting held on December 18, 2001, the Board of Directors unanimously determined to accept the Independent Committee's recommendation and determined that the terms of each of the Offer, the Merger and the other transactions contemplated by the Proposed Agreement are fair to and in the best interests of the shareholders of the Company (other than the Executive Committee and its affiliates) and unanimously approved the Offer, the Merger and the Proposed Agreement and the transactions contemplated thereby.

         In reaching the conclusions described above, the Independent Committee considered a number of factors, including but not limited to the following:

         (i) the opinion of Cochran, Caronia & Co. that, based upon and subject to the assumptions and limitations set forth therein, as of the date of the opinion, the $7.75 per share cash consideration to be received by the Company's shareholders (other than the Executive Committee and its affiliates) in the Offer and Merger was fair from a financial point of view to such shareholders see --"Opinion of the Financial Advisor";

         (ii) the presentations of Cochran, Caronia & Co. that involved various valuation analyses of the Company regarding the fairness of the consideration to be received in the Offer and the Merger from a financial point of view (see "--Opinion of the Financial Advisor");

         (iii) the historical market prices of the shares and recent trading activity of the shares, including that the $7.75 per share price represents a premium of more than 29% over the $6.00 closing sale price on the NASDAQ National Market System on October 30, 2001, the last full trading day prior to the appointment of the Independent Committee and a premium of more than 49% over the $5.20 closing sale price on December 17, 2001, the last full trading day prior to the approval of the Offer (see "--Opinion of the Financial Advisor");

         (iv) the historic limited liquidity of the market for the shares as evidenced by the shares actually trading on only 90 out of a possible 239 trading days for the period from January 1, 2001 to December 17, 2001 and that the Offer and Merger provide a liquidity opportunity not provided by the recent historic public market;

         (v) the book value per share as of December 31, 2001 was estimated to be approximately $14.15 per share (giving effect to projected operating earnings for fiscal 2001, the anticipated annual change in shareholders' equity for the

Company's minimum pension liability (an internal estimate which expects an increase in the minimum pension liability based on sharply lower interest rates) and adjustments to shareholders' equity for changes in the fair value of fixed maturity investments accounted for as available-for-sale securities) and that as of December 17, 2001, the shares had traded below per share book value since August 2, 1999 and had traded at below half of book value per share since mid-March 2001, other than the one day of June 19, 2001;

         (vi) the Company's business, financial condition, results of operations, prospects, current business strategy, competitive position in its industry, including market share, and position in each state and general economic and stock market conditions, including the fact that approximately 40% of the Company's operations are conducted by Motor Club in the NJPPA insurance market, and Motor Club is currently under administrative supervision by state regulatory authorities because under the New Jersey "take-all-comers" regulations, Motor Club had been required to write more business than its capital and surplus could support;

         (vii) that the combination of these numerous factors resulted in only de minimis institutional research being published by analysts, the absence of which was believed to have reduced the public awareness of the shares in the public trading market further limiting liquidity for the shares;

         (viii) the Executive Committee's ownership of (i) approximately 48% of the outstanding Company common stock; (ii) $9,253,785 of the Company's convertible debentures due 2009; and (iii) $11,500,000 of unsecured financing which matured on February 28, 2002, and the effects of such ownership on the alternatives available to the Company, especially in light of the assertion by the members of the Executive Committee that they would not consider selling their shares to a third party;

         (ix) that the terms of the Offer were determined through arm's-length negotiations between the Executive Committee and the Independent Committee and its financial and legal advisors, all of whom are unaffiliated with the Executive Committee, which led to a 3.3% increase in the original price offered by the Executive Committee, a requirement for implementing the second-step Merger and the condition that a minimum of 676,140 shares be tendered; and that as a result of such negotiations, the Independent Committee believed that a price higher than $7.75 per share could not likely be obtained;

         (x) the likelihood that the Offer and the Merger would be consummated, including that there are no unusual requirements or conditions to the Offer, and the fact that Archer McWhorter and Alvin E. Swanner have represented to the Company that they have the financial resources to consummate the Offer and the Merger expeditiously;

         (xi) that the consideration to be paid to holders of shares in the Offer and the Merger is all cash, eliminating any uncertainties in valuing the consideration to be received by the public holders;

         (xii) that the transaction has been structured to include a first-step cash tender offer for all of the outstanding shares, thereby enabling shareholders who tender their shares to promptly receive $7.75 per share in cash, and that any shareholders who do not tender their shares will receive the same cash price per share in the subsequent Merger;

         (xiii) that the Agreement contemplates that Archer McWhorter and Alvin
E. Swanner will finance the Offer on an interest free basis, with all such debt converting into shares of non-voting Series A preferred stock of the Company at the $7.75 Offer Price so as to maintain the level of shareholders equity in the Company, which the Independent Committee believed would be evaluated favorably by A.M. Best in rating the Company after completion of the Offer and pending completion of the Merger;

         (xiv) that the transaction has been structured in a manner designed to facilitate the Executive Committee in forming a parent company to seek to consummate the Merger without a shareholders meeting in accordance with applicable state law, thereby enabling shareholders who do not tender their shares to receive the merger consideration as quickly as possible;

         (xv) the possible conflicts of interest of certain directors and members of management of both the Company and the Executive Committee (see "Interests of Certain Persons in the Offer and the Merger");

         (xvi) that shareholders who do not tender their shares pursuant to the Offer will have the right in connection with the proposed second-step Merger to demand appraisal of the fair value of their shares under the applicable state law, whether or not a shareholder vote is required (see "Dissenters' Rights");

         (xvii) that regulatory restrictions by various states limited or precluded the ability of the Company's insurance subsidiaries, particularly Motor Club, to return capital to the Company in such a manner as to improve value to shareholders in the form of dividends or engage in other transactions that would improve the return to shareholders; accordingly, the Independent Committee did not believe there was a realistic near term prospect of the Company being able to pay dividends on its shares;

         (xviii) that a sale of the entire Company was not feasible in light of its NJPPA exposure and that in the alternative, the Motor Club subsidiary could not withdraw from the NJPPA market in a manner that would be timely, cost-effective or not materially damaging to the Company's other profitable New Jersey insurance operations and thus provide value to shareholders;

         (xix) that the terms of the Offer permitted the Independent Committee to recommend any subsequent alternative transaction that presented itself prior to the consummation of the Offer and terminate the Offer without making any payment or "break-up fee" to the members of the Executive Committee financing the Company's self-tender Offer; and

         (xx) that to engage in a more limited share repurchase program customary in the public trading markets when share price is below levels deemed appropriate by the Independent Committee was not a viable alternative and would only serve to exacerbate the other issues considered by the Independent Committee, not reduce them.

         The individual members of the Independent Committee may have given different weights to different factors and may have viewed some factors more positively or negatively than others.

         In addition, the Independent Committee's recommendation to the Board on December 18, 2001, that the Offer, the Merger and the other transactions contemplated by the Proposed Agreement were fair to and in the best interests of the Company's shareholders (other than the Executive Committee and its affiliates) was based in part on the Independent Committee's consideration and rejection of other alternatives. As previously discussed, the sale of Motor Club's regulated NJPPA business had been explored with a prospective purchaser in the second quarter of 2000 and while a significant loss of the NJPPA book value would have occurred and was considered, regulatory impediments to completing such a transaction caused it to be rejected as a viable alternative. No proposals had been received in the subsequent year despite the Company's continuing decrease in share price ultimately to approximately 37% of book value (i.e., $5.20 share price compared to estimated $14.15 book value). As discussed in connection with the Independent Committee's November and December 2001 meetings, the Independent Committee explored the alternative of obtaining access to Motor Club's NJPPA book value by withdrawing from the NJPPA market. That process was rejected as a viable alternative due to: (i) the period of time for the process to be accomplished, particularly with regard to when access to the book value associated with the NJPPA business could occur (in the form of dividends to the parent company); (ii) the regulatory impediments to executing such a strategy, including the possible adverse impact to the Company's profitable other New Jersey property and casualty business; and (iii) the costs of administration of the withdrawal process.

         As discussed in connection with the Independent Committee's meeting of November 19, 2001, the Independent Committee reviewed the possibility of partial share buyback programs and rejected this alternative as the Independent Committee believed such a program would only temporarily boost the stock price and it would have stranded continuing public shareholders in the Company with an even more illiquid shareholder structure. The Independent Committee assessed the possible alternative of the sale of the entire Company which it did not believe to be viable based upon the ownership structure of the Company's shares, convertible debentures and debt. The Independent Committee recognized this alternative would be preserved in the sense that the Company's potential future financial performance would have been publicly disclosed and the Independent Committee retained the ability to terminate the Offer in the event a superior third party proposal was received. Finally, the Independent Committee assessed the possible alternative of not proceeding with the Offer and, thereafter, the Merger, at all. This alternative was not foreclosed by the structure of the Offer, which was conditioned upon the tender of at least 676,140 shares by Company shareholders (other than the Executive Committee and its affiliates).

         Explanation of Relief from NJPPA "Take-All-Comers" Obligations. Most insurance regulations are designed to protect the interests of policyholders rather than shareholders and other investors. This system of regulation, generally is administered by a department of insurance in each state in which the Company's subsidiaries do business. In particular, the New Jersey private passenger automobile ("NJPPA") market has historically been subject to regulatory and legislative volatility which has, at times, adversely affected the profitability of this line of business, despite New Jersey having among the highest average premium rates in the United States. New Jersey insurance law presently requires insurers to write all eligible PPA coverage presented to them from drivers with eight points or less on their driving record. This is commonly referred to as "take-all-comers". The NJDOBI may grant an insurer relief, by written notification, from writing new NJPPA business pursuant to the take-all-comers provisions of New Jersey law if a showing finds, among other criteria, that the insurer's premium to surplus ("leverage") ratio exceeds 3 to
1. Motor Club's applicable leverage ratio for the twelve months ended September 30, 2001 was 4.23 to 1.

         On July 18, 2001, Motor Club was placed under administrative supervision and granted certain relief by the NJDOBI with regard to its NJPPA operations, which was designed to improve Motor Club's deteriorating financial condition. Motor Club's premium to surplus ratio no longer met industry standards, its share of urban enterprise zone ("UEZ") business (where it wrote double its required amount) was disproportionately high, and A.M. Best had recently downgraded Motor Club's rating. The relief included the immediate cessation of accepting new business in UEZ's, the non-renewal of a number of UEZ risks and relief from assigned risk business. On December 7, 2001, Motor Club received supplemental relief to that previously received on July 18, 2001 from the NJDOBI. NJDOBI ordered that effective immediately, Motor Club was relieved of its obligations under the NJPPA "take-all-comers" laws. The relief is in effect as of the date of this information statement and will continue indefinitely until modified or vacated by the NJDOBI based on Motor Club's financial condition.

         The Independent Committee noted that the relief from "take-all-comers" was projected to improve Motor Club's discounted cash flow in the next several years but this would not translate into dividendable capital to the Company. The Independent Committee believed that the NJDOBI would not permit any distributions from Motor Club while Motor Club was under administrative supervision and that even when that status was lifted, currently estimated to be in 2004, that the NJDOBI would proceed very cautiously in permitting distributions from Motor Club to the Company. The Independent Committee believed that Motor Club's administrative supervision would end when its premium to surplus ratio dropped sufficiently below 3 to 1 to safely resume writing new business. The Independent Committee noted however, that once this condition was removed, it was likely that Motor Club would be required to comply with the NJPPA "take-all-comers" regulations, which could limit Motor Club's ability to make cash distributions to the Company.

         Summary of Independent Committee Analysis of Factors Affecting Fairness of the Offer and the Merger. In summary, the Independent Committee's analysis of the various factors it considered focused on the disparity between the fair market valuation range for the Company of approximately $7.06 to $9.41 per share and the Company's share price decline since 1999 from a high of $14.875 per share to $5.20 per share one month prior to the initial public announcement with respect to the Offer. The Independent Committee believed this disparity was based upon the market's perceived identification of the Company with NJPPA business despite the acquisition of NEIC in September 1999 and Mountain Valley in March 2000 and the reluctance of investors to become exposed to that business by investing in the Company. The Independent Committee believed that there was a real basis for investors to avoid exposure to the NJPPA business and for the shares to trade at below book value. This reluctance in investing in the Company led to limited liquidity of the market for the shares as evidenced by the shares actually trading on only 90 out of a possible 239 trading days from January 1, 2001 to December 17, 2001. Further, the Independent Committee considered that the Company had no distinctive features that could permit it to enhance market value and several features that detracted from a greater market value. Despite 40% of its business being in NJPPA, Motor Club was rated only as approximately the 20th largest NJPPA insurer measured in number of drivers insured. Features that detracted from a greater market value included (i) the Company's financial statements had been significantly restated in April 2001 as a result of the accounting treatment of the 1992 insolvency of its Oklahoma property and casualty subsidiary and the final elimination of net operating losses and excess loss accounts would not take place until 2006; (ii) Motor Club had been put under NJDOBI administrative supervision which the Independent Committee believed was being generally viewed by investors as a basis for further discounting the Company market value; (iii) the Company's market share in property and casualty insurance business in the other states it did business in was not significant. and (iv) the Executive Committee's then 48% ownership of the Company's shares and source of $20.75 million of the Company's $21.5 million debt further limited the willingness of investors to invest in the Company's shares.

         As a result of the foregoing, investors seeking to sell their shares in the Company found only a limited market and such sales in even limited quantities led to significant reductions in the share price.

         The Independent Committee believed that the Executive Committee's initial willingness to fund a partial buyback of Company shares in an issuer self tender offer offered an opportunity to permit but not require Company shareholders to sell their shares at a better price than that being provided by the market. Further, by using the issuer self tender offer as a means of widely distributing the Company's projections; setting forth the Company's reduced participation in the NJPPA market and the terms of Motor Club's supplemental relief, the Independent Committee believed that Company shareholders could better assess the Company's current fair market value range, the Company's projected financial performance through 2006, and be able to compare these values with the value of $7.75 per share in cash obtainable by accepting the Offer.

         It was the view of the Independent Committee that the structure and terms of the Offer were such as to permit it to proceed only if holders of a substantial number of shares (676,140 or more, excluding the Executive Committee and its affiliates) thought it was in their best interest to do so, and if so, then the remaining non-tendering shareholders would have appraisal rights in the second-step Merger to determine and be paid fair value under applicable state law.

         Finally, if there were third parties which proposed a subsequent alternative transactions prior to the consummation of the Offer in a manner the Independent Committee determined would likely provide a superior value to the shareholders (other than the Executive Committee and its affiliates), the Independent Committee was free to delay or terminate the Offer.

         The Company Board. In reaching its determination that the terms of the Offer, the Merger and the financing, as set forth in the Agreement, are fair to and in the best interests of the shareholders (other than the Executive Committee and its affiliates), the Board of Directors adopted (i) the conclusions and recommendations of the Independent Committee, and (ii) the factors referred to above as having been taken into account by the Independent Committee.

         The members of the Board of Directors, including the members of the Independent Committee, evaluated the Offer and the Merger in light of their knowledge of the business, financial condition, results of operations, prospects, current business strategy and competitive position of the Company, and based upon the advice of financial and legal advisors.

         The Board of Directors, including the members of the Independent Committee, believes that the Offer and Merger are procedurally fair because, among other things: (i) the Independent Committee consisted of independent directors appointed to represent the interest of shareholders (other than the management members of the Board and the Executive Committee); (ii) the Independent Committee retained and was advised by Company outside legal counsel experienced in advising on similar transactions; (iii) the Independent Committee retained and was advised by Cochran, Caronia & Co., as its independent financial advisor, to assist it in evaluating a potential transaction with the Executive Committee; (iv) the nature of the deliberations pursuant to which the Independent Committee evaluated the Offer and the Merger and alternatives thereto; (v) that the $7.75 per share price resulted from active arm's-length bargaining between representatives of the Independent Committee, on the one hand, and representatives of the Executive Committee, on the other; (vi) that the Offer is conditioned upon a minimum number of shares being tendered; and
(vii) that the Independent Committee is a mechanism well established under New Jersey law in transactions of this type.

         The Board of Directors and the Independent Committee recognize that the Offer was not structured to require the approval of a majority of the shareholders of the Company. However, the terms of the Offer required that 676,140 shares, or more than 61% of the 1,101,510 issued and outstanding shares not held by the Executive Committee and its affiliates, be tendered, which the Independent Committee believed would indicate that holders of approximately 61% of the Company's shareholders (other than the Executive Committee and its affiliates) viewed the Offer to be in their best interests.

         The Independent Committee did not attempt to solicit competing acquisition proposals because the Independent Committee believed that the absence of any `break-up' fee or other `lock-up' provisions in the Agreement and that the Independent Committee was free to consider any transaction proposed by a third party after the announcement of the Offer on December 18, 2001 despite the execution of the Agreement.

         Since the Company's announcement of the proposed self-tender transaction on December 18, 2001, the Company has not received any inquiries regarding a possible competing bid or alternative transaction. Furthermore, the Independent Committee had been advised by Cochran, Caronia & Co. that, in its view, any of the companies that Cochran, Caronia & Co. considered as viable potential candidates to acquire the Company would have likely expressed its interest when the Company's market capitalization dropped below the Company's book value in August 1999. Finally, the Independent Committee considered that, given the Executive Committee's ownership of 48% of the outstanding shares of common stock and beneficial ownership of 59.5% (assuming conversion of $9,253,785 of Convertible Debentures at $15.49 per share), no acquisition could likely be approved by the Company's shareholders without the affirmative vote of at least a portion of the Executive Committee, the members of which have indicated to the Company their unwillingness to sell their shares to a third party. Further, if any other acquisition proposal were presented to the shareholders, the members of the Executive Committee could prevent the approval of any such proposal by exercising their right to convert all or a portion of their Convertible Debentures into shares and then vote their shares in opposition to the proposal.

         The Independent Committee and the Company Board also recognized that, while consummation of the Offer and the Merger will result in all shareholders (other than the Executive Committee and their affiliates) being entitled to receive $7.75 in cash for each of their shares, it will eliminate the opportunity for current shareholders (other than the Executive Committee and their affiliates) to participate in the benefit of increases, if any, in the value of the Company's business following the Merger. Nevertheless, the

Independent Committee and the Board of Directors concluded that this fact did not justify foregoing the receipt of the immediate cash premium represented by the $7.75 per share price.

         The Independent Committee considered the liquidation of the Company's NJPPA business for purposes of evaluating the Offer and Merger, but did not consider liquidation to be a viable course of action due to the extended period that withdrawal from the PPA insurance industry would require and the discounts to book value being sought by prospective third party purchasers of NJPPA business.

         In view of the wide variety of factors considered in connection with their respective evaluations of the Offer and the Merger, neither the Independent Committee nor the Board of Directors found it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors they considered in reaching their determinations.

         The foregoing discussion of the information and factors considered and given weight by the Independent Committee and the Board of Directors is not intended to be exhaustive but is believed to include all material factors considered by the Independent Committee and the Board of Directors.

         The Board of Directors, based upon the unanimous recommendation of the Independent Committee, (a) unanimously determined that the terms of each of the Offer, the Merger and the transactions contemplated by the Agreement are fair to and in the best interests of the Company's shareholders and (b) unanimously approved the Offer, the Merger, the Agreement and the transactions contemplated by the Agreement.

         Position of the Executive Committee Regarding Fairness of the Offer and the Merger. The purposes of providing financing to effect the Offer and the Merger at this time are to enable the Executive Committee and its affiliates to acquire the entire equity interest in the Company; and to provide the Company's shareholders (other than the Executive Committee and its affiliates) with an opportunity to liquidate their investment in the Company for cash at a significant premium to the market prices for Company common stock prior to the announcement of the Company's Offer.

         The financing members of the Executive Committee determined that it was an appropriate time to commit to fund the Offer and the Merger based on the Executive Committee's knowledge of the property and casualty insurance business, the Executive Committee's belief that the trading price of the Company's common stock undervalued the Company and the Executive Committee's desire to take advantage of the benefits of taking the Company private. The Executive Committee also believes that following the Offer and Merger, the Executive Committee will have the resources and flexibility to take advantage of growth opportunities and to focus on improving the Company's business without the constraints and distractions caused by the public market's evaluation of the Company and its business, results of operations and financial condition.

         The transaction was structured as an issuer tender offer and then second-step merger because the Executive Committee believes this structure to be an efficient means to obtain the entire equity interest in the Company and to provide the Company's other shareholders with cash for their shares.

         In evaluating the fairness of the Offer and the Merger to the Company's other shareholders, the Executive Committee and its affiliates considered a number of factors including but not limited to the following material factors with respect to substantive and procedural fairness:

         (i) that the $7.75 per share price represents a premium of more than 29% over the $6.00 closing sale price on the NASDAQ National Market System on October 30, 2001, the last full trading day prior to the appointment of the Independent Committee and a premium of 49% over the $5.20 closing sale price on December 17, 2001, the last full trading day prior to the announcement of the Offer;

         (ii) that an Independent Committee was formed, comprised entirely of directors who were not current officers or employees of the Company and would not have an economic interest in the Company following the Offer and the Merger, and the Independent Committee retained its own financial and legal advisors, which advisors have extensive experience with transactions similar to the Offer and the Merger and which assisted the Independent Committee in its negotiations with the Executive Committee;

         (iii) the procedures utilized by the Independent Committee to negotiate and approve the Offer, the Merger and the Agreement and the nature of the negotiations with respect to the Agreement, as understood by the Executive Committee;

         (iv) the terms and conditions of the Offer, the Merger and the Agreement, including the amount and form of the consideration, as well as the parties' mutual representations, warranties and covenants, and the conditions to their respective obligations, which allow the Independent Committee to negotiate with any person or entity that makes a proposal to acquire the Company and to terminate the Agreement if deemed to be in the best interests of the Company's shareholders (other than the Executive Committee and its affiliates);

         (v) that the Independent Committee unanimously recommended to the Board of Directors, with the members of the Executive Committee abstaining, that the Agreement be adopted, and both the Independent Committee and Board of Directors determined that the Offer and the Merger are fair to and in the best interests of the shareholders of the Company (other than the Executive Committee and its affiliates);

         (vi) that the Independent Committee received the opinion of Cochran, Caronia & Co. dated December 18, 2001, as to the fairness, from a financial point of view, of the $7.75 price per share to be paid to Company's shareholders of the Company (other than the Executive Committee and its affiliates); and

         (vii) that the Offer must be accepted by shareholders holding 676,140 shares or approximately 61% of the shares not held by the Executive Committee and its affiliates.

         In summary, the analysis of the Executive Committee and its affiliates of the various factors it considered focused on the disparity in the Executive Committee's view that the public trading price of the Company shares undervalued the inherent worth of the Company. The Chairman's letter in the Company's 2000 Annual Report and the Executive Committee Schedule 13D filings of April 7, 2000, August 30, 2000 and June 5, 2001 stated that the Company's shares were considered to be undervalued. Nonetheless, the Company's share price declined since 1999 from a high of $14.875 per Share to $5.20 per Share one month prior to the initial public announcement with respect to the proposed Offer. The Executive Committee believed that this decline in price was based upon the market's perceived identification of the Company with the NJPPA business despite the Chairman's letter in the Company's 2000 Annual Report that only 42% of the Company's business was conducted in the NJPPA market. The Executive Committee appreciated as did the Independent Committee that the sale of the Company's NJPPA business to a third party could only be accomplished with a significant loss of the NJPPA book value and meeting significant regulatory impediments and that the liquidation value of the Company whether in whole or in part by sale of the NJPPA business or by withdrawal were not viable alternatives. All the members of the Executive Committee recognized its initial funding offer of $7.50 per share to be less than half of the $15.22 book value per share of the Company as of September 30, 2001 and the final negotiated Offer price of $7.75 per share (as to which only Archer McWhorter and Alvin E. Swanner would finance) is approximately 56% of the Company's estimated $14.15 book value per share as of December 31, 2001. William E. Lobeck, Jr., the third member of the Executive Committee, declined to participate in funding at the final negotiated Offer price of $7.75 per share because he did not feel the funding proposal and subsequent purchase was a good investment for himself.

         After considering the foregoing, each of the members of the Executive Committee and their affiliates has indicated that he, she or it believes the terms of the Offer, the Merger and the transactions contemplated by the Agreement to be fair to the Company's shareholders (other than the Executive Committee and its affiliates) from a financial point of view on both a substantive and procedural basis. The substantive basis on which fairness is premised includes that (i) the $7.75 per share price represents a premium of more than 29% over the $6.00 closing sale price on the NASDAQ National Market System on October 30, 2001, the last full trading day prior to the appointment of the Independent Committee and a premium of 49% over the $5.20 closing sale price on December 17, 2001, the last full trading day prior to the announcement of the Offer and (ii) that the Independent Committee received the opinion of Cochran, Caronia & Co. dated December 18, 2001, as to the fairness, from a financial point of view, of the $7.75 price per Share to be paid to the Company's shareholders (other than the Executive Committee and its affiliates). In addition, despite the fact that the transaction as structured does not require the approval of shareholders, the Executive Committee and its affiliates determined the transaction to be procedurally fair based upon the following: (i) that an Independent Committee was formed, comprised entirely of directors who were not current officers or employees of the Company and would not have an economic interest in the Company following the Offer and the Merger, (ii) that the Independent Committee retained its own independent financial and legal advisors, and (iii) that the terms of the Offer were determined through negotiations between the Executive Committee and the Independent Committee and its financial and legal advisors which led to a 3.3% increase in the original price offered by the Executive Committee, a requirement for implementing the second-step Merger and that a minimum of 676,140 shares be tendered. The Executive Committee and its affiliates recognized that 676,140 shares, the minimum tender offer requirement, represented approximately 61% of the 1,101,510 issued and outstanding shares not held by the Executive Committee and its affiliates.

         In reaching its determination as to fairness, none of the members of the Executive Committee and their affiliates assigned specific weights to particular factors, but rather considered all factors as a whole.

         The Executive Committee and its affiliates have filed a combined Schedule TO-T/13e-3 with the Commission disclosing their participation in this transaction. See "Available Information."

         The Offer. On January 15, 2002, the Company commenced the Offer. The Company offered to purchase all of the outstanding shares at a price of $7.75 per share, in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase on Schedule TO-I/13e-3 filed with the Commission on January 15, 2002, as supplemented by the Supplement to the Offer to Purchase filed with Commission on February 12, 2002, and in the related Letter of Transmittal. See "Available Information.' The Offer was conditioned upon, among other things (i) there being validly tendered and not withdrawn prior to the expiration of the Offer 676,140 shares; and (ii) the financing by certain members of the Executive Committee of the Company's purchase of the shares in the Offer and the Merger. The members of the Executive Committee and their affiliates agreed not to tender the 1,022,870 shares beneficially owned by them in the aggregate. The Offer expired at 5:00 p.m. New York City time, on February 28, 2002, after the original expiration date of February 14, 2002, was extended. Following the expiration of the Offer, the Company accepted for payment 700,200 shares (approximately 64% of the issued and outstanding shares not held by the Executive Committee and its affiliates) validly tendered and not withdrawn pursuant to the Offer.

COMPANY'S REASONS FOR THE MERGER

         The purpose for the Merger is for the Company to cash-out all remaining shares not tendered by the public in the Offer and for the Executive Committee and its affiliates to own the Company as a non-pubic entity for the reasons set forth above.

OPINION OF FINANCIAL ADVISOR

         The Independent Committee of the Board of Directors of the Company engaged Cochran, Caronia & Co. to evaluate the fairness, from a financial point of view, to the shareholders of the Company of a possible self-tender offer financed by two members of the Executive Committee. On December 18, 2001, at a meeting of the Independent Committee of the Board of Directors of the Company held to evaluate the proposed transaction, Cochran, Caronia & Co. delivered to the Company's Independent Committee of the Board of Directors an oral opinion to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the $7.75 per share consideration to be paid to the shareholders of the Company in connection with the Offer and the subsequent second-step Merger was fair, from a financial point of view, to the shareholders.

         In arriving at its opinion, Cochran, Caronia & Co.:

o reviewed a draft of the agreement for self-tender offer, financing and second-step merger;

o examined audited annual and unaudited quarterly financial statements of the Company;

o examined internal business, operating and financial information and forecasts of the Company, prepared by the senior management of the Company;

o examined certain other publicly available information relating to the Company;

o analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations are similar to those of the Company;

o considered publicly available information and financial terms of certain comparable transactions in the property and casualty insurance industry;

o held discussions with senior officers, directors and other representatives and advisors of the Company concerning the business, operations and prospects of the Company; and

o considered other matters that it deemed relevant to its inquiry and has taken into account such accepted financial and investment banking procedures and considerations as it deemed relevant.

         In rendering its opinion, Cochran, Caronia & Co. assumed and relied, without independent verification, on the accuracy and completeness of all financial and other information and data that it reviewed or considered. With respect to financial projections and information and data, senior management of the Company advised Cochran, Caronia & Co. that such projections, information and data were prepared on reasonable bases reflecting the best currently available estimates and judgments of senior management of the Company as to the future financial performance of the Company.

         Cochran, Caronia & Co. was also advised that the actuarial reserve analyses relating to the Company prepared by the Company's independent actuaries were prepared on bases reflecting the best currently available estimates and judgments of the actuaries as to the Company's reserves. Cochran, Caronia & Co. is not an actuarial firm and its services did not include any actuarial determinations or evaluations by it or an attempt to evaluate actuarial assumptions, nor did Cochran, Caronia & Co. express any views as to matters relating to the Company's reserves, including, without limitation, the adequacy of the Company's reserves. Cochran, Caronia & Co. did not make and, except for the actuarial reserve analyses prepared by the Company's independent actuaries, was not provided with an independent evaluation or appraisal of the assets, liabilities (contingent or otherwise) or reserves of the Company, and did not make any physical inspection of the properties or assets of the Company. Cochran, Caronia & Co. assumed, with the Company's consent, that in the course of obtaining the necessary regulatory approvals for the Offer, no limitations, restrictions or conditions would be imposed that would have a material adverse effect on the ability of the parties to complete the Offer. Cochran, Caronia & Co. further assumed that the transaction contemplated by the Agreement would be completed along the lines of the terms described within the draft of the Agreement reviewed by Cochran, Caronia & Co., without the waiver of any material rights, terms or conditions thereof by the Company.

         Cochran, Caronia & Co. expressed no view as to, and its opinion does not address, the relative merits of the Offer as compared with any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Cochran, Caronia & Co.'s opinion was necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed to Cochran, Caronia & Co., as of the date of its opinion. Although Cochran, Caronia & Co. evaluated the fairness to the Company's shareholders of the consideration to be paid to the Company's shareholders in the Offer from a financial point of view, Cochran, Caronia & Co. was not asked to and did not recommend the specific form or amount of consideration to be paid in the Offer. The form and amount of such consideration was determined through arm's-length negotiations between the Independent Committee of the Board of Directors of the Company and the Executive Committee. No other instructions or limitations were imposed by the Company on Cochran, Caronia & Co. with respect to the investigations made or procedures followed by Cochran, Caronia & Co. in rendering its opinion.

THE FULL TEXT OF COCHRAN, CARONIA & CO.'S WRITTEN OPINION DATED DECEMBER 18, 2001, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS SET FORTH IN ANNEX 5. COCHRAN, CARONIA & CO.'S OPINION IS DIRECTED TO THE COMPANY'S INDEPENDENT COMMITTEE OF THE BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS TO THE COMPANY'S SHAREHOLDERS OF THE CONSIDERATION TO BE PAID TO THE COMPANY'S SHAREHOLDERS IN THE OFFER AND THE MERGER FROM A FINANCIAL POINT OF VIEW. COCHRAN, CARONIA & CO.'S OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE OFFER, MERGER OR ANY RELATED TRANSACTION.

         In preparing its opinion, Cochran, Caronia & Co. performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Cochran, Caronia & Co.'s opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, Cochran, Caronia & Co. believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

         In its analyses, Cochran, Caronia & Co. considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of the Company. No company, transaction or business used in those analyses as a comparison is identical to the Company or the proposed Offer, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

         The estimates contained in Cochran, Caronia & Co.'s analyses and the valuation ranges resulting from any particular analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Cochran, Caronia & Co.'s analyses and estimates are inherently subject to substantial uncertainty.

         Cochran, Caronia & Co.'s opinion and analyses were only one of many factors considered by the Company's Independent Committee of the Board of Directors in its evaluation of the transaction and should not be viewed as determinative of the views of the Company's Independent Committee of the Board of Directors with respect to the consideration payable to the Company's shareholders or the proposed Offer and second-step Merger.

         Overview of Analysis. Cochran, Caronia & Co. analyzed the value of the Company using four commonly utilized valuation methodologies of insurance companies. Following the completion of the various valuation analyses, Cochran, Caronia & Co. applied a minority discount of 10% - 20% to the total valuation range indicated by the valuation analysis. Cochran, Caronia & Co. believed this minority discount was appropriate based on an analysis of small capitalization property and casualty insurance companies. Cochran, Caronia & Co.'s analysis indicated that small capitalization property and casualty insurance companies with insider ownership of less than 30% were, on average, valued at 26.8% greater than small capitalization property and casualty insurance companies with insider ownership of greater than 30% based on current price to GAAP book value multiples. Insider ownership is defined as the percentage of a company's total shares outstanding held by management, directors or employees.

         Applying the minority discount to our total valuation range yielded an adjusted total valuation range. Cochran, Caronia & Co. then chose its selected valuation range based on the total valuation range adjusted for the 10% - 20% minority discount.

         The following is a summary of the material financial analyses performed by Cochran, Caronia & Co. in connection with rendering its opinion:

         Premiums Paid Analysis. Cochran, Caronia & Co. performed a premiums paid analysis based on comparable public property and casualty transactions announced since 1998. Cochran, Caronia & Co. chose to analyze the period after 1998 for its premiums paid analysis because it believes the premiums paid in the most recent comparable public property and casualty transactions provide the most relevant data. Cochran, Caronia & Co. analyzed the premiums paid by buyers for the target's stock one day prior to the announcement of the transaction and one month prior to the announcement of the second-step Merger transaction. The median premium paid by a buyer for a target's stock for the selected transactions one day prior to announcement of a transaction was 24.8% and one month prior to the announcement of a transaction was 25.7%. Cochran, Caronia & Co. compared these premiums paid with the proposed premium of 49.0% to the Company's stock price of $5.20 one day prior to the announcement of the transaction (December 17, 2001) and with the proposed premium of 49.0% to the Company's stock price of $5.20 one month prior to the announcement of the transaction (November 17, 2001).

         Trading Multiple Valuation Analysis. Using publicly available information, Cochran, Caronia & Co. analyzed the market values and trading multiples of certain selected publicly traded small capitalization property and casualty insurance companies, which are listed below. Although there were no public companies with precisely the same mix of businesses and financial conditions as the Company, Cochran, Caronia & Co. believes the following publicly traded small capitalization property and casualty insurance companies listed below were reasonably comparable. The following publicly traded companies were selected for this analysis because they are regionally focused insurance companies that write both personal lines and commercial lines insurance products:

         o        Acceptance Insurance Companies, Inc.
         o        American Country Holdings, Inc.
         o        Donegal Group, Inc.
         o        GAINSCO, INC.
         o        Merchants Group, Inc.
         o        National Security Group, Inc.
         o        Unico American Corporation

         All valuation multiples were based on stock prices available as of December 14, 2001.

         Estimated financial data for the selected companies were based on research analysts' estimates, and estimated financial data for the Company were based on internal estimates of the Company's management. Cochran, Caronia & Co. examined market values of the selected companies as a multiple of, among other things, calendar year 2001 and 2002 estimated earnings computed in accordance with generally accepted accounting principles, commonly known as GAAP, and GAAP book value as of September 30, 2001. The ranges of market values to calendar year 2001 and 2002 estimated earnings multiples calculated by Cochran, Caronia & Co. for companies comparable to the Company were 10.7x to 20.0x and 9.1x to 11.5x, respectively. The range of market values to GAAP book value multiples calculated by Cochran, Caronia & Co. for companies comparable to the Company was 0.34x to 0.81x.

         Cochran, Caronia & Co. then applied a range of selected multiples derived from the selected companies of calendar year 2001 and 2002 estimated GAAP earnings and latest GAAP book value as of September 30, 2001, adjusted for a $4.5 million accrued pension benefit liability, to corresponding financial data of the Company, in order to derive an implied equity reference range for the Company. Cochran, Caronia & Co. determined the range of multiples appropriate for the Company to be 9.0x - 11.0x 2001 estimated earnings, 7.0x - 9.0x 2002 estimated earnings and 0.60x - 0.80x GAAP book value. Cochran, Caronia & Co. primarily relied upon the valuation ranges produced as a result of the application of the selected 2002 estimated earnings valuation multiples to the Company's 2002 estimated earnings and the application of the selected GAAP book value valuation multiples to the Company's adjusted GAAP book value, as the application of our selected 2001 estimated earnings multiples to the Company's 2001 estimated earnings indicated an extremely low value due to the Company's poor estimated earnings results for 2001. Prior to the application of a minority discount, the result of this analysis yielded an equity value of $12.4 million - $22.2 million, or $5.84 to $10.45 per share, for the Company. After the application of a minority discount, the result of this analysis yielded an equity value of $9.9 million - $20.2 million, or $4.67 to $9.41 per share, for the Company.

         Transaction Multiple Valuation Analysis. Using publicly available information, Cochran, Caronia & Co. reviewed the financial terms and implied transaction value multiples paid or proposed to be paid in certain selected transactions in the property and casualty insurance industries. Although no transaction utilized in this analysis was identical to the Offer, Cochran, Caronia & Co. believes the selected transactions listed below were most reasonably comparable.


                      ACQUIRER                                           TARGET
          American National Insurance Company               Farm Family Holdings, Inc.
          Leucadia National Corporation                     Reliance Group Holdings, Inc.
          Ohio Farmers Insurance Company                    Old Guard Group, Inc.
          Fairfax Financial Holdings, Ltd.                  Sen-Tech International Holdings, Inc.
          Prudential Insurance Company of America           THI Holdings, Inc.
          Motor Club of America*                            Mountain Valley Indemnity Company
          White Mountains Insurance Group                   Consolidated Insurance Group
          Millers American Group, Inc.                      Phoenix Indemnity Insurance Co.
          United Fire & Casualty Group                      American Indemnity Financial Corp.
          Unitrin, Inc.                                     Valley Group, Inc.
          Motor Club of America*                            North East Insurance Company
          American Financial Group                          Worldwide Insurance Company
          Commerce Group, Inc.                              Automobile Club Insurance Company
          Kingsway Financial Services, Inc.                 Walshire Assurance Company
          Fund American Enterprises Holdings                Folksamerica Holding Company, Inc.
          Donegal Mutual Insurance Company                  Southern Heritage Insurance Company
          Queensway Financial Holdings, Ltd.                North Pointe Financial Services, Inc.

         *        Indicates transaction by the Company.

         Cochran, Caronia & Co. compared purchase prices in the selected transactions as a multiple of, among other things, trailing twelve-month GAAP earnings and GAAP book value for the most recent quarter prior to the announcement date of each acquisition. The range of multiples for the Company calculated by Cochran, Caronia & Co. from the review of the selected transactions was 8.9x to 31.8x trailing twelve-month GAAP earnings and 0.26x to 1.25x GAAP book value for the most recent quarter prior to the announcement date of each acquisition.

         Cochran, Caronia & Co. then applied a range of selected multiples derived from the selected transactions of trailing twelve-month GAAP earnings and GAAP book value to the Company's trailing twelve months GAAP earnings and GAAP book value as of September 30, 2001, adjusted for a $4.5 million accrued pension benefit liability, in order to derive an implied equity reference range for the Company. Cochran, Caronia & Co. determined the valuation range multiples appropriate for the Company to be 14.0x to 16.0x trailing twelve months GAAP earnings and 0.50 to 0.90x adjusted GAAP book value. Cochran, Caronia & Co. primarily relied upon the valuation range produced as a result of the application of the selected GAAP book value valuation multiples to the Company's adjusted GAAP book value, as the application of our selected trailing twelve months GAAP earnings multiples to the Company's trailing twelve months earnings indicated an extremely low value due to the Company's poor earnings stream. Prior to the application of the minority discount, the result of this analysis yielded a selected equity value range of $13.9 million - $25.0 million, or $6.53
- $11.76 per share, for the Company. After the application of a minority discount, the result of this analysis yielded an equity value of $11.1 million - $22.5 million, or $5.23 to $10.58 per share, for the Company.

         Discounted cash flow analysis. As part of its valuation analysis, Cochran, Caronia & Co. performed a discounted cash flow analysis of the Company's projected dividendable cash flows during calendar year 2002 through 2006 based on internal estimates of the Company's management. Cochran, Caronia & Co. derived an implied equity reference range for the Company by applying a terminal value multiples of 5.0x to 7.0x to the Company's 2006 estimated GAAP earnings and 0.70x to 0.90x to the Company's 2006 estimated GAAP book value and a range of selected discount rates up to 19%. Prior to the application of the minority discount, the result of this analysis yielded an equity value range of $10.5 million - $20.1 million, or $4.96 - $9.45 per share, for the Company. After the application of a minority discount, the result of this analysis yielded an equity value of $8.4 million - $18.1 million, or $3.97 to $8.50 per share, for the Company.

         Component valuation analysis. Cochran, Caronia & Co. performed a valuation of each of the components of the Company, including its book of business, surplus, the run-off of its loss and loss adjustment expense reserves and the equity in the unearned premium. This valuation methodology values the Company as if it were to be shut down. Although Cochran, Caronia & Co. considered this analysis in determining the value of the Company, it did not rely heavily on this methodology due to its inherent uncertainty and unlikelihood of its occurrence. Prior to the application of the minority discount, the result of this analysis yielded an equity value range of $14.5 million - $29.3 million, or $6.82 - $13.77 per share, for the Company. After the application of a minority discount, the result of this analysis yielded an equity value of $11.6 million - $26.3 million, or $5.46 to $12.39 per share, for the Company.

         Other factors. In rendering its opinion, Cochran, Caronia & Co. also reviewed and considered other factors, including:

         o historical and projected financial data for the Company, including the Company's financial performance and financial position;

         o historical trading prices and volumes for the Company's common stock; and

         o projected operating environment in the New Jersey automobile insurance industry.

         Valuation results. Prior to the application of the minority discount, the results of the valuation analysis yielded an equity value range of $10.5 million - $29.3 million, or $4.96 - $13.77 per share, for the Company. Taking into account the minority discount range of 10% - 20%, the total valuation range that Cochran, Caronia & Co calculated for the Company was $8.4 - $26.3 million, or approximately $3.97 - $12.39 per share. After considering this indicated valuation range, Cochran, Caronia & Co. then selected a fair market valuation range for the Company of approximately $15.0-$20.0 million (approximately $7.06 to $9.41 per share).

A COPY OF COCHRAN, CARONIA & CO.'S PRESENTATION TO THE INDEPENDENT COMMITTEE ON DECEMBER 18, 2001 IS INCLUDED AS ANNEX A - SECTION 2 TO THE OFFER, COPIES OF WHICH HAVE BEEN PREVIOUSLY MAILED TO COMPANY SHAREHOLDERS (SEE "AVAILABLE INFORMATION").

         Company Projections. The model developed by Cochran, Caronia & Co. incorporated certain estimates and projections of the Company's management as to the potential future financial performance of the Company, including the following estimates with respect to the 2001 through 2006 fiscal years (in thousands):


                                      FY             FY             FY             FY             FY            FY
                                     2001           2002           2003           2004           2005          2006
                                     (Est)          (Est)          (Est)          (Est)         (Est)         (Est)
                                 -------------- -------------- -------------- -------------- ------------- -------------
Net Premiums Earned                   $ 92,372       $105,584       $111,675       $118,408      $124,652      $129,435
Pre-Tax Income                            (108)         2,800          6,045          8,867        10,862        12,586
Net Income                                  72          1,848          3,990          5,852         7,169         8,307
End of Year Book Value                  30,064         31,912         35,902         41,754        48,923        57,230

         The Company's book value is forecast to decrease to approximately $14.15 per share at December 31, 2001 from $15.22 per share at September 30, 2001. The estimated change gives effect to projected operating earnings for fiscal 2001, the anticipated annual change in shareholders' equity for the Company's minimum pension liability (an internal estimate which expects an increase in the minimum pension liability based on sharply lower interest rates) and adjustments to shareholders' equity for changes in the fair value of fixed maturity investments accounted for as available-for-sale securities.

         The Company does not, as a matter of course, make public forecasts or projections as to future revenues, earnings or other income statement data, including the information set forth above, and such information was not prepared with a view to public disclosure. Such information was included in the Offer to Purchase and is included in this document for the limited purpose of providing the Company's shareholders access to financial projections prepared by the Company's management and made available to the Independent Committee and the entire Board of Directors in connection with their respective consideration of the Offer and Merger and considered by Cochran, Caronia & Co. in rendering its opinion.

         The projections contained herein were not prepared with a view toward public disclosure or compliance with published guidelines of the Securities and Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections, or generally accepted accounting principles, nor do they comply in certain respects with those guidelines. Ernst & Young LLP, the Company's independent public accountants, had no role or responsibility in preparing this information and had no association with these projections. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance concerning the information or the projections. There can be no assurance that any of these projections will be realized. The information set forth above is not a complete presentation of the projections. The Company included in these projections only the information for net premiums earned, pre-tax income, net income and end of year book value, because the Company believed those amounts were likely to be the most relevant to the Company's shareholders in evaluating whether to tender their shares in this Offer.

         The projections were based upon a variety of assumptions made by Company management at the time the projections were prepared, including the ability to achieve strategic goals, objectives and targets over the applicable period. These assumptions involved judgments about future economic, competitive, regulatory and financial market conditions, and about future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. The Company's projections anticipate that the Company's operations will remain consistent with the Company's stated business strategy and those operations currently in place. This includes but is not limited to, the estimated continuation of Motor Club's regulatory relief from the NJDOBI through 2004, the continued growth of the Company's commercial lines programs with stable loss ratios, no new acquisition of other insurance companies, and no unusual fluctuations in the Company's expenses (including the cost of reinsurance), investment portfolios or operating environment.

         Many important factors could cause results to differ materially from those expressed in this forward-looking information. These factors include, but are not limited to, economic and other market conditions in which the Company operates, cyclical and seasonal fluctuations in operating results, the cyclical nature of the property casualty insurance industry, the unpredictable and volatile nature of the New Jersey private passenger automobile insurance market which represents approximately 40% of the Company's business, the impact of competition, product demand and pricing, claims development and the process of estimating reserves, the level of the Company's retentions, catastrophe and storm losses, legislative and regulatory developments, the status of Motor Club's regulatory relief and its impact on the Company's future operations, changes in the ratings assigned to the Company by rating agencies, investment results, availability of reinsurance (particularly with regard to terrorism exposures), availability of dividends from the Company's insurance company subsidiaries, investing substantial amounts in the Company's information systems and technology, the ability of the Company's reinsurers to pay reinsurance recoverables owed to the Company, the Company's entry into new markets, the Company's acquisition of NEIC on September 24, 1999 and the Company's acquisition of Mountain Valley on March 1, 2000, and the Company's successful integration of these acquisitions, potential future tax liabilities related to an insolvent subsidiary and state regulatory and legislative actions which can affect the profitability of certain lines of business and impede the Company's ability to charge adequate rates, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission and matters affecting business generally. Accordingly, the Company cautions against undue reliance on the information contained in these projections. There can be no assurance that the projected results would be realized or that actual results would not be significantly higher or lower than those set forth above. The Company does not intend to update or revise these projections to reflect circumstances existing after the date they were prepared or to reflect the occurrence of future events, except and to the extent otherwise required by law.

         Subsequent Bring Down Letter. On February 28, 2002, Cochran, Caronia & Co. delivered to the Independent Committee its oral advice, later that day confirmed in writing, that there had been no material change in circumstance that would cause them to modify their prior fairness opinion dated December 18, 2001. A copy of the subsequent bring down letter is attached to this information statement as Annex 5.

         Miscellaneous. The Independent Committee of the Board of Directors of the Company engaged Cochran, Caronia & Co. as its financial advisor based upon the familiarity of Cochran, Caronia & Co. with the Company's operations arising from its advice in the Company's acquisitions of NEIC and Mountain Valley in 1999 and 2000, respectively, and the nationally recognized experience and expertise of Cochran, Caronia & Co. in the insurance industry. Cochran, Caronia & Co. is a full service investment bank focused exclusively on the insurance industry and regularly engages in the valuation of insurance company securities in connection with business combinations, investments and other transactions.

         Under the terms of its engagement dated July 31, 2001, the Company paid Cochran, Caronia & Co. $100,000 to present its evaluation of the Company's strategic alternatives. In addition, pursuant to the terms of the engagement letter dated November 7, 2001 negotiated with the Independent Committee, the Company agreed to pay Cochran, Caronia & Co. an additional $150,000 to deliver to the Independent Committee the fairness opinion of Cochran, Caronia & Co. The Company also has agreed to reimburse Cochran, Caronia & Co. for reasonable travel and other out-of-pocket expenses incurred by Cochran, Caronia & Co. in performing its services, including the fees and expenses of its legal counsel, and to indemnify Cochran, Caronia & Co. and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         On December 18, 2001, Archer McWhorter, William E. Lobeck, Jr. and Alvin E. Swanner together with certain of their affiliates agreed in principle with Preserver Group for the Offer to take place and on January 14, 2002 executed the Agreement, a copy of which is set forth as Annex B to the Offer previously filed by Preserver Group with the Commission on January 15, 2002. The Agreement was amended on February 4, 2002 to further limit the circumstances under which it could be terminated. A copy of the Amended and Restated Agreement is set forth at Annex 6.

         Under the Agreement, the Executive Committee and their affiliates holding 1,022,870 issued and outstanding shares did not tender in the Offer. It was contemplated that if 676,140 shares were tendered and the Offer consummated, the Executive Committee and their affiliates would accomplish a short-form merger, under the NJBCA, if they owned (through PGAC, the company created to be the merger entity) more than 90% of the voting shares of Preserver Group after completion of the Offer and if they owned (through PGAC) less than 90% of the voting shares of Preserver Group after completion of the Offer, they would vote their shares in favor of a long-form merger.

         Archer McWhorter, William E. Lobeck, Jr. and Alvin E. Swanner have served as directors of Preserver Group as members of its Executive Committee of the Board of Directors since 1986. In March 1994, they acquired 801,303 shares representing approximately 39% of Preserver Group's then issued and outstanding shares of common stock, which together with the shares previously held by them constituted approximately 44% of Preserver Group's then issued and outstanding shares.

         Robert S. Fried, a member of the Independent Committee who owned 1,000 shares tendered his shares in the Offer.

         The two management directors of Preserver Group, Stephen A. Gilbert and Patrick J. Haveron who held 28,000 and 9,350 issued and outstanding shares, respectively, together with four other executive officers of Preserver Group who owned 20,570 Shares, tendered their shares pursuant to the Offer.

         Convertible Debentures. In connection with Preserver Group's acquisition of NEIC, on September 23, 1999, Preserver Group issued $10 million of convertible subordinated debentures ("Convertible Debentures"), in one series, under a plan previously approved by its shareholders. The Convertible Debentures are due on September 23, 2009 and bear an interest rate of 8.44%, which was 2.5% over the London Interbank Offered Rate, fixed as of September 23, 1999, the date the series was issued.

         At each holder's option, the Convertible Debentures are convertible at any time, in whole in part, into 645,578 shares of the Company's common stock ($10 million divided by 130% of the average trading price of the Company's common stock over the twenty day period immediately prior to September 23, 1999 ("Conversion Price")). The applicable Conversion Price is $15.49. The Executive Committee purchased $9,253,785 of the $10 million in Convertible Debentures issued. Based on the shares outstanding as of December 18, 2001, if the Executive Committee had elected to convert those Convertible Debentures in full, their percentage ownership in Preserver Group's common stock would have substantially increased from the then current 48.1% to 59.5%. Based on the shares outstanding as of this information statement, if the Executive Committee elects to convert those Convertible Debentures in full, their percentage ownership in Preserver Group's common stock will substantially increase from the then current 72% to 85%.

         Interest paid on the Convertible Debentures was $844,000, $844,000 and $232,100 in 2001, 2000 and 1999, respectively. The fair value of the Convertible Debentures was estimated to be $11,669,864, $11,950,282 and $12,648,876 at
December 31, 2001, 2000 and 1999, respectively. Fair value for the Convertible Debentures are estimated using a model that considers both the debt and equity components of the value for the Convertible Debentures. As to the debt component, fair value was estimated by considering the Debentures estimated credit quality, similar instruments and its remaining average life. As to the equity component, fair value was estimated using the Black-Scholes option pricing model based on the following assumptions for 2001, 2000 and 1999; risk-free interest rate of 4.96%, 5.19% and 6.44%; volatility of 46.2%, 47.6% and 50.5%; and expected life of 7.75 years in 2001, 8.75 years in 2000 and 9.75 years in 1999. Preserver Group does not pay a dividend on its common stock.

         Unsecured Notes. In connection with the acquisition of Mountain Valley, the Executive Committee extended unsecured debt financing to Preserver Group ("Notes") in the amount of $11.5 million to finance the transaction and to provide additional working capital to Preserver Group. The Notes have been extended one year and now mature on February 28, 2003 and pay interest quarterly at a rate of 11.605%. At Preserver Group's election, if acceptable financing is not identified by the Company, the Notes can be extended for up to four years utilizing successive one-year renewals, in exchange for an increased interest rate on the Notes.

         Fees and Other Rights of the Independent Committee. Members of the Independent Committee were each paid by Preserver Group a fee of $15,000 in consideration of his service on the Independent Committee. In addition, Preserver Group has agreed to reimburse each member for all out-of-pocket expenses incurred in connection with his service on the Independent Committee. In the event that additional services of the members are required after the consummation of the Offer, Preserver Group has agreed to compensate each member of the Independent Committee at a rate of $300 per hour.

         Pursuant to Indemnification Agreements by and among each member of the Independent Committee and Preserver Group, each member of the Independent Committee is entitled to be indemnified by Preserver Group with respect to certain matters in connection with the Offer and Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following discussion, subject to the limitations set forth herein, describes the material federal income tax consequences of the Merger to holders of shares who hold their shares as capital assets and exchange their shares for cash pursuant to the Merger (including any cash amounts received by dissenting shareholders pursuant to the exercise of appraisal rights). The tax consequences to a specific shareholder may vary depending upon such shareholder's particular tax situation, and the discussion set forth below may not apply to certain categories of holders of shares subject to special treatment under the Internal Revenue Code of 1986, as amended (the "Code"), such as foreign shareholders, securities dealers, broker-dealers, insurance companies, financial institutions, tax-exempt entities and shareholders who acquired their shares pursuant to an exercise of an employee stock option or otherwise as compensation or who hold restricted stock. The discussion is based on the Code as in effect on the date of this information statement, as well as the rules and regulations thereunder, existing administrative interpretations and court decisions currently in effect, all of which are subject to change, retroactively or prospectively, and to possible differing interpretations and does not address state, local or foreign tax laws.

         The receipt of cash for shares in the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. In general, a shareholder will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash received in exchange for the shares surrendered in the Merger and such shareholder's adjusted tax basis in such shares. Assuming the shares constitute capital assets in the hands of the shareholder, such gain or loss will be capital gain or loss. If, at the time of the Merger, the shares surrendered in the Merger have been held for more than one year, such gain or loss will be a long-term capital gain or loss. Under current law, long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income.

         A shareholder (other than certain exempt shareholders including, among others, all corporations and certain foreign individuals and entities) that sells shares may be subject to a 30% backup withholding unless the shareholder provides its Taxpayer Identification Number, or unless an exemption applies. If backup withholding applies to a shareholder, the Paying Agent is required to withhold 30% from payments to such shareholder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder upon filing an income tax return.

THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE TO CERTAIN TYPES OF SHAREHOLDERS SUBJECT TO SPECIAL TREATMENT UNDER THE CODE, INCLUDING SHAREHOLDERS WHO ACQUIRED SHARES PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION, INDIVIDUALS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES AND FOREIGN CORPORATIONS, OR SHAREHOLDERS WHO HOLD RESTRICTED STOCK. THE
FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES
OF THE MERGER AND THE APPLICATION AND EFFECT OF THE ALTERNATIVE MINIMUM TAX,
AND STATE, LOCAL AND FOREIGN TAX LAWS.

THE MERGER AGREEMENT

         The following is a summary of the material terms of the Merger Agreement, as amended, a copy of which is set forth at Annex 6. Capitalized terms not otherwise defined in the following description of the Merger Agreement have the respective meanings ascribed to them in the Merger Agreement, as amended. This summary is not a complete description and is qualified in its entirety by reference to the Merger Agreement, as amended.

         The Offer. Pursuant to the Agreement, the Company was obligated to commence the Offer as soon as practicable after the date of the Agreement at the offer price of $7.75 per share. The Offer was to expire on February 14, 2002, twenty (20) business days after its commencement unless extended by the Company. The Offer was extended to February 28, 2002 by the terms of the Supplement to the Offer dated February 11, 2002. Following the expiration of the Offer, the Company accepted for payment 700,200 shares (approximately 64% of the issued and outstanding shares not held by the Executive Committee and its affiliates) validly tendered and not withdrawn pursuant to the Offer.

         Financing. Two of the three members of the Executive Committee, Archer McWhorter and Alvin E. Swanner, agreed to advance to the Company in one or more loans in the aggregate principal amount of the product of 1,101,510 shares and the offer price ($7.75), pursuant to the terms of a certain Loan Agreement, which is attached as an exhibit to the Merger Agreement. The loan is interest-free and evidenced by a promissory note that will automatically convert into shares of non-voting Series A preferred stock (otherwise equivalent to the Company's common stock) of the Company (the "Financing Preferred Stock") at the conversion price of $7.75 per share sixty
(60) days after the consummation of the Offer, subject to the Company's right to earlier convert the loan into the non-voting Series A preferred stock. Under the Loan Agreement, the proceeds of the loan may be used only to finance the purchase of shares pursuant to the Offer and to cash-out minority shareholders in the second-step Merger, including holders of Dissenting shares. Loan proceeds may not be used to pay the fees of the financial advisors or the legal fees of counsel to the Independent Committee. On February 28, 2002, the Company drew down on the Loan in the amount of $5,426,550 to pay for the 700,200 shares tendered in the Offer. This amount was converted into 700,200 shares of Financing Preferred Stock on March 18, 2002. The amount payable by the Company to acquire, pursuant to the Merger, the remaining 401,310 shares outstanding as of March 27, 2002, totals $3,110,153.

The Company will obtain such funds from under the Loan Agreement. The Merger is not contingent upon obtaining financing. The form of the Financing Agreement, together with the form of Note, are exhibits to the Merger Agreement.

         The Second-Step Merger. The Merger Agreement provides that, as soon as is practicable after the date of the Merger Agreement, the Executive Committee will form a New Jersey corporation to serve as the Merger Company. PGAC was formed to act as Merger Company and prior to the effective date, under the terms of the Merger Agreement, the members of the Executive Committee and their affiliates will contribute to PGAC all of the shares of common stock and the Financing Preferred Stock owned by them and PGAC will have issued to them the same number of shares of common stock and non-voting preferred stock of Merger Company. The Merger Agreement provides that as soon as practicable after consummation of the Offer and in accordance with the provisions of the Merger Agreement, the Certificate and Plan of Merger, the NJBCA and applicable federal and state securities laws, the Merger Company will be merged with and into the Company, the Company shall continue its corporate existence under the NJBCA as the surviving corporation in the Merger (the "Surviving Corporation") and the separate corporate existence of the Merger Company shall cease. The name of the Surviving Corporation shall continue to be "Preserver Group, Inc." All rights, privileges, powers and franchises (of a public as well as of a private nature), of the Company and the Merger Company shall vest in the Company as the Surviving Corporation, and all debts, liabilities and duties of the Company and the Merger Company shall become the debts, liabilities and duties of the Surviving Corporation. The parties to the Merger also agreed to take all actions as may be required by the NJBCA and any applicable federal and state securities laws to perform the Merger in compliance therewith, including, but not limited to, making all requisite mailings and notifications to the minority shareholders of the Company.

         Conversion Of Securities In The Merger. After the completion of the Offer and at the Effective Time of the Merger, by virtue of the Merger and without any action on part of the holders thereof:

         (a) Each outstanding share of common stock of the Company held by the Company as a treasury share (which includes all shares tendered in the Offer) and each outstanding share of common stock and Series A preferred stock of the Company owned by Merger Company shall be cancelled and retired and no payment shall be made with respect thereto.

         (b) Each other outstanding share of common stock of the Company, which would constitute all of the shares held by non-tendering shareholders, other than shares held by holders who have exercised their appraisal rights under New Jersey law, shall be converted into the right to receive an amount of cash (without interest) equal to the $7.75 offer price paid per share in the Offer.

         (c) Each share of common stock and preferred stock of Merger Company issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one fully paid and nonassessable share of Common Stock of the Company as the Surviving Corporation.

         Employee Options. The Company has issued to its employees the following options under the Company's employee stock option plans: options to purchase 60,000 shares at an exercise price of $12.75 per share; options to purchase 28,500 shares at an exercise price of $11.75 per share; options to purchase 31,000 shares of common stock at $12.875 per share; options to purchase 36,000 shares at $8.125 per share; and options to purchase 38,500 shares at $7.21 per share (which 38,500 options do not vest until June 2002). As to each such option (collectively, the "Options") granted under the Company's employee stock option plans, whether or not then exercisable, which is outstanding prior to the Offer and which has not been exercised prior to the acquisition of shares pursuant to the Offer, the holder thereof shall continue to hold the Option to purchase after the Effective Time of the Merger, the same number of shares of the Surviving Corporation as the Option entitled such holder to purchase of the Company and on all of the same terms and conditions as the Options.

         Convertible Debentures. The Company has outstanding $10,000,000 in principal of debentures convertible into 645,578 shares at $15.49 per share (the "Convertible Debentures"), of which $9,253,785 of Convertible Debentures is owned by members of the Executive Committee and their affiliates. The Second-Step Merger will have no effect on the Convertible Debentures.

         Going Private. The Merger Agreement provides that if a sufficient number of shareholders tender their shares such that, following the Offer, the Company has fewer than 300 holders of record of its shares, the Company, immediately upon completion of the Offer, will take all required action to deregister its shares under the Exchange Act and delist its shares from the NASDAQ National Market System. If, following the Offer, the Company has greater than 300 holders of record, the Merger Agreement requires that the Company take all required action to deregister its shares under the Exchange Act and delist its shares from NASDAQ following the second-step Merger. As a result of the Offer, the Company has fewer than 300 holders of record and on

March 18, 2002, the Company filed a Form 15 deregistering its common stock under the Exchange Act and delisted its shares from the NASDAQ Stock Market.

         Representations and Warranties. The Merger Agreement contains various customary representations and warranties of the parties thereto including representations by the Company as to its organization and capital structure. The Merger Agreement also contains a representation from the Financing Related Parties as to their ability to finance the Offer and the Merger. The Merger Agreement also requires each of the parties to use its best efforts to take all actions necessary, proper or advisable to consummate and make effective, in an expeditious manner, the Offer and the Merger.

         Conditions to the Merger. The Merger is subject to the consummation of the Offer and approval of the Company's shareholders. The Offer was consummated February 28, 2002 with the Company purchasing 700,200 shares. The Company has obtained shareholder approval by written consent, subject to notification requirements to non-consenting shareholders under the Exchange Act and New Jersey law. This information statement addresses such requirements. Accordingly, it is expected that the Merger will be consummated on April 18, 2002, or as promptly as practicable thereafter.

         Termination. The Merger Agreement contains provisions allowing its termination by the Company, the Executive Committee and/or the Financing Related Parties under certain circumstances prior to the commencement or consummation of the Offer. Since the Offer has been consummated, these termination provisions no longer apply. Prior to the consummation of the Offer, one or more respective parties would have been entitled to terminate the Merger Agreement if, among other things: (i) the Financing Related Parties breached their representations or obligations relating to the financing; (ii) fewer than 676,410 shares were tendered in the Offer; (iii) any governmental entity had issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the payment for the shares pursuant to the Offer; (iv) there was a material adverse change in the business, condition, or operations of the Company; or (v) the Company received a proposal which the Independent Committee determined, in the exercise of its fiduciary duties, to be more favorable to the shareholders (other than the Executive Committee and its affiliates) than the Offer and the Merger.

         Expenses. The Company is responsible for payment of all fees and expenses of the Offering and the Merger. The Company anticipates that fees and expenses for the Offer and Merger, including but not limited to, filing, legal, accounting, investment advisory fees, solicitation expenses and printing costs, will be approximately $500,000. These fees and expenses will be paid out of existing Company working capital.

                             SELECTED FINANCIAL DATA

         Set forth below is certain selected consolidated financial data with respect to the Company, excerpted or derived from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as well as the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, each as filed with the Commission pursuant to the Exchange Act. More comprehensive financial information is included in such reports and other documents filed by the Company with the Commission. Such reports and other documents are available for inspection, and copies thereof are obtainable in the manner set forth below under "Available Information" below.


                               Nine months ended
                                  September 30,                                          Years ended December
                            ----------------------            ---------------------------------------------------------------
                              2001            2000            2000(1)     1999(2)(3)    1998(3)      1997(3)       1996(3)
                              ----            ----            -------     ----------    -------      -------       -------
                                                        (in thousands, except as to per share data)
Operating Results:
Revenues from operations     $   70,669      $   62,115    $      83,631   $   55,951   $   53,347   $   51,102   $   46,525
Realized gains on sale
  of investments             $      231      $        8               83           36           28           --           50
Realized gain on sale
  of subsidiary                                                      --           --           --           --          702
Net investment income        $    4,956      $    4,674            6,413        5,081        4,305        3,595        3,087
                             ----------      ----------    -------------   ----------   ----------   ----------   ----------
Total revenues               $   75,856      $   66,797    $      90,127   $   61,068   $   57,680   $   54,697   $   50,319
                             ==========      ==========    =============   ==========   ==========   ==========   ==========

Income before federal
  income taxes               $     (464)     $    2,353    $       3,000   $      102   $    5,719   $    4,630   $    3,297
                             ----------      ----------    -------------   ----------   ----------   ----------   ----------
Net income                   $     (306)     $    1,538    $       1,960   $       91   $    3,778   $    3,357   $    5,330
                             ==========      ==========    =============   ==========   ==========   ==========   ==========

Financial Condition:
Total assets                 $  232,484      $  201,930    $     208,889   $  156,588   $  130,999   $  102,761   $   97,128


Convertible subordinated
  debentures                 $   10,000      $   10,000    $      10,000   $   10,000           --           --           --
Note payable                 $   11,500      $   11,500    $      11,500           --   $    3,000           --           --
Shareholders' equity         $   32,337      $   29,992    $      29,992   $   26,909   $   28,814   $   24,415   $   20,381

Per Common share:
Net income - Basic           $    (0.14)     $     0.73    $         .92   $      .04   $     1.79   $     1.62   $     2.61
Net income - Diluted         $    (0.14)     $     0.71    $         .91   $      .04   $     1.78   $     1.60   $     2.56
Book Value                   $    15.22      $    13.80    $       14.12   $    12.67   $    13.56   $    11.66   $     9.95

Weighted average number of
  shares outstanding:
    Basic                     2,124,387       2,124,387        2,124,387    2,117,912    2,108,722    2,074,473    2,045,590
    Diluted                   2,124,387       2,769,965        2,770,075    2,121,697    2,121,366    2,102,395    2,081,080

Significant Insurance
Indicators:
Net premiums written         $   83,255      $   62,784     $     89,204   $   54,508   $   64,303   $   51,680   $   47,337

Loss and loss expense ratio        72.1%           66.4%            66.7%        72.8%        68.6%        65.1%        64.5%
Expense ratio                      33.8%           35.3%            35.3%        36.4%        29.1%        33.3%        37.9%
                              ---------       ---------     -------------   ----------   ----------   ----------   ----------
Combined ratio                    105.9%          101.7%           102.0%       109.2%        97.7%        98.4%       102.4%
                              =========       =========     =============   ==========   ==========   ==========   ==========

(1) Includes Mountain Valley's balance sheet as of December 31, 2000 and results of operations for the ten months ended December 31, 2000.

(2) Includes North East's balance sheet as of December 31, 1999 and results of operations for the three months ended December 31, 1999.

(3) The financial data as of and for the years ended December 31, 1996, 1997, 1998 and 1999 have been restated as described in Note V in the Notes to the Consolidated Financial Statements of the Annual Report on Form 10-K (as amended) for the year ended December 31, 2000.

(4) The financial data as of and for the nine months ended September 30, 2000 has been restated as described in Note 7 of the Quarterly Report on Form 10Q for the nine months ended September 30, 2001.

        SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

Set forth below is certain unaudited pro forma consolidated financial information for the nine months ended September 30, 2001 and the year ended December 31, 2000 adjusted for certain costs and expenses to be incurred as a result of the purchase of shares in the Offer and Merger. This summary unaudited pro forma consolidated financial information should be read in conjunction with the historical financial information contained in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2001 and Annual Report on Form 10-K, as amended, for year ended December 31, 2000, incorporated by reference into this information statement. See "Incorporation by Reference."


                               UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF
                              PRESERVER GROUP, INC.

         The following unaudited pro forma condensed consolidated financial statements present the historical consolidated balance sheet and statements of income of the Company after giving effect to the Offer and the Merger. These statements are prepared using accounting principles generally accepted in the United States and are based on the assumptions set forth in the notes thereto. The unaudited pro forma condensed consolidated balance sheet at September 30, 2001 gives effect to the Offer and the Merger as if it had occurred at September 30, 2001. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2000 and the nine months ended September 30, 2001 gives effect to the Offer and the Merger as if they had occurred on January 1, 2000.

         The following unaudited pro forma condensed consolidated financial information has been prepared from, and should be read in conjunction with, the audited and unaudited historical consolidated financial statements and related notes thereto of the Company, which are incorporated by reference herein.

         The unaudited pro forma condensed consolidated financial information is for illustrative purposes only. You should not rely on the pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved or the future results that the Company will experience after the Offer and the Merger.

                              PRESERVER GROUP, INC.
                               UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001

                           --------------------------


                                                                      PRO FORMA
                                                   HISTORICAL        ADJUSTMENTS                  PRO FORMA
                                                   ----------        -----------                  ---------
ASSETS

Investments........................              $ 99,511,267                                    $ 99,511,267
Cash and cash equivalents..........                14,432,819                                      14,432,819
Premiums receivable................                50,718,217                                      50,718,217
Reinsurance balances receivable....                36,953,088                                      36,953,088
Notes and accounts receivable......                   281,840                                         281,840
Deferred policy acquisition costs..                19,755,266                                      19,755,266
Prepaid reinsurance premiums.......                 3,283,743                                       3,283,743
Deferred tax asset.................                   626,157                                         626,157
Fixed assets, net..................                 3,227,990                                       3,227,990
Federal income tax receivable......                    12,413                                          12,413
Goodwill...........................                 1,445,630                                       1,445,630
Other assets.......................                 2,235,517                                       2,235,517
                                                 ------------       ------------                 ------------
   Total Assets....................              $232,483,947       $         --                 $232,483,947
                                                 ============       ============                 ============


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Losses and loss expenses...........              $100,394,525                                    $100,394,525
Unearned premiums..................                65,047,963                                      65,047,963
Other liabilities..................                13,204,119       $    500,000 (D)               13,704,119
Notes payable......................                11,500,000                 -- (B)               11,500,000
Convertible subordinated debenture.                10,000,000                                      10,000,000
                                                 ------------       ------------                 ------------
   Total liabilities...............               200,146,607            500,000                  200,646,607
                                                 ============       ============                 ============
Shareholders' Equity:
Common stock.......................                 1,062,194           (550,755)(A)                  511,439
Preferred stock....................                  --                8,536,703 (B)                8,536,703
Paid in additional capital.........                 2,066,089         (1,071,286)(A)                  994,803
Accumulated other comprehensive
   Loss............................                  (122,988)                                       (122,988)
Retained earnings                                  29,332,045         (7,414,662)(D)               21,917,383
                                                -------------        -----------                 ------------
     Total Shareholders' Equity....                32,337,340           (500,000)                  31,837,340
                                                -------------        -----------                 ------------
     Total Liabilities and
     Shareholders' Equity..........             $ 232,483,947        $        --                 $232,483,947
                                                =============        ===========                 ============


    The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                              PRESERVER GROUP, INC.
                               UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                           --------------------------



                                                                      PRO FORMA
                                                  HISTORICAL         ADJUSTMENTS             PRO FORMA
                                                  ----------         -----------             ---------
REVENUES

Insurance premiums.................              $ 70,575,516                              $ 70,575,516
Net investment income..............                 4,956,096                                 4,956,096
Realized gains on sales of
  investments (net) ...............                   230,740                                   230,740
Other revenues.....................                    93,966                                    93,966
                                                 -------------                             ------------
   Total revenues..................                75,856,318                                75,856,318
                                                 ------------                              ------------

LOSSES AND EXPENSES

Losses and loss expenses incurred..                50,875,530                                50,875,530
Amortization of deferred policy
   acquisition costs...............                20,722,305                                20,722,305
Other operating expenses...........                 3,111,285                                 3,111,285
Interest expense...................                 1,547,681                                 1,547,681
Amortization of goodwill                               63,522                                    63,522
                                                 ------------                              ------------
   Total losses and expenses.......                76,320,323                                76,320,323
                                                 ------------                              ------------

Loss before Federal income taxes...                  (464,005)                --               (464,005)
Benefit for Federal income taxes...                   157,758                 -- (C)            157,758
                                                 ------------       ------------           ------------
NET LOSS                                            ($306,247)                --              ($306,247)
                                                 ============       ============           ============
NET LOSS PER COMMON SHARE:
     Basic.........................                    ($0.14)                                   ($0.30)(E)
                                                       ======                                    ======
     Diluted.......................                    ($0.14)                                   ($0.30)(E)
                                                       ======                                    ======
WEIGHTED AVERAGE COMMON AND
     POTENTIAL COMMON SHARES
     OUTSTANDING:
     Basic.........................                 2,124,380         (1,101,510)(A)          1,022,870
                                                 ============       ============           ============
     Diluted.......................                 2,124,380         (1,101,510)(A)          1,022,870
                                                 ============       ============           ============






    The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                              PRESERVER GROUP, INC.
                               UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                           --------------------------



                                                                      PRO FORMA
                                                  HISTORICAL         ADJUSTMENTS             PRO FORMA
                                                  ----------         -----------             ---------
REVENUES

Insurance premiums.................              $ 83,467,481                              $ 83,467,481
Net investment income..............                 6,412,884                                 6,412,884
Realized gains on sales of
   investments (net)...............                    82,949                                    82,949
Other revenues.....................                   163,833                                   163,833
                                                 ------------                              ------------
Total revenues.....................                90,127,147                                90,127,147
                                                 ------------                              ------------

LOSSES AND EXPENSES
Losses and loss expenses incurred                  55,708,052                                55,708,052
Amortization of deferred policy
   acquisition costs...............                25,135,714                                25,135,714
Other operating expenses...........                 3,977,827                                 3,977,827
Mountain Valley merger-related expenses
                                                      354,097                                   354,097
Amortization of goodwill...........                    84,695                                    84,695
Interest expense...................                 1,867,085                                 1,867,085
                                                 ------------                              ------------
   Total losses and expenses.......                87,127,470                                87,127,470
                                                 ------------                              ------------
Income before Federal income
   Taxes...........................                 2,999,677                 --              2,999,677
Provision for Federal income taxes.                (1,039,758)                --  (C)        (1,039,758)
                                                 ------------       ------------           ------------
Net income.........................              $  1,959,919                 --           $  1,959,919
                                                 ============       ============           ============
NET INCOME PER COMMON SHARE:
     Basic.........................                     $0.92                                     $1.92(E)
                                                        =====                                     =====
     Diluted.......................                     $0.91                                     $1.51(E)
                                                        =====                                     =====
WEIGHTED AVERAGE COMMON AND
     POTENTIAL COMMON SHARES
     OUTSTANDING:
     Basic.........................                 2,124,380         (1,101,510)(A)          1,022,870
                                                 ============       ------------           ============
     Diluted.......................                 2,770,068         (1,101,510)(A)          1,668,558
                                                 ============       ============           ============




    The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                              PRESERVER GROUP, INC.
                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - BASIS OF PRESENTATION: The unaudited pro forma condensed consolidated balance sheet and pro forma condensed consolidated statements of income assume the purchase of 1,101,510 outstanding common shares, par value $0.50, of the Company, at a price per share of $7.75 in cash. The total purchase price for the shares is therefore assumed to be $8,536,703. Under the par value method of accounting for treasury stock, the excess of cost over par value is charged proportionally to Paid in Additional Capital and then to Retained Earnings. The proportional computation is based upon the number of shares assumed to be purchased in the Offer and the Merger transaction of 1,101,510 divided by the total shares outstanding at the time of the Offer and the Merger of 2,124,380. Paid in Additional Capital is reduced proportionally by this ratio and the balance is then applied to Retained Earnings.

NOTE B - FINANCING AND RELATED PARTY TRANSACTIONS: Two members of the Company's Board of Directors, Archer McWhorter and Alvin E. Swanner (together with one or more affiliates under their control) (the "Financing Related Parties") have agreed to provide the Company the financing for the Company's Offer and the Merger. Pursuant to the terms of an agreement among the Financing Related Parties, William E. Lobeck, Jr., a director of the Company (together with one or more affiliates under his control), the Kathryn L. Taylor Revocable Trust and the Company, the Financing Related Parties shall from time to time advance to the Company $8,536,703 pursuant to a loan agreement ("Loans"). The Loans shall be interest-free and will be automatically convertible 60 days after the consummation of the Offer into shares of non-voting preferred stock otherwise equivalent to the common stock of the Company ("Preferred Stock"), at the offer price of $7.75 per share. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2001 assumes the Loans have been converted into Preferred Stock.

The members of the Executive Committee and their affiliates collectively constitute the "13D Group" and on September 30, 2001 owned 1,022,870 shares of common stock. The 13D Group also owns $9,253,785 of the Company's Convertible Subordinated Debentures ("Convertible Debentures") that are convertible into an additional 597,404 shares of the Company's common stock at a conversion price of $15.49 per share. The Company has issued $10 million in Convertible Debentures in total, convertible into 645,578 additional common shares in total.

NOTE C - FEDERAL INCOME TAXES: At September 30, 2001, the Company had net operating loss and capital loss carryforwards (the "Carryforwards") of $11,913,000 which expire in varying amounts between 2001 and 2015. Pursuant to
Section 382 of the Internal Revenue Code, the Company's Carryforwards are subject to certain limitations based upon the total purchase price paid, times an interest rate stipulated by the United States Government (the "Limitation"). An annual Limitation of approximately $800,000 has been estimated.

NOTE D - TENDER-OFFER RELATED EXPENSES: Merger-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and other related charges, are estimated to be approximately $500,000. These fees and expenses have been reflected in the unaudited pro forma condensed consolidated balance sheet as of September 30, 2001. These charges are not reflected in the unaudited pro forma condensed consolidated statements of income or the pro forma consolidated per share data. It is estimated that costs of approximately $500,000 will be saved annually from the elimination of consolidated public reporting and compliance costs. The unaudited pro forma condensed consolidated financial statements do not reflect the benefits from the expected savings.

NOTE E - EARNINGS PER SHARE: The pro forma basic weighted average number of outstanding common shares has been adjusted to reflect the shares of the Company's common stock which are assumed to be purchased and retired as described in Note A.

              COMPANY PROJECTIONS FOR YEAR ENDED DECEMBER 31, 2001

         Based on Company management current estimates, the Company's net premium earned, pre-tax income, net income and end of the year book value as of and for the year ended December 31, 2001 will not vary materially from that projected at December 18, 2001 as provided to Cochran, Caronia & Co. See "Opinion of Financial Advisor - Company Projections".

                           MARKET PRICES AND DIVIDENDS

         Prior to the close of business on March 18, 2002, the Company's shares were listed and traded on the NASDAQ National Market System under the symbol PRES. On March 18, 2002, the Company filed with the Commission a Form 15 deregistering its common stock under the Exchange Act and delisted its shares from quotation on the NASDAQ Stock Market. The following table sets forth, for the quarters indicated, the high and low sales prices per share on the NASDAQ as reported by published financial sources:


                                                     HIGH                 LOW
1999:
     First Quarter                                $   14.875          $  13.00
     Second Quarter                                   14.00              12.00
     Third Quarter                                    13.50              10.00
     Fourth Quarter                                   10.875              7.50
2000:
     First Quarter                                $    8.75           $   6.00
     Second Quarter                                    8.50               6.9375
     Third Quarter                                     9.25               7.25
     Fourth Quarter                                   10.00               7.25
2001:
     First Quarter                                $    9.875          $   7.1875
     Second Quarter                                    8.00               6.625
     Third Quarter                                     8.00               6.625
     Fourth Quarter                                    8.20               4.6875
2002:
     First Quarter thru March 18, 2002            $    7.75           $   7.63

         On December 17, 2001, the last full trading day prior to the initial public announcement with respect to the proposed Offer and the execution of the Merger Agreement on December 18, 2001, the last sales price per share as reported on the NASDAQ national market was $5.20. On March 18, 2002, the last sales price per share as reported on NASDAQ was $7.745.

         The Company does not pay a dividend on its common stock.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company incorporates by reference herein the following documents filed with the Commission pursuant to the Exchange Act:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended on Form 10-K/A No. 1 filed June 11, 2001.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

         4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

         5. The Company's Current Report on Form 8-K dated April 3, 2001.

         6. The Company's Current Report on Form 8-K dated April 17, 2001.

         7. The Company's Current Report on Form 8-K dated April 30, 2001.

         8. The Company's Current Report on Form 8-K dated May 17, 2001.

         9. The Company's Current Report on Form 8-K dated July 18, 2001.

         10. The Company's Current Report on Form 8-K dated August 14, 2001.

         11. The Company's Current Report on Form 8-K dated September 14, 2001, as amended on Form 8-K/A dated September 14, 2001.

         12. The Company's Current Report on Form 8-K dated September 21, 2001.

         13. The Company's Current Report on Form 8-K dated November 14, 2001.

         14. The Company's Current Report on Form 8-K dated November 15, 2001.

         15. The Company's Current Report on Form 8-K dated December 7, 2001.

         16. The Company's Current Report on Form 8-K dated December 18, 2001.

         17. The Company's Annual Report on Form 10-K/A No. 1 dated January 10, 2002, relating to the fiscal year ended December 31, 1999.

         18. The Company's Annual Report on Form 10-K/A No. 1 dated January 10, 2002, relating to the fiscal year ended December 31, 1998.

         19. The Company's Current Report on Form 8-K dated January 15, 2002.

         20. The Company's Current Report on Form 8-K dated February 12, 2002.

         21. The Company's Current Report on Form 8-K dated February 28, 2002.

         22. The Company's Form 15 dated March 18, 2002.

         Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended on Form 10-K/A, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 are being furnished to shareholders along with the information statement.

THIS INFORMATION STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO PRESERVER GROUP, INC, 95 ROUTE 17 SOUTH, PARAMUS, NEW JERSEY 07653 (TELEPHONE NUMBER (201) 291-2000), ATTENTION: SECRETARY OF THE COMPANY.


                              AVAILABLE INFORMATION

         Until we filed the Form 15 deregistering Preserver Group's common stock under the Exchange Act, the Company was subject to the information filing requirements of the Exchange Act and in accordance therewith filed reports, proxy and information statements and other information with the Securities and Exchange Commission. The Tender Offer Statement on Schedule TO-I/13e-3 filed by the Company, the Tender Offer Statement on Schedule TO-T/13e-3 filed by the Executive Committee and the Recommendation Statement on Schedule 14D-9 filed by the Company, each in connection with the Offer and each as amended, and the respective exhibits thereto, as well as such reports, proxy and information statements and other information filed by the Company with the Securities and Exchange Commission may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the principal office of the Securities and

Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Securities and Exchange Commission also maintains an internet website at http://www.sec.gov that contains reports, proxy statements and other information filed by the Company and the Executive Committee.

                   INFORMATION CONCERNING THE COMPANY AND PGAC

         The Company. Preserver Group, Inc. is a New Jersey corporation. The Company is the parent of a group of five wholly-owned subsidiaries, two of which comprise The Preserver Insurance Group which provides property and casualty insurance services. The Preserver Insurance Group consists of Preserver Insurance Company, which writes small commercial and homeowners insurance presently in New Jersey, and Mountain Valley Indemnity Company, which writes small and mid-sized commercial insurance presently in New England and New York. The Preserver Insurance Group is rated B++ (Very Good) by A.M. Best Company. American Colonial Insurance Company which plans to commence operations in New York in 2002, writing commercial lines in tandem with Mountain Valley. Motor Club of America Insurance Company writes private passenger automobile insurance in New Jersey and is rated B (Fair) by A.M. Best Company. North East Insurance Company writes private passenger automobile and small commercial lines insurance in the State of Maine and is rated B (Fair) by A.M. Best Company. The address of the Company's principal executive offices is 95 Route 17 South, Paramus, New Jersey 07653 and the Company's telephone number is (201) 291-2000.

         Preserver Group Acquisition Corp. Preserver Group Acquisition Corp., which we refer to in this information statement as PGAC, is a newly-incorporated New Jersey corporation organized for purposes of the Merger. Subsequent to the Offer and prior to the Effective Date, the Executive Committee and its affiliates will contribute to PGAC all of the 1,022,870 shares of common stock and 700,200 shares of non-voting preferred stock of the Company owned by them and received the same number and kind of shares of PGAC. As a result, PGAC will own approximately 72% of the outstanding shares of common stock of the Company and PGAC is owned by the Executive Committee and its affiliates. PGAC has not conducted any business other than in connection with the proposed Merger and PGAC will disappear in the Merger. The principal executive offices of PGAC are located at 95 Route 17 South, Paramus, New Jersey 07653 and its telephone number is (201) 291-2000.

                   OUTSTANDING VOTING STOCK OF PRESERVER GROUP

         As of the record date, there were 2,124,380 shares of capital stock issued and outstanding of which 1,022,870 shares of issued and outstanding common stock and 700,200 shares of non-voting preferred stock were held by the Executive Committee and its affiliates and 700,200 of common stock were held by Preserver Group as treasury shares having been purchased in the Offer. Each share of issued and outstanding common stock (not including shares held in treasury) entitles the holder thereof to one vote on all matters submitted to the shareholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table identifies as of the record date information regarding the current directors and executive officers of Preserver Group and of those persons or entities who beneficially own more than 5% of Preserver Group common stock. On March 27, 2002, there were 1,424,280 shares of common stock issued and outstanding and 700,200 shares of non-voting Series A preferred common stock equivalent issued and outstanding for a total of 2,124,380 shares of capital stock issued and outstanding. Unless otherwise noted, each person has a business address of 95 Route 17 South, Paramus, New Jersey 07653. Each person identified below is a United States citizen.


=============================================================================================================
                                                                                    Capital Stock of the
                                                                                 Company Owned Beneficially
                                                                Years in Which        at March 27, 2002
                                                                  Person Has     ----------------------------
                                                                  Served the        Number        Percent
                                                                    Company           of             of
        Name and Age                Principal Occupations       (Inclusive) (A)     Shares         Class
------------------------------ -------------------------------- ---------------- -------------- -------------
-------------------------------------------------------------------------------------------------------------
A.  Directors
Archer McWhorter, 80
(B)(C)(D).....................  Chairman of the Board of            1986-2002     548,790(E)     23.59
                                   Directors of Preserver                         350,100(F)     15.05
                                   Group, Inc. and its                            -------        -----
                                   subsidiaries; from 1995 to                     898,890        38.64
                                   March 1997, Director of
                                   National Car Rental
                                   Systems, Inc. and
                                   affiliated corporations, a
                                   car rental enterprise
                                   (NCR); from 1995 to
                                   February 1997, one-third
                                   owner of Santa Ana
                                   Holdings, Inc. (Santa
                                   Ana), which exchanged its
                                   90% stock interest in NCR
                                   for stock in Republic
                                   Industries, Inc. (now
                                   known as AutoNation,
                                   Inc.); from February 1997
                                   to February 1998,
                                   consultant of NCR
Stephen A. Gilbert, 62........  President and Chief Executive       1984-2002      28,750(E)      1.3
                                   Officer of Companies in
                                   the Preserver Group;
                                   Chairman of the Board and
                                   Chief Executive Officer of
                                   North East Insurance
                                   Company
Robert S. Fried, 72 (G).......  Senior Vice President of            1956-2002           --        --
                                   Companies in the Preserver
                                   Group from 1956 to 1992
                                   Director from 1956 to
                                   present
William E. Lobeck, Jr., 61
(C)(D) .......................  From March 1997 to August           1986-2002     524,700(E)     22.63
                                   1999, President and COO of
                                   the Automotive Rental
                                   Group of AutoNation, Inc.;
                                   from 1995 to May 1997,
                                   CEO, President and
                                   Director of NCR; from 1995
                                   to February 1997,
                                   one-third owner of Santa
                                   Ana, which exchanged its
                                   90% stock interest in NCR
                                   for stock in Republic
                                   Industries, Inc. (now
                                   known as AutoNation,
                                   Inc.); President of The
                                   Numbered Car Co., a car
                                   dealership
=============================================================================================================


=============================================================================================================
                                                                                    Capital Stock of the
                                                                                 Company Owned Beneficially
                                                                Years in Which        at March 27, 2002
                                                                  Person Has     ----------------------------
                                                                  Served the        Number        Percent
                                                                    Company           of             of
        Name and Age                Principal Occupations       (Inclusive) (A)     Shares         Class
------------------------------ -------------------------------- ---------------- -------------- -------------
-------------------------------------------------------------------------------------------------------------
Alvin E. Swanner, 73 (C)(D) ..  From 1995 to March 1997,            1986-2002     546,784(E)     23.51
                                   Chairman of the Board and                      350,100(F)     15.00
                                   Director of NCR; from 1995                     -------        -----
                                   to February 1997,                              896,884        38.56
                                   one-third owner of Santa
                                   Ana which exchanged its
                                   90% stock interest in NCR
                                   for stock in Republic
                                   Industries, Inc. (not
                                   known as AutoNation,
                                   Inc.); from February 1997
                                   to February  1998,
                                   consultant of NCR;
                                   President of Swanner &
                                   Associates, Inc., formerly
                                   a car rental company;
                                   President of Chateau,
                                   Inc., a golf and country
                                   club, and Chateau
                                   Development Company, Inc.,
                                   a development company;
                                   President of 135 St.
                                   Charles, Inc., a hotel
                                   development company
Malcolm Galatin, 62 (G) ......  Professor of Economics, The         1987-2002          --        --
                                   City College of The City
                                   University of New York
Patrick J. Haveron, 40 .......  Executive Vice President,           1994-2002      24,375(E)      1.15
                                   Chief Executive Officer
                                   and Chief Financial
                                   Officer of the Preserver
                                   Group, Executive Vice
                                   President and Chief
                                   Financial Officer of
                                   Companies in the Preserver
                                   Group; Treasurer of the
                                   Insurance Companies
Archer McWhorter, Jr., 57
(B)...........................  Associate Professor,                1998-2002          --        --
                                   University of Houston
George P. Farley, 63 (G) .....  Partner and Associate of BDO        2001-2002          --        --
                                   Seidman from 1962 to 1995;
                                   Senior Vice President of
                                   Finance and Chief
                                   Financial Officer of Twin
                                   County Grocers, Inc. from
                                   1995 to 1997; Director,
                                   Chief Financial Officer
                                   and Consultant for Talk
                                   America, Inc. from 1995 to
                                   2000; self-employed
                                   Financial consultant from
                                   1999 to present
B.  Executive Officers
=============================================================================================================


=============================================================================================================
                                                                                    Capital Stock of the
                                                                                 Company Owned Beneficially
                                                                Years in Which        at March 27, 2002
                                                                  Person Has     ----------------------------
                                                                  Served the        Number        Percent
                                                                    Company           of             of
        Name and Age                Principal Occupations       (Inclusive) (A)     Shares         Class
------------------------------ -------------------------------- ---------------- -------------- -------------
-------------------------------------------------------------------------------------------------------------
Peter K. Barbano, 51 .........  Secretary and Vice                  1998-2002       8,750(E)      0.41
                                   President-Claims
Francis J. Fenwick, 46 .......  Vice President-Finance              2001-2002          --        --
Ronald A. Libby, 58 ..........  Vice President-Regional             2001-2002         625(E)      0.03
                                   Operations - New England
B. Kim Martin, 50 ............  Vice President-Operations and       2001-2002         625(E)      0.03
                                   Claims
G. Bruce Patterson, 57 .......  Vice President-Marketing            1989-2002       8,750(E)      0.41
Charles J. Pelosi, 56 ........  Vice President-Information          1984-2002       8,750(E)      0.41
                                   Services
Myron Rogow, 58 ..............  Vice President-Underwriting
                                   and Regional Operations -
                                   Mid-Atlantic                    1987-2002        8,750(E)      0.41

C.  Other 5% or Greater
    Shareholders

Heartland Advisors Inc.         N/A                                N/A            203,000(H)      9.55
789 North Water Street
Milwaukee, WI  53202
=============================================================================================================


(A) Includes years during any portion of which the person served as director or executive officer.

(B) Archer McWhorter is the father of Archer McWhorter, Jr., who presently is a beneficiary of his father's family trust (25%) and limited partnership (14.5%); Mr. Archer McWhorter, Jr. disclaims any beneficial ownership in his father's Debentures and Common Stock.

(C) Member of Executive Committee.

(D) Shares held by these parties will have been contributed to PGAC prior to the Effective Date of the Merger in exchange for the same number of shares of common stock and preferred stock of PGAC.

(E) Includes (1) stock options for Common Stock which are currently exercisable or exercisable within 60 days of March 27, 2002; for Mr. Gilbert 28,750 shares; for Mr. Haveron 24,375 shares; for Messrs. Barbano, Patterson, Pelosi and Rogow 8,750 shares each; and for Ms. Martin and Mr. Libby 625 shares each;
(2) Debentures for Common stock which are currently convertible; for Mr. Archer McWhorter 201,819 shares by a limited partnership of which he is general partner, for Mr. Lobeck 193,767 shares, and for Mr. Swanner 201,818 shares owned by a Louisiana partnership in commendam of which he is general partner; and (3) for Mr. Archer McWhorter 301,635 shares of Common stock which are owned by a family trust of which he is trustee, 43,336 shares of Common stock owned by the limited partnership of which he is general partner and 2,000 shares of Common stock owned by his wife in which he disclaims beneficial ownership; for Mr. Lobeck 20,083 shares of Common stock which are owned by the William E. Lobeck Revocable Trust of which he is trustee, and 21,665 shares of common stock which are owned by the Kathryn L. Taylor Revocable Trust (Kathryn L. Taylor is Mr. Lobeck's wife, and Mr. Lobeck disclaims beneficial ownership in the shares owned by his wife's Revocable Trust); and for Mr. Swanner 43,331 shares of Common stock which are owned by the Louisiana partnership in commendam of which he is general partner.

(F) Consists of 700,200 shares of non-voting series A preferred common stock equivalent issued upon conversion at $7.75 per share of interest free financing of $5,426,550 advanced to the Company on February 28, 2002 to finance the Company's purchase in its tender offer of 700,200 shares of common stock at $7.75 per share.

(G) Member of Independent Committee.

(H) Based on the most recent Schedule 13G which indicates sole dispositive power as to 203,000 but only sole voting power as to 3,000 of such shares.

                              APPROVAL OF DIRECTORS

         The contents and the sending of this information statement have been approved by the Board of Directors of Preserver Group.


Dated March 28, 2002.



/s/ Peter K. Barbano
Peter K. Barbano
Secretary

                                                                         ANNEX 1

                         CERTIFICATE OF AMENDMENT TO THE

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                              PRESERVER GROUP, INC.

         Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3) of the New Jersey Business Corporation Act, Preserver Group, Inc., a New Jersey corporation (the "Company"), does hereby certify as follows:

         FIRST: The name of the corporation is Preserver Group, Inc.

         SECOND: The following amendment to the Amended and Restated
Certificate of Incorporation, as amended, of the Company, to provide for an additional Article, ARTICLE EIGHTH, confirming dissenters' rights to dissenting shareholders in the event that the Company is a party to a merger transaction, was unanimously approved by the Board of Directors of the Company and was adopted by in excess of two-thirds of the shareholders of the Company by written consent dated as of March 27, 2002:

                           RESOLVED, that the Amended and Restated Certificate
                  of Incorporation, as amended, of the Company be, and it hereby is, amended to provide an additional Article EIGHTH as follows:

                                    "EIGHTH: The shareholders of the Company
                           shall have the right to dissent from any merger of the Company and shall be afforded the rights prescribed for dissenting shareholders under the New Jersey Business Corporation Act in such regard. It is expressly intended and provided hereby that the dissenters' rights confirmed by this provision are intended to be afforded to the shareholders of the Company who are shareholders of the Company at the Effective Time of the Merger to which the Plan of Merger, dated as of March 27, 2002 relates."

         THIRD: The Company has one class of voting common stock, $.50 par value per share, of which 1,424,180 shares are issued and outstanding. The holders of in excess of two-thirds of the shares of common stock entitled to vote approved the amendment pursuant to their written consent without a meeting of the shareholders; the number of shares of issued and outstanding common stock represented by such consents is 1,022,870. The date of said consent and approval was as of March 27, 2002.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be executed by its President and Chief Executive Officer and attested to by its Secretary on March 27, 2002.

                                                  PRESERVER GROUP, INC.


                                                  By: /s/ Stephen A. Gilbert
                                                     --------------------------
                                                     Name: Stephen A. Gilbert
                                                     Title: President

ATTEST:

By: /s/ Peter K. Barbano
   ----------------------------
Name: Peter K. Barbano
Title:   Secretary

                                                                         ANNEX 2

                              CERTIFICATE OF MERGER
                                       OF
                        PRESERVER GROUP ACQUISITION CORP.
                                  WITH AND INTO
                              PRESERVER GROUP, INC.
                   PURSUANT TO N.J.S.A. 14A:10-1 AND 14A:10-3

To the Department of the Treasury
State of New Jersey

Pursuant to the provisions of Sections 14A:10-1, 14A:10-3 and 14A:10-4.1 of the New Jersey Business Corporation Act, it is hereby certified that:

         FIRST: This is a merger of two domestic corporations pursuant to
Section 14A:10-1 of the New Jersey Business Corporation Act.

         The names and jurisdictions of incorporation of each of the constituent corporations of the merger are as follows:

           Name                                  Jurisdiction of Incorporation
           ----                                  -----------------------------
         Preserver Group Acquisition Corp.       New Jersey
         Preserver Group, Inc.                   New Jersey

         The Surviving Corporation of the merger is Preserver Group, Inc. The Merged Corporation of the merger is Preserver Group Acquisition Corp.

         SECOND: The Plan of Merger (the "Plan of Merger") for the merging of Preserver Group Acquisition Corp. with and into Preserver Group, Inc. is attached hereto and made a part hereof as EXHIBIT A in the form approved by the directors and shareholders entitled to vote of each of the constituent corporations.

         THIRD: The Board of Directors of Preserver Group Acquisition Corp., the parent corporation, approved the Plan of Merger on March 27, 2002 and the Board of Directors of Preserver Group, Inc., the Surviving Corporation, approved the Plan of Merger on December 18, 2001.

         FOURTH: Preserver Group, Inc. has only one class or series of voting securities outstanding, common stock, $.50 par value per share, of which 1,424,180 shares are issued and outstanding and the number of such shares owned by Preserver Group Acquisition Corp. is 1,022,870 shares. Preserver Group, Inc. also has designated 1,101,510 shares of non-voting Series A preferred stock, without par value, of the 10,000,000 shares of preferred stock authorized, of which 700,200 shares are issued and outstanding and all of which are held by Preserver Group Acquisition Corp. The holders of in excess of two-thirds of the shares of common stock entitled to vote of Preserver Group approved of the Plan of Merger (and of the Amendment to the Certificate of Incorporation contained therein) pursuant to their written consent without a meeting of the shareholders; the number of the shares of issued and outstanding common stock represented by such consents is 1,022,870. The date of said consent and approval was March 27, 2002.

         FIFTH: Preserver Group Acquisition Corp. has only one class or series of voting securities outstanding, common stock, $.50 par value per share, of which 1,022,870 shares are issued and outstanding. Preserver Group Acquisition Corp. also has designated 2,000,000 shares of non-voting Series A preferred stock, without par value, of which 700,200 shares are issued and outstanding. The number of shares of Preserver Group Acquisition Corp. which were entitled to vote at the time of the approval of the Plan of Merger by its shareholders was 1,022,870 all of which are of one class. All of such shares were voted in favor of the Plan of Merger.

         SIXTH: A copy of the Plan of Merger was mailed to each minority shareholder of record of Preserver Group, Inc. on March 28, 2002.

         SEVENTH: Preserver Group, Inc., the Surviving Corporation, shall continue its existence as the Surviving Corporation under its present name, "Preserver Group, Inc." pursuant to the provisions of the New Jersey Business Corporation Act.

         EIGHTH: The merger herein provided for shall become effective at such time as this Certificate of Merger is duly filed and declared effective by the Department of the Treasury of the State of New Jersey.


         IN WITNESS WHEREOF, each of Preserver Group, Inc. and Preserver Group Acquisition Corp. has caused this Certificate of Merger to be executed on its behalf as of March 27, 2002 and filed with the Department of the Treasury of the State of New Jersey on April , 2002.


                                             PRESERVER GROUP ACQUISITION CORP.


                                             By: /s/ Archer McWhorter
                                                --------------------------------
                                                Name: Archer McWhorter
                                                Title: Authorized Signatory

ATTEST:

By: /s/ Alvin E. Swanner
    -----------------------------
Name: Alvin E. Swanner
Title: Secretary
                                             PRESERVER GROUP, INC.


                                             By: /s/ Stephen A. Gilbert
                                                --------------------------------
                                                Name:  Stephen A. Gilbert
                                                Title: President

ATTEST:

By: /s/ Peter K. Barbano
    -----------------------------
Name:  Peter K. Barbano
Title: Secretary

                                                                       EXHIBIT A

                                PLAN OF MERGER OF
                        PRESERVER GROUP ACQUISITION CORP.
                                  WITH AND INTO
                              PRESERVER GROUP, INC.

         Plan of Merger approved on March 27, 2002 by the shareholders of Preserver Group Acquisition Corp., a New Jersey corporation ("PARENT"), and by its Board of Directors on March 27, 2002 and approved on March 27, 2002 by the shareholders of Preserver Group, Inc., a New Jersey corporation (the "COMPANY"), and by its Board of Directors on December 18, 2001.

         1. MERGER. Upon the terms and subject to the conditions set forth in this Plan of Merger, and in accordance with the relevant provisions of the New Jersey Business Corporation Act ("NJBCA"), Parent shall be merged with and into the Company at the Effective Time (as defined below). Following the Effective Time, the separate corporate existence of Parent shall cease and the Company shall be the surviving corporation (the "SURVIVING CORPORATION") of the Merger and shall succeed to and assume all of the rights and obligations of Parent and the Company in accordance with the NJBCA.

         2. EFFECTIVE TIME. Subject to the provisions of this Plan of Merger, as soon as practicable following the date hereof, the Merger shall be consummated by filing a certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of the NJBCA and all other filings or recordings required under the NJBCA shall be made in accordance with the provisions thereof. The Merger shall become effective at such time as the Certificate of Merger is duly filed with, and declared effective by, the Department of the Treasury of the State of New Jersey (the time the Merger becomes effective being hereinafter referred to as the "EFFECTIVE TIME").

         3. EFFECT OF THE MERGER. The Merger shall have the effects set forth in
Section 14A:10-6 of the NJBCA. The laws which are to govern the Surviving Corporation are the laws of the State of New Jersey.

         4. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Company at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the NJBCA.

         5. BY-LAWS. The By-laws of the Company at the Effective Time of the Merger will be the By-laws of the Surviving Corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the NJBCA.

         6. DIRECTORS AND OFFICERS. The directors and officers of the Company immediately prior to the Effective Time shall be the first directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation until the election and qualification of their respective successors.

         7. SUBSEQUENT ACTIONS. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Parent acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Plan of Merger, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Parent, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Plan of Merger.

         8. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, or the Company:

                  (a) CONVERSION OF COMPANY COMMON STOCK INTO MERGER CONSIDERATION. Each outstanding share of common stock of the Company (the "COMMON STOCK") not held by Parent immediately prior to the Effective Time shall be converted into the right to receive an amount of cash (without interest) equal to $7.75 (the "MERGER CONSIDERATION") and each such share of Common Stock shall no longer be outstanding and shall be cancelled and retired and shall cease to exist automatically, and each holder of such shares of Common Stock (each a "SHAREHOLDER") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

                  (b) CANCELLATION OF COMPANY COMMON STOCK AND SERIES A PREFERRED STOCK HELD BY PARENT. Each outstanding share of Common Stock and of non-voting series A preferred stock, without par value per share (the "SERIES A PREFERRED STOCK"), of the Company held by Parent immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist automatically and no Merger Consideration shall be paid with respect thereto.

                  (c) CANCELLATION OF TREASURY STOCK. Each outstanding share of Common Stock held by the Company in the treasury of the Company shall automatically be cancelled and retired and no Merger Consideration shall be paid with respect thereto.

                  (d) CONVERSION OF PARENT COMMON AND SERIES A PREFERRED STOCK. Each share of common stock, par value $.50 per share, and of non-voting series A preferred stock, without par value per share, of Parent issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of Common Stock of the Surviving Corporation and the shares of common stock and preferred stock of the Parent shall be cancelled and retired.

         9. EXCHANGE OF CERTIFICATES FOR MERGER CONSIDERATION.

                  (a) PAYING AGENT. The Company has entered into an agreement with its transfer agent (the "PAYING AGENT") and shall deposit with the Paying Agent as of the Effective Time, for the benefit of the Shareholders, for exchange in accordance with this Section 9 through the Paying Agent, such as shall be necessary to effect payment to the Shareholders of the Merger Consideration (such monies are collectively the "MERGER FUND").

                  (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each Shareholder (A) a letter of transmittal ("LETTER OF TRANSMITTAL") (which shall specify that delivery shall be effected, and risk of loss of the Common Stock shall pass, only upon delivery to the Paying Agent of the certificates representing same (collectively, the "CERTIFICATES"), and shall be in such form and have such other provisions as the Company may reasonably specify) and (B) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon the surrender and exchange of a Certificate to the Paying Agent, together with the Letter of Transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be paid, without interest thereon, the Merger Consideration to which he is entitled and the Certificates so surrendered shall forthwith be cancelled. If a surrendered Certificate is not registered in the transfer records of the Company under the name of the person surrendering such Certificate, the Merger Consideration may be delivered to the surrendering person only if such Certificate has been properly endorsed for transfer and the surrendering person pays any applicable transfer or other taxes. Until so surrendered and exchanged as contemplated by this Section 9(b), each Certificate shall be deemed at any time after the Effective Time to represent solely the right to receive, upon such surrender, the Merger Consideration into which the shares of Common Stock theretofore represented shall have been converted and the holder thereof shall not be entitled to be paid any cash to which such holder otherwise would be entitled.

                  (c) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED SHARES.
With respect to any unsurrendered Certificate, any interest, dividends or other distributions otherwise payable to the holder therefor shall be included in the Merger Fund, in each case until the surrender of such Certificate in accordance with this Section 9. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the Certificate an amount in cash equal to the Merger Consideration.

         IN WITNESS WHEREOF, each of Parent and Company has caused this Plan of Merger to be executed on its behalf as of March 27, 2002.

                                           PRESERVER GROUP ACQUISITION CORP.


                                           By: /s/ Archer McWhorter
                                              ----------------------------------
                                              Name:  Archer McWhorter
                                              Title: Authorized Signatory

ATTEST:

By: /s/ Alvin E. Swanner
   ----------------------------------
Name: Alvin E. Swanner
Title: Secretary
                                           PRESERVER GROUP, INC.


                                           By: /s/ Stephen A. Gilbert
                                              ----------------------------------
                                              Name:  Stephen A. Gilbert
                                              Title: President

ATTEST:

By: /s/ Peter K. Barbano
   ----------------------------------
Name:    Peter K. Barbano
Title:   Secretary

                                                                       ANNEX 3.1

                            FORM OF NOTICE OF DISSENT

                   NOTICE TO SHAREHOLDERS OF RIGHT TO DISSENT

         THIS NOTICE TO SHAREHOLDERS OF RIGHT TO DISSENT is given this 28th day of March, 2002 pursuant to a resolution of the Board of Directors of Preserver Group, Inc., a New Jersey corporation and Section 14A:5-6(2) and Chapter 11 of the New Jersey Business Corporation Act (the "Act").

         1. In accordance with the terms and provisions of the Offer to Purchase, dated January 14, 2002 (the "Offer to Purchase"), as amended by the supplement thereto, dated February 11, 2002 and in the related letter of transmittal, which, together with the Offer to Purchase, as amended or supplemented from time to time, constitute the Offer (the "Offer"), which are herein incorporated by reference, and which were previously furnished to you by mail, Preserver Group completed its tender offer to purchase up to 1,101,510 shares of its issued and outstanding common stock, par value $0.50 per share, at a purchase price of $7.75 per share, net to the seller in cash, without interest thereon, by purchasing on February 28, 2002 the 700,200 shares of common stock which were properly tendered and not withdrawn in connection with the Offer. This was the first step in its "going private" transaction. As contemplated by the Offer and the Agreement for Self-Tender, Financing and Second-Step Merger, dated January 14, 2002, among Preserver Group and Archer McWhorter, Chairman of the Board of Preserver Group, William
E. Lobeck, Jr., a director of Preserver Group, and Alvin E. Swanner, a director of Preserver Group, all of whom constitute the Executive Committee of the Board of Directors (the "Executive Committee") and their respective affiliates (Gail McWhorter, Sleepy Lagoon Ltd., Brion Properties, William E. Lobeck Revocable Trust and Kathryn L. Taylor Revocable Trust), pursuant to which the Offer was made, the Board of Directors and the holders of in excess of two thirds of the outstanding shares of common stock have (i) approved an amendment to Preserver Group's certificate of incorporation to expressly provide for dissenters' rights to non-consenting shareholders in connection with the merger and (ii) adopted and approved a plan of merger between Preserver Group and Preserver Group Acquisition Corp., a New Jersey corporation formed for the purpose of completing the merger ("PGAC"), providing for the merger of PGAC with and into Preserver Group as more fully described below (collectively, the "Corporate Actions"). The merger will constitute the second and final step of the "going private" transaction of Preserver Group, Inc.

         2. On March 27, 2002 the Board approved the plan of merger of PGAC with and into Preserver Group, the distribution of an information statement to all shareholders, the distribution of this notice and the consummation of certain other transactions in connection therewith (all as more fully described in the information statement) subject to the approval, by written consent, of the shareholders entitled to cast at least the minimum number of votes which would be necessary to authorize such actions at a meeting. A copy of the information statement accompanies this Notice to Shareholders of Right to Dissent.

         3. On March 27, 2002, the Board of Directors of Preserver Group received the written consent to such actions from in excess of two thirds of the shareholders entitled to vote thereon.

         4. You are hereby notified that the proposed effective date of the amendment to the certificate of incorporation and the merger is April 18, 2002 and that you have certain rights as a non-consenting shareholder, including the right to dissent and be paid fair value ("Fair Value") for your shares.

         5. To exercise your right to dissent and receive Fair Value for your shares, you must provide, on or before April 18, 2002 (i.e., within 20 days of the mailing hereof), written notice to Preserver Group of your dissent and intention to demand payment for Fair Value in the form attached hereto as Annex 3.2 and made a part hereof ("Notice of Dissent and Intention to Demand Payment").

         6. Within ten (10) days after the date on which the merger takes effect, Preserver Group shall give written notice by certified letter to each dissenting shareholder confirming that the merger took place.

         7. Within twenty (20) days after the mailing of the certified letter referred to in Paragraph 6, any shareholder who has timely filed the Notice of Dissent and Intention to Demand Payment may make a further written demand ("Notice of Demand for Payment of Fair Value") on the Preserver Group for the payment of the Fair Value of the shareholder's shares.

         8. Notice of Dissent and Intention to Demand Payment and Notice of Demand for Payment of Fair Value may be supplied to:

                              Preserver Group, Inc.
                                95 Route 17 South
                            Paramus, New Jersey 07653
                              Attention: Secretary

         9. After timely sending your written Notice of Demand for Payment of Fair Value, you must submit your share certificates or certificates representing your shares (the "Certificates") of common stock of Preserver Group at the above address for notation on such Certificate that such Notice of Demand for Payment of Fair Value has been made. Preserver Group must receive such Certificates no later than twenty (20) days after your Notice of Demand for Payment of Fair Value and such Certificates shall be returned to you with such notation. Upon making such Notice of Demand of Payment of Fair Value, you shall cease to have any of the rights of a shareholder except the right to be paid Fair Value for your shares and any other rights of a dissenting shareholder under the Act. Fair Value shall be determined as of March 26, 2002, the day prior to the day that Preserver Group received written consents from more than two thirds (2/3rds) of the shareholders entitled to vote thereon approving the merger.

         10. Your rights as a dissenting shareholder shall cease if: (1) you fail to present your certificates for notation within twenty (20) days of your Notice of Demand for Payment of Fair Value; (2) your Notice of Demand for Payment of Fair Value is withdrawn with the written consent of the Preserver Group; (3) Fair Value is not agreed upon and no action to determine the Fair Value is commenced within the time periods provided below in paragraphs 13, 14 and 15; (4) the Superior Court of the State of New Jersey determines that you are not entitled to payment for your shares; (5) the merger is abandoned or rescinded; or (6) a competent court having jurisdiction permanently enjoins or sets aside the merger.

         11. Not later than ten (10) days after the expiration of the period within which you may provide a Notice of Demand for Payment of Fair Value of your shares, Preserver Group shall mail to you the balance sheet and the surplus statement of Preserver Group, as of the latest available date (which shall not be earlier than 12 months prior to the making of such offer) and a profit and loss statement or statements representing not less than a 12-month period ended on the date of such balance sheet. Preserver Group may accompany such mailing with a written offer to pay you for your shares at a specified price deemed by Preserver Group to be the Fair Value thereof. Such offer shall be made at the same price per share to all dissenting shareholders.

         12. If, not later than thirty (30) days after the expiration of the 10-day period specified in paragraph 11 above, Fair Value is agreed upon between you and Preserver Group, payment therefor shall be made upon surrender of the Certificate to Preserver Group.

         13. If Fair Value is not agreed upon within the 30-day period specified in paragraph 12 above, you may serve upon Preserver Group a written demand (a "Determination Demand") that it commence an action in the Superior Court for the determination of the Fair Value of the shares. Such Determination Demand shall be served not later than thirty (30) days after the expiration of the 30-day period specified in this paragraph for making the Determination Demand and such action shall be commenced by Preserver Group not later than thirty (30) days after receipt by Preserver Group of such Determination Demand, but nothing herein shall prevent Preserver Group from commencing such action at any earlier time.

         14. If Preserver Group fails to commence the action as provided in paragraph 13, you may do so in the name of Preserver Group, not later than sixty
(60) days after the expiration of the time limited by paragraph 13 in which Preserver Group may commence such an action.

         15. In any action to determine the Fair Value of shares, the Superior Court of New Jersey shall (i) have jurisdiction to proceed in a summary manner,
(ii) make all dissenting shareholders parties to the action, (iii) have discretion to appoint an appraiser to receive evidence and report to the court on the question of Fair Value and (iv) have the power to render judgment against Preserver Group in the amount of the Fair Value of the shares. A judgment in any such action shall be payable upon surrender to the Preserver Group of the Certificate. The costs and expenses of bringing any such action, including the fees and expenses of any appraiser but excluding fees and expenses of counsel and any experts you may employ, will be determined by the Superior Court and apportioned among the parties to the action, but if the Superior Court finds that the offer of payment made by Preserver Group pursuant to paragraph 11 was not made in good faith, or if no such offer was made, the Superior Court in its discretion may award to any dissenting shareholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting shareholder.

                                                                       ANNEX 3.2


                NOTICE OF DISSENT AND INTENTION TO DEMAND PAYMENT

The undersigned is the registered owner of __________ shares of common stock of Preserver Group, Inc., a New Jersey corporation, bearing certificate number(s) ___________ (the "Shares").

The undersigned acknowledges receipt from Preserver Group of a copy of a Notice to Shareholders of Right to Dissent dated March 28, 2002. In compliance with the terms of Section 14A:5-6(2) and Chapter 11 of the New Jersey Business Corporation Act, the undersigned hereby notifies the Company that such shareholder dissents from the merger (as defined in the Notice to Shareholders of Right to Dissent) and intends to demand payment of Fair Value (as defined in the Notice to Shareholders of Right to Dissent) for the Shares.

     Print Name of Registered Owner:
                                    --------------------------------------------
     Dated:
                                    --------------------------------------------
     Signature:
                                    --------------------------------------------

                                                                       ANNEX 3.3


                   NOTICE OF DEMAND FOR PAYMENT OF FAIR VALUE

The undersigned is the registered owner of __________ shares of common stock of Preserver Group, Inc., a New Jersey corporation, bearing certificate number(s) ___________ (the "Shares").

The undersigned acknowledges receipt from Preserver Group of a copy of a Notice to Shareholders of Right to Dissent dated March 28, 2002. In compliance with the terms of Section 14A:5-6(2) and Chapter 11 of the New Jersey Business Corporation Act, the undersigned hereby notifies the Company that such shareholder demands payment of Fair Value (as defined in the Notice to Shareholders of Right to Dissent) for the Shares.

     Print Name of Registered Owner:
                                    --------------------------------------------
     Dated:
                                    --------------------------------------------
     Signature:
                                    --------------------------------------------

                                                                         ANNEX 4


                  EXCERPTS FROM THE BUSINESS CORPORATION ACT OF

                       THE STATE OF NEW JERSEY RELATING TO

                      THE RIGHTS OF DISSENTING SHAREHOLDERS

14A:11-1.  Right of shareholders to dissent.

(1) Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions

         (a) Any plan of merger or consolidation to which the corporation is a party, provided that, unless the certificate of incorporation otherwise provides

         (i) a shareholder shall not have the right to dissent from any plan of merger or consolidation with respect to shares

         (A) of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation; or

         (B) for which, pursuant to the plan of merger or consolidation, he will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities;

         (ii) a shareholder of a surviving corporation shall not have the right to dissent from a plan of merger, if the merger did not require for its approval the vote of such shareholders as provided in section 14A:10-5.1 or in subsection 14A:10-3(4), 14A:10-7(2) or 14A:10-7(4);

         (iii) a shareholder of a corporation shall not have the right to dissent from a plan of merger, if the merger did not require, for its approval, the vote of the shareholders as provided in subsection (6) of N.J.S.14A:10-3; or

         (b) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business as conducted by such corporation, other than a transfer pursuant to subsection (4) of N.J.S.14A:10-11, provided that, unless the certificate of incorporation otherwise provides, the shareholder shall not have the right to dissent

         (i) with respect to shares of a class or series which, at the record date fixed to determine the shareholders entitled to vote upon such transaction, is listed on a national securities exchange or is held of record by not less than 1,000 holders; or

         (ii) from a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective interests within one year after the date of such transaction, where such transaction is wholly for

         (A) cash; or

         (B) shares, obligations or other securities which, upon consummation of the plan of dissolution will either be listed on a national securities exchange or held of record by not less than 1,000 holders; or

         (C) cash and such securities; or

         (iii) from a sale pursuant to an order of a court having jurisdiction.

         (2) Any shareholder of a domestic corporation shall have the right to dissent with respect to any shares owned by him which are to be acquired pursuant to section 14A:10-9.

         (3) A shareholder may not dissent as to less than all of the shares owned beneficially by him and with respect to which a right of dissent exists. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner with respect to which the right of dissent exists.

         (4) A corporation may provide in its certificate of incorporation that holders of all its shares, or of a particular class or series thereof, shall have the right to dissent from specified corporate actions in addition to those enumerated in subsection 14A:11-1(1), in which case the exercise of such right of dissent shall be governed by the provisions of this Chapter.

14A:11-2 Notice of Dissent; demand for Payment; Endorsement of Certificates.

         (1) Whenever a vote is to be taken, either at a meeting of shareholders or upon written consents in lieu of a meeting pursuant to section 14A:5-6, upon a proposed corporate action from which a shareholder may dissent under section 14A:11-1, any shareholder electing to dissent from such action shall file with the corporation before the taking of the vote of the shareholders on such corporate action, or within the time specified in paragraphs 14A:5-6(2)(b) or 14A:5-6(2)(c), as the case may be, if no meeting of shareholders is to be held, a written notice of such dissent stating that he intends to demand payment for his shares if the action is taken.

         (2) Within 10 days after the date on which such corporate action takes effect, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, shall give written notice of the effective date of such corporate action, by certified mail to each shareholder who filed written notice of dissent pursuant to subsection 14A:11-2(1), except any who voted for or consented in writing to the proposed action.

         (3) Within 20 days after the mailing of such notice, any shareholder to whom the corporation was required to give such notice and who has filed a written notice of dissent pursuant to this section may make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, for the payment of the fair value of his shares.

         (4) Whenever a corporation is to be merged pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) and shareholder approval is not required under subsections 14A:10-5.1(5) and 14A:10-5.1(6), a shareholder who has the right to dissent pursuant to section 14A:11-1 may, not later than 20 days after a copy or summary of the plan of such merger and the statement required by subsection 14A:10-5.1(2) is mailed to such shareholder, make written demand on the corporation or on the surviving corporation, for the payment of the fair value of his shares.

         (5) Whenever all the shares, or all the shares of a class or series, are to be acquired by another corporation pursuant to section 14A:10-9, a shareholder of the corporation whose shares are to be acquired may, not later than 20 days after the mailing of notice by the acquiring corporation pursuant to paragraph 14A:10-9(3)(b), make written demand on the acquiring corporation for the payment of the fair value of his shares.

         (6) Not later than 20 days after demanding payment for his shares pursuant to this section, the shareholder shall submit the certificate or certificates representing his shares to the corporation upon which such demand has been made for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him. If shares represented by a certificate on which notation has been made shall be transferred , each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making a demand for payment of the fair value thereof.

         (7) Every notice or other communication required to be given or made by a corporation to any shareholder pursuant to this Chapter shall inform such shareholder of all dates prior to which action must be taken by such shareholder in order to perfect his rights as a dissenting shareholder under this Chapter. (Last amended by Ch. 94, O. '88, eff. 12-1-88)).

14A:11-3  "Dissenting shareholder" defined; date for determination of fair value

         (1) A shareholder who has made demand for the payment of his shares in the manner prescribed by subsection 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) is hereafter in this Chapter referred to as a "dissenting shareholder."

         (2) Upon making such demand, the dissenting shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights of a dissenting shareholder under this Chapter.

         (3) "Fair value" as used in this Chapter shall be determined

         (a) As of the day prior to the day of the meeting of shareholders at which the proposed action was approved or as of the day prior to the day specified by the corporation for the tabulation of consents to such action if no meeting of shareholders was held; or

         (b) In the case of a merger pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) in which shareholder approval is not required, as of the day prior to the day on which the board of directors approved the plan of merger; or

         (c) In the case of an acquisition of all the shares or all the shares of a class or series by another corporation pursuant to section 14A:10-9, as of the day prior to the day on which the board of directors of the acquiring corporation authorized the acquisition, or, if a shareholder vote was taken pursuant to section 14A:10-12, as of the day provided in paragraph 14A:11-3(3)(a).

         In all cases, "fair value" shall exclude any appreciation or depreciation resulting from the proposed action.

14A:11-4. Termination of right of shareholder to be paid the fair value of his shares

         (1) The right of a dissenting shareholder to be paid the fair value of his shares under this Chapter shall cease if

         (a) he has failed to present his certificates for notation as provided by subsection 14A:11-2(6), unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;

         (b) his demand for payment is withdrawn with the written consent of the corporation;

         (c) the fair value of the shares is not agreed upon as provided in this Chapter and no action for the determination of fair value by the Superior Court is commenced within the time provided in this Chapter;

         (d) the Superior Court determines that the shareholder is not entitled to payment for his shares;

         (e) the proposed corporate action is abandoned or rescinded; or

         (f) a court having jurisdiction permanently enjoins or sets aside the corporate action.

         (2) In any case provided for in subsection 14A:11-4(1), the rights of the dissenting shareholder as a shareholder shall be reinstated as of the date of the making of a demand for payment pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) without prejudice to any corporate action which has taken place during the interim period. In such event, he shall be entitled to any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the board, the fair value thereof in cash as of the time of such expiration or completion.

14A:11-5.  Rights of dissenting shareholder

         (1) A dissenting shareholder may not withdraw his demand for payment of the fair value of his shares without the written consent of the corporation.

         (2) The enforcement by a dissenting shareholder of his right to receive payment for his shares shall exclude the enforcement by such dissenting shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subsection 14A:11-4(2) and except that this subsection shall not exclude the right of such dissenting shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is ultra vires, unlawful or fraudulent as to such dissenting shareholder.

14A:11-6.  Determination of fair value by agreement

         (1) Not later than 10 days after the expiration of the period within which shareholders may make written demand to be paid the fair value of their shares, the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) shall mail to each dissenting shareholder the balance sheet and the surplus statement of the corporation whose shares he holds, as of the latest available date which shall not be earlier than 12 months prior to the making of such offer and a profit and loss statement or statements for not less than a 12-month period ended on the date of such balance sheet or, if the corporation was not in existence for such 12-month period, for the portion thereof during which it was in existence. The corporation may accompany such mailing with a written offer to pay each dissenting shareholder for his shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or, if divided into series, of the same series.

         (2) If, not later than 30 days after the expiration of the 10-day period limited by subsection 14A:11-6(1), the fair value of the shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made upon surrender of the certificate or certificates representing such shares.

14A:11-7.  Procedure on failure to agree upon fair value;
commencement of action to determine fair value

         (1) If the fair value of the shares is not agreed upon within the 30-day period limited by subsection 14A:11-6(2), the dissenting shareholder may serve upon the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) a written demand that it commence an action in the Superior Court for the determination of the fair value of the shares. Such demand shall be served not later than 30 days after the expiration of the 30-day period so limited and such action shall be commenced by the corporation not later than 30 days after receipt by the corporation of such demand, but nothing herein shall prevent the corporation from commencing such action at any earlier time.

         (2) If a corporation fails to commence the action as provided in subsection 14A:11-7(1), a dissenting shareholder may do so in the name of the corporation, not later than 60 days after the expiration of the time limited by subsection 14A:11-7(1) in which the corporation may commence such an action.

14A:11-8.  Action to determine fair value; jurisdiction of court;
appointment of appraiser

In any action to determine the fair value of shares pursuant to this Chapter:

         (a) The Superior Court shall have jurisdiction and may proceed in the action in a summary manner or otherwise;

         (b) All dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties thereto as an action against their shares quasi in rem;

         (c) The court in its discretion may appoint an appraiser to receive evidence and report to the court on the question of fair value, who shall have such power and authority as shall be specified in the order of his appointment; and

         (d) The court shall render judgment against the corporation and in favor of each shareholder who is a party to the action for the amount of the fair value of his shares.

14A:11-9.  Judgment in action to determine fair value

         (1) A judgment for the payment of the fair value of shares shall be payable upon surrender to the corporation of the certificate or certificates representing such shares.

         (2) The judgment shall include an allowance for interest at such rate as the court finds to be equitable, from the date of the dissenting shareholder's demand for payment under subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) to the day of payment. If the court finds that the refusal of any dissenting shareholder to accept any offer of payment, made by the corporation under section 14A:11-6, was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

14A:11-10.  Costs and expenses of action

         The costs and expenses of bringing an action pursuant to section 14A:11-8 shall be determined by the court and shall be apportioned and assessed as the court may find equitable upon the parties or any of them. Such expenses shall include reasonable compensation for and reasonable expenses of the appraiser, if any, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the court finds that the offer of payment made by the corporation under section 14A:11-6 was not made in good faith, or if no such offer was made, the court in its discretion may award to any dissenting shareholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting shareholder.

14A:11-11.  Disposition of shares acquired by corporation.

         (1) The shares of a dissenting shareholder in a transaction described in subsection 14A:11-1(1) shall become reacquired by the corporation which issued them or by the surviving corporation, as the case may be, upon the payment of the fair value of shares.

         (2) (Deleted by amendment, P.L.1995, c.279.)

         (3) In an acquisition of shares pursuant to section 14A:10-9 or section 14A:10-13, the shares of a dissenting shareholder shall become the property of the acquiring corporation upon the payment by the acquiring corporation of the fair value of such shares. Such payment may be made, with the consent of the acquiring corporation, by the corporation which issued the shares, in which case the shares so paid for shall become reacquired by the corporation which issued them and shall be cancelled.

                                                                       ANNEX 5.1


                        OPINION OF COCHRAN, CARONIA & CO.


                                                   December 18, 2001


Independent Committee of the Board of Directors of Preserver Group, Inc. 95 Route 17 South
Paramus, NJ 07653

Gentlemen:

         You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock (collectively the "Stockholders") of Preserver Group, Inc. (the "Company"), other than the members of the 13D Group (the "13D Group"), of the $7.75 per share in cash (the "Consideration") proposed to be paid to the Stockholders pursuant to the self-tender offer by the Company (the "Self-Tender").

         Prior to the Company's commencing the Self-Tender, Archer McWhorter and Alvin Swanner, two members of the 13D Group, commit to advance to the Company on an interest-free basis the proceeds (the "Financing Commitment") for the Self-Tender. The Company will draw upon the Financing Commitment to tender for all of the outstanding common stock of the Company, $0.50 par value per share, that is not held by the 13D Group. You have not asked us to express, and we are not expressing, any opinion with respect to any of the other terms, conditions, determinations or actions with respect to the Self-Tender.

         We are familiar with the Company, having provided certain investment banking services to the Company from time to time, including serving as financial advisor to the Company in its acquisitions of North East Insurance Company and Mountain Valley Indemnity Company.

         In connection with our review of the proposed Self-Tender and the preparation of our opinion herein, we have examined: (a) the draft Schedule TO;
(b) certain audited historical financial statements of the Company for the five years ended December 31, 2000; (c) the unaudited financial statements of the Company for the nine months ended September 30, 2001; (d) certain internal business, operating and financial information and forecasts of the Company (the "Forecasts"), prepared by the senior management of the Company; (e) information regarding publicly available financial terms of certain recently completed transactions in the property and casualty insurance industry; (f) information regarding comparable publicly traded property and casualty insurance companies;
(g) current and historical market prices and trading volumes of the common stock of the Company; (h) certain key product price forecasts developed by senior management of the Company; and (i) certain other publicly available information on the Company. We have also held discussions with members of the senior management of the Company to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.

         In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company. In addition, we did not make an independent evaluation of the adequacy of the reserves for, or collectability of, reinsurance related to the unpaid loss and loss adjustment expenses of the Company nor have we reviewed any individual insurance claims files or contracts relating to the Company. We have, with your permission, assumed that the respective reserves for unpaid losses and loss adjustment expenses are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

         We have been advised by the management of the Company that the Forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company. In that regard, we have assumed, with your consent, that the Forecasts will be realized in the amounts and at the times contemplated thereby. We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based.

         Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion, except as provided in Schedule TO. We have relied as to all legal matters on advice of counsel to the Company, and have assumed that the Self-Tender will be consummated on the terms described in the Schedule TO, without any waiver of any material terms or conditions by the Company. We were not requested to, nor did we, solicit third party indications of interest in respect of the proposed Self-Tender.

         Cochran, Caronia & Co., LLC is regularly engaged in the valuation of insurance company securities in connection with business combinations, investments and other transactions. As specialists in the securities of companies in the insurance industry, Cochran, Caronia & Co., LLC has experience in, and knowledge of, the valuation of such enterprises. We have acted as the investment banker to the Independent Committee of the Board of Directors in connection with the Self-Tender and will receive a fee for our services. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

         In the ordinary course of our business as a broker-dealer, we may actively trade the equity securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

         We are expressing no opinion herein as to the price at which the common stock of the Company will trade at any future time or as to the effect of the Self-Tender on the trading price of the common stock of the Company. Such trading price may be affected by a number of factors, including but not limited to (i) changes in prevailing interest rates and other factors which generally influence the price of securities, (ii) adverse changes in the current capital markets, (iii) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or in the insurance industry, (iv) any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities, and (v) timely completion of the Self-Tender on terms and conditions that are acceptable to all parties at interest.

         Our investment banking services and our opinion were provided for the use and benefit of the Independent Committee of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by Schedule TO. Our opinion is limited to the fairness, from a financial point of view, to the Stockholders of the Company of the Consideration in connection with the Self-Tender, and we do not address the merits of the underlying decision by the Company to engage in the Self-Tender and this opinion does not constitute a recommendation to any Stockholder as to how such Stockholder should vote on the proposed Self-Tender. It is understood that this letter may not be disclosed or otherwise referred to without prior written consent, except that the opinion may be included in its entirety in submissions to state insurance regulatory authorities or in a proxy statement mailed to the Stockholders by the Company with respect to the Self-Tender.

         Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the Stockholders.


                                             Very truly yours,


                                             /s/ COCHRAN, CARONIA & CO., LLC
                                             -------------------------------
                                             COCHRAN, CARONIA & CO., LLC

                                                                       ANNEX 5.2


                       [Cochran Caronia & Co. letterhead]






February 28, 2002


Independent Committee of the Board of Directors
Preserver Group, Inc.
95 Route 17 South
Paramus, New Jersey 07653

Gentlemen:

You have requested that Cochran, Caronia & Co. consider whether any material changes relevant to the Company's circumstances have occurred since we issued our fairness opinion, dated December 18, 2001, in which we opined as to the fairness, from a financial point of view, of the consideration to paid to the shareholders of Preserver Group, Inc. (the "Company") in connection with the Company's proposed tender offer and second-step merger.

Accordingly, we considered as possibly material for your purposes those certain issues which we presented to you today in the course of your meeting, as well as such other matters which we deemed relevant to our inquiry. Based upon the matters considered, we have discovered no material changes or developments that would negatively impact our determination of the fairness of the transaction as reflected in our opinion, dated December 18, 2001 and, at this date, no conditions exist that would necessitate a change to that fairness opinion that the consideration to be paid to the shareholders of the Company is fair, from a financial point of view.

Sincerely,


/s/ Cochran, Caronia & Co
Cochran, Caronia & Co.

                                                                         ANNEX 6


                              AMENDED AND RESTATED
                   AGREEMENT FOR SELF-TENDER OFFER, FINANCING
                             AND SECOND-STEP MERGER

         AGREEMENT (the "AGREEMENT"), dated as of January 14, 2002, among Preserver Group, Inc., a New Jersey corporation (the "COMPANY") and those persons designated on the signature page hereof as members of the 13D Group (collectively, the "13D GROUP").

                                   BACKGROUND

         A. The Company believes the public trading market for its common stock, $.50 par value per share (the "COMMON STOCK") has not recognized and will not recognize the proper value of the Company's shares for the following reasons: 1) the Company's capitalization is significantly smaller than its peers in the property casualty insurance industry; 2) the Company's exposure to New Jersey private passenger automobile insurance; 3) the Company's diversification efforts in the past three years have subsequently not been recognized and valued; and 4) the current concentration of ownership by the Executive Committee of the Company in combination with the small number of shares available has created an excessive discount to tangible book value. As a result, the shares of Common Stock rarely trade and when they do trade, have traded at a significant discount to the shares' book value for an extended period of time, with no change in this circumstance appearing likely in the future.

         B. The Board of Directors has established an independent committee consisting of George Farley, Robert S. Fried and Malcolm Galatin (the "INDEPENDENT COMMITTEE") in order to consider alternative means of creating value in the Common Stock for the benefit of the Company's shareholders and, as a result of its evaluation, the Independent Committee has recommended providing the Company's shareholders with an opportunity to achieve liquidity in cash by allowing them to sell their stock at a premium above recent historical Nasdaq trading prices at little or no cost to the shareholders.

         C. Each of the Independent Committee and the Board of Directors of the Company, upon the recommendation of the Independent Committee, has unanimously approved terms of the acquisition ("SELF-TENDER") by the Company of the Company's issued and outstanding Common Stock and the subsequent merger (the "SECOND-STEP MERGER" or "MERGER") of a New Jersey corporation formed by the 13D Group that, if the Self-Tender is successful, will hold in excess of 80% of the Company's issued and outstanding capital stock (the "MERGER COMPANY") that will merge with and into the Company pursuant to which any remaining public shareholders of the Company will be "cashed-out" at the same price as the Offer Price (as defined below in Section 1.1).

         D. Two members of the 13D Group, Messrs. Archer McWhorter and Alvin E. Swanner (together with one or more affiliates under their control, all of which are to be acceptable to applicable insurance regulatory authorities, the "FINANCING RELATED PARTIES"), have agreed to provide to the Company the financing for the Company's Self-Tender and the Second-Step Merger.

                                      TERMS

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company and the 13D Group hereby agrees as follows:

                                  1. THE OFFER

         1.1 THE OFFER. As soon as practicable after the date hereof, the Company shall commence (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "EXCHANGE Act")) an offer to purchase (as it may be amended in accordance with the terms of this Agreement, the "OFFER") all of the outstanding shares of Common Stock of the Company at the price of $7.75 per share as recommended by the Independent Committee of the Board of Directors, after considering, among other things, the proposal by the Financing Related Parties and the opinion of the Company's financial advisor (the "OFFER PRICE"). As set forth in Section 1.4, the 13D Group shall not tender their shares into the Offer.

         1.2 COMPANY ACTION. The Company represents that, subject to the Board's fiduciary obligations to the Company's shareholders under applicable law, as advised by counsel, (i) its Board of Directors has voted for the adoption of this Agreement, has approved the Offer the purchase of shares of Common Stock pursuant to the Offer and the Second-Step Merger, in accordance with the New Jersey Business Corporation Act (the "NEW JERSEY CORPORATION LAW"); and (ii) the Independent Committee of the Board has unanimously determined that the Offer Price and other terms of the Offer are both adequate and otherwise in the best interests of the Company and its shareholders. Notwithstanding anything contained in this Agreement, if either of the Company's Board of Directors or Independent Committee determines, in the exercise of its fiduciary duty, to withdraw, modify or amend its approvals or recommendations, to terminate the Offer, once commenced but prior to closing, such withdrawal, modification or amendment or termination shall not constitute a breach of this Agreement.

         1.3 OFFER DOCUMENTS. The Company shall file with the Securities and Exchange Commission (the "COMMISSION"), and mail to the holders of record of the Common Stock, a tender offer statement on a combined Schedule TO and Schedule 13E-3 under cover of Schedule TO (together with all amendments or supplements thereto, the "SCHEDULE TO"). The Schedule TO (collectively, the Schedule TO, Offer to Purchase and related Letter of Transmittal, together with all amendments or supplements thereto, the "OFFER DOCUMENTS") shall, when filed with the Commission: (i) contain all information which is required to be included therein in accordance with the Exchange Act and any other applicable law, (ii) comply in all material respects with the requirements of the Exchange Act and any other applicable law, and (iii) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the Company shall not be responsible for the accuracy or completeness of information supplied by the 13D Group for inclusion in the Offer Documents. The Company and the 13D Group each agree to cooperate in the preparation of the Offer Documents in a timely manner and promptly to correct or supplement any information provided by it for use in the Offer Documents if and to the extent required by applicable federal securities laws and the Company and the 13D Group each further agrees to take all steps necessary to cause the Offer Documents, as so amended, to be filed with the Commission and to be disseminated to holders of the Company's Common Stock, in each case as and to the extent required by applicable federal securities laws.

         1.4 13D GROUP NOT TO PARTICIPATE IN OFFER. Each member of the 13D Group owns beneficially or of record that number of shares of Common Stock (including options, warrants or other rights to purchase Common Stock) set forth next to such person's name on SCHEDULE A hereto. Each member of the 13D Group hereby agrees not to tender in the Offer any shares owned beneficially or of record by it.

         1.5 STATUS OF PURCHASED SHARES. All shares of Common Stock purchased by the Company in the Offer will be held by the Company as treasury shares.

                 2. FINANCING FOR OFFER AND SECOND-STEP MERGER

         2.1 The Financing Related Parties shall immediately prior to the consummation of the Offer and from time to time thereafter as may be required in connection with the Second Step

                  Merger and payment for the Dissenting Shares (as hereinafter defined), advance to the Company one or more loans (the "LOANS") in the aggregate amount of the product of (i) 1,101, 510 shares (representing 1,101,510 shares of Common Stock held by the public and management other than the 13D Group) and
                  (ii) the Offer Price, pursuant to the terms of an agreement (the "LOAN AGREEMENT") between the Company and the Financing Related Parties, the form of which is attached hereto as
                  EXHIBIT 1. The Loan shall be interest-free and evidenced by a promissory note (the "Note") that will be automatically convertible 60 days after the consummation of the Offer into shares of non-voting preferred stock otherwise equivalent to the Common Stock (the "FINANCING PREFERRED STOCK") of the Company (or, the Surviving Corporation, as the Company is known after the Second-Step Merger) at the Offer Price, subject to the Company's right, at its option, to convert the Loan into Financing Preferred Stock prior to the expiration of such 60-day period. Under the Loan Agreement, the proceeds of the Loan shall be used only to finance the purchase of the Common Stock pursuant to the Offer and to cash-out minority shareholders in the Second-Step Merger, including holders of Dissenting Shares (as defined below).

                           3. THE SECOND-STEP MERGER

         3.1 THE MERGER. Concurrently herewith or as soon as practicable after the date hereof, the 13D Group shall form a New Jersey corporation (or a corporation in such other jurisdiction as the parties may agree) to serve as the Merger Company. Upon or prior to the consummation of the Offer, each member of the 13D Group shall contribute to the Merger Company all of the shares of capital stock owned beneficially and of record by such member (including the Common Stock set forth on SCHEDULE A and the Financing Preferred Stock, as defined below when issued) and shall cause to be issued the same number of common stock and Financing Preferred Stock of Merger Company. Pursuant to an agreement in a form to be mutually agreed upon by the parties (the "MERGER AGREEMENT") to be entered into between the Company and the Merger Company concurrently with or as soon as practicable after consummation of the Offer and in accordance with the provisions of this Agreement, such Merger Agreement, the New Jersey Corporation Law and applicable federal and state securities laws, the Company and the Merger Company shall file a certificate of merger (the "CERTIFICATE OF MERGER") by which the Merger Company shall be merged with and into the Company, the Company shall continue its corporate existence under the New Jersey Corporation Law as the surviving corporation in the Merger (the "SURVIVING CORPORATION") and the separate corporate existence of the Merger Company shall cease. The name of the Surviving Corporation shall continue to be "Preserver Group, Inc." The Merger Agreement shall contain usual and customary representations, warranties and conditions, comply, to the extent applicable, with the terms hereof, and otherwise be in form and substance reasonably satisfactory to counsel for the Company and the 13D Group. The Merger shall have the effects set forth in the New Jersey Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (as defined below in Section 3.2), all the rights, privileges, powers and franchises (of a public as well as of a private nature), of the Company and the Merger Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Merger Company shall become the debts, liabilities and duties of the Surviving Corporation. The 13D Group agrees, if required by the New Jersey Corporation Law, to use its best efforts to obtain approval of the Merger Company's shareholders for, and to cause the board of directors of the Merger Company to approve, the Second-Step Merger. In the event that the Merger Company owns 90% or more of the Common Stock of the Company after the Offer, the Merger shall be effected as a short form merger pursuant to Section 14A:10-5.1 of the New Jersey Corporation Law. The Company and the 13D Group shall, and the 13D Group shall cause the Merger Company to, take all actions as may be required by the New Jersey Corporation Law and any applicable federal and state securities laws to perform the Merger in compliance therewith, including, but not limited to, voting in favor of the Merger and making all requisite mailings and notifications to the minority shareholders of the Company.

         3.2 EFFECTIVE TIME. The Merger shall become effective at the time of the filing of the Certificate of Merger with the office of the Secretary of State of the State of New Jersey in accordance with the applicable provisions of the New Jersey Corporation Law, which Certificate of Merger shall be so filed as soon as practicable after the consummation of the Offer. The date and time when the Merger shall become effective are herein referred to as the "EFFECTIVE TIME."

         3.3 ARTICLES OF INCORPORATION; BY-LAWS. The Articles of Incorporation of the Company as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with applicable law. The By-laws of the Company as in effect at the Effective Time shall be the By-laws of the Surviving Corporation until duly amended in accordance with applicable law.

         3.4 GOING PRIVATE. If a sufficient number of shareholders tender their Common Stock in the Offer such that, following the Offer, the Company has fewer than 300 holders of record of its Common Stock, the Company shall, immediately upon completion of the Offer, take all required action to deregister its Common Stock under the Exchange Act and delist its shares from the Nasdaq Stock Market.

         4. STATUS AND CONVERSION OF SECURITIES UPON SECOND-STEP MERGER

         4.1 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

                  (a) Each outstanding share of Common Stock of the Company held by the Company as a treasury share and the shares of Common Stock and Financing Preferred Stock of the Company held by Merger Company shall be cancelled and retired and no payment shall be made with respect thereto.

                  (b) Each outstanding share of Common Stock of the Company, other than (i) those shares of Common Stock referred to in Section 4.1(a) and (ii) Dissenting Shares (as defined in Section 4.4), shall be converted into the right to receive an amount of cash (without interest) equal to the amount paid per share pursuant to the Offer (the "MERGER CONSIDERATION").

                  (c) Each share of common stock and Financing Preferred Stock of Merger Company issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

         4.2      COMPANY STOCK OPTIONS AND RELATED MATTERS.

                  (a) EMPLOYEE OPTIONS. The Company has issued to its employees the following options under the Company's Employee Stock Option Plans: options to purchase 60,000 shares of Common Stock at an exercise price of $12.75 per share; options to purchase 28,500 shares of Common Stock at an exercise price of $11.75 per share; options to purchase 31,000 shares at $12.875 per share; options to purchase 36,000 shares at $8.125 per share; and options to purchase 38,500 shares at $7.21 per share (which 38,500 options do not vest until June 2002). As to each such option (collectively, the "OPTIONS") granted under the Company's Employee Stock Option Plans, whether or not then exercisable, which is outstanding as of the date hereof and which has not been exercised prior to the acquisition of shares pursuant to the Offer, the holder thereof shall be entitled to continue to hold such Options from the Surviving Corporation on all of the same terms and conditions as the Options. The Second-Step Merger will have no effect on the Options.

                  (b) CONVERTIBLE DEBENTURES. The Company has outstanding $10,000,000 of debentures convertible into 645,578 shares of Common Stock at $15.49 per share (the "CONVERTIBLE DEBENTURES"). The Second-Step Merger will have no effect on the Convertible Debentures.

         4.3      EXCHANGE OF CERTIFICATES.

                  (a) Prior to the Effective Time of the Second-Step Merger, Merger Company shall designate First Union National Bank (or another U.S. bank or trust company having at least $50,000,000 in capital, surplus and undivided profits, as mutually agreed to by Merger Company and the Company) to act as tendering agent in the Merger (the "TENDERING AGENT") for purposes of effecting the exchange for the Merger Consideration of certificates which, prior to the Effective Time, represented shares of Company Common Stock entitled to receive the Merger Consideration pursuant to
                           Section 4.1. Upon the surrender and exchange of such a certificate, the holder thereof shall be paid, without interest thereon, the amount of cash to which he is entitled hereunder, and such certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such certificate shall, after the Effective Time, represent solely the right to receive the Merger Consideration into which the shares of Company Common Stock it theretofore represented shall have been converted pursuant to Section 4.1, and the holder thereof shall not be entitled to be paid any cash to which such holder otherwise would be entitled. In case any payment pursuant to this
                           Section 4.3 is to be made to a holder other than the registered owner of a surrendered certificate, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Tendering Agent any transfer or other taxes required by reason of the payment of such cash to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Tendering Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Tendering Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any cash delivered pursuant hereto to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (b) Immediately prior to the Effective Time of the Second-Step Merger, Company shall draw down upon the Loan and shall cause to deposit in trust with the Tendering Agent cash in an aggregate amount equal to the product of (i) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than: treasury shares); shares owned by, or issuable upon conversion of other securities owned by, Merger Company (including any shares or other securities otherwise held by the 13D Group); shares issuable upon exercise of the Convertible Debentures; shares issuable upon the exercise of Options; and shares known at the Effective Time to be Dissenting Shares
                           (as hereinafter defined)); and (ii) the Merger Consideration (such amount being hereinafter referred to as the "PAYMENT FUND"). The Payment Fund shall be invested by the Tendering Agent as directed by the Surviving Corporation (so long as such directions do not impair the rights of the holders of Company Common Stock) in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation or certificates of deposit issued by a commercial bank having at least $1,000,000,000 in assets, and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation. The Tendering Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 4.3(a) out of the Payment Fund. The Payment Fund shall not be used for any other purpose except as provided herein. Promptly following the date which is one year after the Effective Time, the Tendering Agent shall return to the Surviving Corporation all cash, certificates and other instruments in its possession that constitute any portion of the Payment Fund, and the Tendering Agents duties shall terminate. Thereafter, each holder of a certificate representing a share of the Company Common Stock entitled to receive at the Effective Time cash therefor may surrender such certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without interest.

                  (c) Promptly after the Effective Time, the Tendering Agent shall mail to each record holder of certificates which immediately prior to the Effective Time represented shares of Company Common Stock a form letter of transmittal and instructions for use in surrendering certificates and receiving payment therefor.

                  (d) If, after the Effective Time, certificates representing shares of Company Common Stock are presented to the Surviving Corporation or the Tendering Agent, they shall be cancelled and exchanged for the Merger Consideration as provided in
                           Section 4.1, subject to applicable law in the case of Dissenting Shares.

         4.4      DISSENTING SHARES.

                  (a) Any shares of Common Stock outstanding immediately prior to the Effective Time of the Second-Step Merger as to which the holder thereof shall have validly exercised such holder's appraisal rights, if any, under applicable sections of the New Jersey Corporation Law ("DISSENTING SHARES") shall not, after the Effective Time, be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except dividends or other distributions payable to shareholders of record prior to the Effective Time). No such Dissenting Share shall be converted into the Merger Consideration hereunder unless and until the holder thereof shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to payment for such holder's shares under the New Jersey Corporation Law. The Company shall give Merger Company prompt notice upon receipt by the Company of any written demand for appraisal (any shareholder duly making such demand being hereinafter called a "DISSENTING SHAREHOLDER").

                  (b) Each Dissenting Shareholder who becomes entitled under the New Jersey Corporation Law to payment for the Dissenting Shares shall receive payment therefor after the Effective Time from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the New Jersey Corporation Law) and such shares of Company Common Stock shall be cancelled. To the extent the remaining proceeds from the Loan (as defined above in Section 2) are not sufficient to pay for the Dissenting Shares, the Financing Related Parties shall advance to Surviving Corporation, immediately upon written request, funds necessary to consummate the purchase of the Dissenting Shares.

         4.5 TAKING OF NECESSARY ACTION; FURTHER ACTION. The Company and the 13D Group shall each use its best efforts to take all such action as may be necessary or appropriate in order to effectuate the Merger under the New Jersey Corporation Law as promptly as possible, subject to fiduciary obligations under applicable law as advised by counsel. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets property, rights, privileges, powers, franchises of both of the Company and Merger Company, the officers of such corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such lawful and necessary action.

                   5. REPRESENTATION AND WARRANTIES REGARDING
                                    13D GROUP

         Each member of the 13D Group severally hereby represents and warrants to the Company (except as to Section 5.5 which is solely a representation and warranty of the Financing Related Parties), except as set forth on the attached Disclosure Schedules for Article 5, as follows:

         5.1 ORGANIZATION AND QUALIFICATION. Such 13D Group member, to the extent an entity, is a corporation or other entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the requisite power and authority to carry on its business as it is now being conducted. Each such 13D Group member, to the extent an entity, is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such qualification necessary. Merger Company shall not have conducted any business prior to the date the Second-Step Merger and will have no assets and liabilities other than those incident to its formation and to the consummation of the transactions contemplated hereby and the Merger Agreement.

         5.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each member of the 13D Group has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and no other proceedings on the part of 13D Group member are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by 13D Group member and constitutes the legal, valid and binding obligation of 13D Group member enforceable against 13D Group member in accordance with its terms.

         5.3      NO VIOLATIONS.

                  (a) Neither the execution and delivery of this Agreement by 13D Group member nor the consummation of the transactions contemplated hereby nor compliance by 13D Group member with any of the provisions hereof will: (i) violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of 13D Group member or any of its subsidiaries under any of the terms, conditions or provisions of (x) their respective charters or by-laws or (y) any note, bond, mortgage, indenture, deed of trust, agreement, lien, contract or other instrument or obligation to which 13D Group member or any of its subsidiaries is a party or to which any of them, or any of their respective properties or assets, may be subject or by which 13D Group member or any of its subsidiaries is bound and which is material to 13D Group member and its subsidiaries as a whole; or (ii) subject to compliance with the statutes and regulations referred to in Section 5.3(b), violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to 13D Group member or any of its subsidiaries or any of their respective properties or assets; or (iii) cause the suspension or revocation of any authorization, consent, approval or license currently in effect which would have a material adverse effect on the business, operations or financial condition of 13D Group member.

                  (b) Other than in connection with or in compliance with the provisions of the New Jersey Corporation Law and the Exchange Act, (i) there is no legal impediment to 13D Group member's consummation of the transactions contemplated by this Agreement and (ii) no filing or registration with, or authorization, consent or approval of, any domestic public body or authority is necessary for the consummation by 13D Group member of the transactions contemplated by this Agreement, except for such filings or registrations which, if not made, or for such authorizations, consents or approvals, which, if not received, would not have any material adverse effect on the business, operations or financial condition, of 13D Group member taken as a whole or on the ability of 13D Group member to consummate the transactions contemplated hereby.

         5.4 BROKERAGE FEES. The 13D Group member has not retained any financial adviser, broker, agent or finder or paid or agreed to pay any financial advisers, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.

         5.5 FINANCING. The Financing Related Parties have, and shall have immediately prior to the time of the acceptance for purchase by the Company of shares of Common Stock pursuant to the Offer, and at the Effective Time, and shall have made available to the Company at such time, such funds as are necessary for the consummation of the Offer at the Offer Price and the Merger in accordance with the terms hereof and the Loan Agreement. The performance of the Loan Agreement by the Financing Related Parties is not subject to the Financing Related Parties obtaining third party financing but is their joint and several personal direct obligation.

                6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the 13D Group, except as set forth on the attached Disclosure Schedules for Article 6, as follows:

         6.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

         6.2 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. Except for any approvals by the Company's Shareholders which is referred to in Section 6.6, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         6.3      No Violations.

                  (a) Except as set forth in SCHEDULE 6.3 to this Agreement, or as disclosed in any report or statement filed with the Commission (the "SEC REPORTS"), neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will:
                           (i) violate, conflict with, or result in breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or its subsidiaries under any of the terms, conditions or provisions of (x) their respective charters or by-laws or (y) any note, bond, mortgage, indenture, deed of trust, agreement, lien, contract, or other instrument or obligation to which the Company or its subsidiaries is a party or to which any of them, or any of their respective properties or assets, may be subject or by which the Company or any of its subsidiaries is bound and which is material to the Company and its subsidiaries as a whole; or (ii) subject to compliance with the statutes and regulations referred to in Section 6.3(b), violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets (except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security, interests, charges or encumbrances which, or any consents, approvals or notices which if not given or received, would not have any material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated hereby or which are cured, waived or terminated prior to the Effective Time; or (iii) cause the suspension or revocation of any authorization, consent, approval or license currently in effect which would have a material adverse effect on the business, operations or financial condition, of the Company and its subsidiaries taken as a whole.

                  (b) Other than in connection with or in compliance with the provisions of the New Jersey Corporation Law, the Exchange Act, (and any applicable state securities laws, (i) there is no legal impediment to the Company's consummation of the transactions contemplated by this Agreement and (ii) no filing or registration with, or authorization, consent or approval of, any domestic public body or authority is necessary for the execution, delivery or consummation by the Company of the transactions contemplated by this Agreement, except for such filings or registration which, if not made, or for such authorizations, consents or approvals, which, if not received, would not have any material adverse effect on the business, operations or financial condition, of the Company and its subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated hereby.

         6.4 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 10,000,000 shares of Common Stock; and 10,000,000 shares of blank-check Preferred Stock, without par value ("PREFERRED STOCK"). As of the date hereof, 2,124,380 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. As of the date hereof, the Company has issued to its employees the following options under the Company's Employee Stock Option Plans: options to purchase 60,000 shares of common stock at an exercise price of $12.75 per share; options to purchase 28,500 shares of common stock at an exercise price of $11.75 per share; options to purchase 31,000 shares at $12.875 per share; options to purchase 36,000 shares of common stock at $8.125 per share; and options to purchase 38,500 shares of common stock at $7.21 per share (which 38,500 options do not vest until June 2002). Except as set forth in Section 2.1 hereof, this Section 6.4 and the Convertible Debentures, there are no options, warrants or other rights, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by the Company of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for, or otherwise evidencing the right to acquire, any shares of capital stock of the Company. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights.

         6.5 BROKERAGE FEES. The Company has not retained any financial adviser, broker, agent or finder or paid or agreed to pay any financial adviser, broker, agent or finder on account of this Agreement or any transaction contemplated hereby, except that Cochran Caronia & Co. has been retained as the Company's financial advisor in connection with certain matters including the transactions contemplated hereby.

         6.6 MEETING. If Company Common Stock is purchased pursuant to the Offer and if required by applicable law, the Company shall take all action necessary in accordance with the New Jersey Business Corporation Act, the Company's Articles of Incorporation and By-laws to duly call, give notice of, and hold a meeting of its shareholders as promptly as practicable to consider and vote upon the adoption of this Agreement and authorization of the Merger. At any such meeting, all the shares of Company Common Stock owned by the 13D Group and/or Merger Company shall be voted in favor of the Merger. The shareholder vote required for the adoption of this Agreement and the Merger shall be the vote required by the New Jersey Corporation Law. The Proxy Statement shall contain the determinations and recommendations of the Board of Directors of the Company as to the Merger, subject to the Board's fiduciary obligations to the Company's shareholders under applicable law as advised by counsel. No 13D Group member shall, prior to the Effective Time, sell, transfer, assign or otherwise dispose of any shares of Company Common Stock owned by it except to another 13D Group member or beneficiaries of such 13D Group Member who becomes a direct party to this Agreement prior to such sale, transfer, assignment or disposition.

                              7. FEES AND EXPENSES

         Other than as set forth in Article II, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including expenses of counsel and financial advisers, shall be paid by the party incurring such cost or expense. Notwithstanding the preceding sentence, if the Offer is commenced and no shares of Common Stock are purchased by the Company, the Financing Related Parties shall reimburse the Company for the Company's expenses attributable to the tender offer process, including but not limited to, printing, agent fees, Commission filing fees, solicitation and distribution costs, but excluding fees and expenses of counsel and financial advisers to the Company.

                            8. PUBLIC ANNOUNCEMENTS.

         The 13D Group, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Offer and Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or quotation bureau.

                      9. TERMINATION, AMENDMENT AND WAIVER

         9.1 TERMINATION. This Agreement may be terminated and the Offer and Second-Step Merger contemplated herein may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Effective Time or such earlier time as provided herein below:

                  (a) prior to the commencement of the Offer, by mutual written agreement of the Independent Committee on the one hand, and the 13D Group, on the other hand; or

                  (b) by either party if, having commenced, the consummation of the Offer shall have failed to be consummated on or before March 31, 2002, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the consummation of the Offer; or

                  (c) by the Company prior to consummation of the Offer, if the Company receives a proposal for acquisition or other proposal which the Independent Committee determines, in the exercise of its fiduciary obligations as advised by counsel, is more favorable than the Offer and Merger, or there occurs a material favorable change in the insurance regulatory administrative scheme regarding the Company's principal subsidiary, Motor Club of America Insurance Company, as a result of which the Independent Committee determines, in the exercise of its fiduciary duties as advised by counsel, that the terms of the Offer are no longer in the best interest of the Company's public Shareholders; or

                  (d) by the Company if (i) fewer than 676,140 shares of Common Stock are properly tendered and not properly withdrawn in the Offer; or (ii) the Independent Committee fails to obtain a "draw down" of the fairness opinion of its financial adviser to the date of the expiration of the Offer, or by the 13D Group or the Financing Related Parties if the Company waives the 676,140 minimum tender requirements but fewer than 590,076 shares of Common Stock are properly tendered and not

                  (e) by either party if the Offer shall have been terminated in accordance with its terms without any shares of Company Common Stock having been purchased thereunder; or

                  (f) by the Company, if, prior to acceptance of the shares of Company Common Stock pursuant to the Offer, the 13D Group is in material breach of any of its representations, warranties, or obligations hereunder, including but not limited to, Article II hereof (financing); or

                  (g) by the Company or the 13D Group or the Financing Related Parties, if prior to acceptance of the shares of Company Common Stock pursuant to the Offer, there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency or authority or tribunal or any other person, domestic or foreign, before any court or governmental, regulatory or administrative authority, agency or tribunal, domestic or foreign, that (i) challenges the making of the Offer or the acquisition of Shares pursuant to the Offer, or otherwise, directly or indirectly, relates in any manner to the Offer; or
                           (ii) in the reasonable good faith judgment of the Company, could materially adversely affect the business, condition (financial or otherwise), income, assets, operations or prospects of the Company and its subsidiaries, or otherwise materially impair in any way the contemplated future conduct of the business of the Company or any of its subsidiaries or materially impair the Offer's contemplated benefits to the Company; or

                  (h) by the Company or the 13D Group or the Financing Related Parties, if prior to acceptance of the shares of Company Common Stock pursuant to the Offer, there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or the Company or any of its subsidiaries, by any court or any government or governmental, regulatory or administrative authority, agency or tribunal, domestic or foreign, that, in the Company's reasonable good faith judgment, would or might directly or indirectly (i) make the acceptance for payment of, or payment for, some or all the Shares illegal or otherwise restrict or prohibit consummation of the Offer; (ii) delay or restrict the ability of the Company, or render the Company unable, to accept for payment, or pay for, some or all the Shares; (iii) materially impair the contemplated benefits of the Offer to the Company; or (iv) materially affect the business, condition (financial or otherwise), income, assets, operations or prospects of the Company and its subsidiaries or otherwise materially impair in any way the contemplated future conduct of the business of the Company or any of its subsidiaries; or

                  (i) by either party or the Financing Related Parties, if prior to acceptance of the shares of Company Common Stock pursuant to the Offer, there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any United States national securities exchange or in the over-the-counter market (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a market index), including but not limited to any changes in trading conditions resulting from actual or threatened terrorist attacks, responses by the United States or its allies, or the effects thereof; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or New Jersey to such acts; (iii) the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States or any of its territories, including without limiting any acts of terrorism, domestic or foreign or responses of the United States or its allies; (iv) any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event that, in the reasonable good faith judgment of the Company, might affect, the extension of credit by banks or other lending institutions in the United States or New Jersey; (v) any decrease in the market price of the Shares below

                           $5.00 for five consecutive trading days (whether or not the Shares trade on that trading day); (vi) any change in the general political, market, economic or financial conditions in the United States or abroad that could, in the reasonable good faith judgment of the Company, have a material adverse effect on the business, condition (financial or otherwise), income, assets, operations or prospects of the Company and its subsidiaries, taken as a whole, or the trading in the Shares; (vii) in the case of any of the foregoing existing at the time of the commencement of the Offer, in the reasonable good faith judgment of the Company, a material escalation, acceleration or worsening thereof; or (viii) any decline in either the Dow Jones Industrial Average or the Standard and Poor's Index of 500 Industrial Companies by an amount in excess of 20% measured from the close of business on December 18, 2001; or

                  (j) by the Company, if after December 18, 2001, but before acceptance of the shares of Company Common Stock pursuant to the Offer, any tender or exchange offer with respect to the Shares (other than the Offer), or any merger, acquisition, business combination or other similar transaction with or involving the Company or any subsidiary, shall have been proposed, announced or made by any person or entity; or

                  (k) by the Company or the 13D Group or the Financing Related Parties, if after December 18, 2001, but before acceptance of the shares of Company Common Stock pursuant to the Offer, any actual material adverse change or development shall occur or be threatened with respect to the business, condition (financial or otherwise), income, assets, operations or prospects of the Company and its subsidiaries that materially adversely affects the anticipated benefits to the Company of acquiring Shares pursuant to the Offer; or

                  (l) by the Company, if prior to acceptance of the shares of Company Common Stock pursuant to the Offer, other than any filings that may be required by members of the Executive Committee or its affiliates as a result of the transactions contemplated by the Agreement, any person, entity or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) shall have
                           (i) acquired, or proposed to acquire, beneficial ownership of more than 5% of the outstanding Shares (other than a person, entity or group which has filed a Schedule 13D or 13G with the Commission on or prior to the date of this Offer to Purchase) or made a public announcement reflecting an intent to acquire the Company or any of its subsidiaries or any of their respective assets or securities; or (ii) made a public announcement reflecting an intent to acquire the Company or any of its subsidiaries or any of their respective assets or securities; or

                  (m)      [omitted]

         9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 9.1, (i) this Agreement shall forthwith become void and there shall be no liability on the part of the 13D Group or the Company hereunder except as set forth in Sections 7 and 8 and (ii) if such termination occurs prior to the purchase of shares of Company Common Stock pursuant to the Offer, the Offer shall be terminated without any shares of Company Common Stock being purchased. Nothing contained in this Section 9.2 shall relieve any party from liability for any breach of any provision of this Agreement.

         9.3 CERTAIN MEANINGS. As used in this Section 9: (a) the term Company, or any reference to such party, shall mean the Company acting in accordance with the recommendation of, or at the direction of, the majority of the Independent Committee;
                  (b) the term 13D Group, or any reference to such party, shall mean the 13D Group acting by a majority of the Shares held by its members; and (c) the term Financing Related Parties, or any reference thereto, shall mean the Financing Related Parties acting unanimously.

         9.4 AMENDMENT. This Agreement may not be amended, modified or waived except by an instrument in writing signed by the Company (as previously recommended by the Independent Committee and approved by the Board of Directors) and the 13D Group.

                             10. GENERAL PROVISIONS

         10.1 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by telecopier or sent by prepaid overnight carrier to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                  (a)      if to the 13D Group or to the Financing Related
                           Parties, to:

                           Archer McWhorter                      and       Alvin E. Swanner
                           1600 Smith Street, Suite 4275                   28 Chateau Haut Brion Street
                           Houston, Texas 77002                            Kenner, LA 700065
                           Fax:  (713) 650-8361                            Fax:  (504) 466-2729

                  (b)      if to the Company:

                           95 Route 17 South
                           Paramus, NJ 07653
                           Attention:  Stephen A. Gilbert and Patrick J. Haveron
                           Fax:  (201) 291-2125

                  in each case with a copy to:

                  Sills Cummis Radin Tischman Epstein & Gross, P.A. One Riverfront Plaza
                  Newark, NJ 07102
                  Attention:  Stanley U. North, III, Esq.
                  Fax:  973-643-6500

                           and

                  Wolff & Samson P.C.
                  280 Corporate Center
                  5 Becker Farm Road
                  Roseland, New Jersey 07068
                  Attn:  Morris Bienenfeld, Esq.
                  Fax: 973-436-4432

                  (c) if to any one member of the 13D Group, to the address set forth on the signature page hereto.

         10.2 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and thereafter there shall be no liability on the part of the Company or the 13D Group (including the Financing Related Parties) any of their respective officers, directors or shareholders in respect thereof except for the representations, warranties and agreements contained in Sections 7 and 8. Except as expressly set forth in this Agreement, there are no representations or warranties of any party hereto, express or implied.

         10.3 MISCELLANEOUS. This Agreement (i) constitutes the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) shall be binding upon and inure to the benefits of the parties hereto and their respective successors and assigns and is not intended to confer upon any other person (except as set forth below) any rights or remedies hereunder, (iii) shall be governed, including as to validity, interpretation and effect, by the laws of the State of New Jersey and (iv) may be executed in two or more counterparts which together shall constitute a single agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereby consent and agree to exclusive venue in New Jersey, and agree that the state and federal courts in New Jersey shall have exclusive jurisdiction over any disputes arising under or in connection with this Agreement.

         10.4 ASSIGNMENT. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Company without the prior written consent of the 13D Group, or by the 13D Group, or any member thereof, without the prior written consent of the Company (as previously recommended by the Independent Committee and approved by the Board of Directors).

         10.5 NO THIRD-PARTY BENEFICIARIES. Nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any rights and remedies under or by reason of this Agreement or the transactions contemplated hereby.

         10.6 SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

         10.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE PARTIES HERETO ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

         IN WITNESS WHEREOF, each of the Company and the members of the 13D Group have caused this Agreement to be duly executed as of the date first written above.

PRESERVER GROUP, INC.                  13D GROUP:

By: /s/ Stephen A. Gilbert             /s/ Archer McWhorter
   ----------------------------        ----------------------------
Name:  Stephen A. Gilbert              Archer McWhorter
Title:  President                      Address: 1600 Smith Street
                                                Houston, Texas  77002

                                       /s/ Gail McWhorter
                                       -----------------------------------------
                                       Gail McWhorter
                                       Address:  1600 Smith Street
                                                 Houston, Texas 77002

SLEEPY LAGOON LTD.                     BRION PROPERTIES, a Louisiana partnership
                                       in commendam
By: /s/ Archer Mcwhorter
   -----------------------------       By: /s/ Alvin E. Swanner
       Archer McWhorter                    -------------------------------------
       General Partner                           Alvin E. Swanner
Address:  1600 Smith Street                      General Partner
          Houston, Texas 77002         Address:  28 Chateau Haut Brion Street
                                                 Kenner, Louisiana 70065

/s/ Alvin E. Swanner                   /s/ William E. Lobeck, Jr.
--------------------------------       -----------------------------------------
         Alvin E. Swanner                        William E. Lobeck, Jr.
Address: 28 Chateau Haut Brion Street  Address:  1132 South Lewis Avenue
         Kenner, Louisiana 70065                 Tulsa, Oklahoma 74104

                                       William E. Lobeck Revocable Trust


                                       By: /s/ William E. Lobeck, Jr.
                                           -------------------------------------
                                                 William E. Lobeck, Jr.
                                                 Trustee
                                       Address:  1132 South Lewis Avenue
                                                 Tulsa, Oklahoma 74104

                                       Kathryn L. Taylor Revocable Trust


                                       By: /s/ Kathryn L. Taylor
                                           -------------------------------------
                                                 Kathryn L. Taylor
                                                 Trustee
                                       Address:  1132 South Lewis Avenue
                                                 Tulsa, Oklahoma 74104

                        SCHEDULE A - 13D GROUP OWNERSHIP

                                                                                          Number of
Name of                                               Number                          Options, Warrants
13D Group Member                                     of Shares                         or Other Rights
-----------------------------------        ------------------------------        ----------------------------
Archer McWhorter                                     301,635                                 -0-
Gail McWhorter                                         2,000                                 -0-
Sleepy Lagoon, Ltd.                                   43,336                               201,819
Alvin E. Swanner                                     301,635                                 -0-
Brion Properties,
a Louisiana Partnership
In Commendam                                          43,331                               201,818

William E. Lobeck, Jr.                               289,185                               193,767

William E. Lobeck Revocable Trust                     20,083                                 -0-
                                           ------------------------------        ----------------------------

Kathryn L. Taylor Revocable Trust                     21,665                                 -0-
                                           ------------------------------        ----------------------------

                            Total                  1,022,870                               597,404
                                           ==============================        ============================

                                                                       EXHIBIT 1

                                  LOAN FACILITY


       AGREEMENT dated January 14, 2002, by and between Preserver Group, Inc., a New Jersey corporation (the "COMPANY"), and Archer McWhorter ("McWhorter") and Alvin E. Swanner ("SWANNER" and together with McWhorter and one or more Affiliates under their control, the "FINANCING RELATED PARTIES").

                                   BACKGROUND

       A. The Company is seeking financing to consummate the proposed tender offer ("SELF-TENDER OFFER") by the Company to purchase all of its outstanding capital stock, other than capital stock held by the Financing Related Parties and certain other affiliates of the Company (collectively, with the Financing Related Parties, the "13D GROUP"), and the proposed second-step merger ("SECOND-STEP MERGER"), pursuant to the terms of that certain Agreement for Self-Tender Offer, Financing and Second-Step Merger dated as of the date hereof by and between the Company and the 13D Group (the "AGREEMENT");

       B. The 13D Group owns in the aggregate 1,022,870 shares of common stock, par value $.50 per share, of the Company, representing 48% of the shares outstanding on the date hereof, of which the Financing Related Parties own 689,937 shares; and

       C. The Financing Related Parties desire to provide, and the Company desires to receive, the aggregate amount of $8,536,703 (the "COMMITMENT"), on an interest-free basis, in one or more loans during the period commencing immediately prior to the consummation of the Offer and ending at the later of the Self-Tender Offer, the Second-Step Merger and the subsequent payment, if any, for all Dissenting Shares, as such term is defined in the Agreement (the "COMMITMENT TERM"), to be used to consummate the Self-Tender Offer and Second-Step Merger, as set forth in the Agreement.

                                      TERMS

       NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. LOANS. Subject to the terms and conditions set forth herein, the Financing Related Parties shall make one or more loans ("LOANS") to the Company, on an interest free basis, during the Commitment Term for up to an aggregate principal amount of $8,536,703, subject to increase as provided below. The Financing Related Parties shall advance Loans on demand by the Company and the Loans shall be evidenced by a grid promissory note of the Company payable to the Financing Related Parties, in substantially the form attached hereto as EXHIBIT A (the "NOTE"). Any shortfall in the Purchase Price (as defined hereafter) required to consummate the Second-Step Merger, including, but not limited to, payment for Dissenting Shares (as defined in the Agreement) shall be promptly financed by the Financing Related Parties with an additional loan to the Company by the Financing Related Parties on substantially the same terms contained herein and the Note shall be amended to reflect the increase in the amount of the Loans.

       2. RETURN OF LOANS. In the event that one or more Loans are advanced to the Company prior to consummation of the Offering and the Offering is terminated pursuant to Section 9 of the Agreement, then, upon such termination, the Company shall return any funds so received (without interest).

       3. CONVERSION. At the Company's option, at any time, the then outstanding principal under the Note may be converted into shares (the "FINANCING SHARES") of non-voting Series A Preferred Stock at the conversion price (the "CONVERSION PRICE") equal to $7.75 per share. Notwithstanding the previous sentence, on the date sixty (60) days after the consummation of the Self-Tender Offer, the then outstanding principal under the Note shall automatically convert into Financing Shares at the Conversion Price. Any Loans made for Dissenting Shares or to purchase shares of Common Stock in the Second-Step Merger after such 60 day period shall convert automatically and immediately into Financing Shares at the Conversion Price. In the event that the issuance of the Financing Shares would cause a violation of any rule, law or regulation applicable to the Company or its stock, the Company shall on the date of conversion issue the maximum amount of Financing Shares as would not cause such violation and use its reasonable best efforts to remedy any such violation and to issue the balance of the Financing Shares promptly thereafter. The Financing Shares shall have the terms and conditions set forth in the Certificate of Amendment to the Certificate of Incorporation, the form of which is attached hereto as EXHIBIT B.

       4. SEGREGATED ACCOUNT. The Company shall establish or have established a segregated interest bearing account at a banking institution reasonably acceptable to the Financing Related Parties pursuant to which all proceeds of the Loans shall be deposited.

       5. USE OF PROCEEDS. The Company shall apply the proceeds of the Loans only (i) to finance the purchase of the Company's shares of Common Stock in the Self-Tender Offer at the purchase price set forth in the Agreement (the "PURCHASE PRICE"); and (ii) to purchase shares in the Second-Step Merger at the Purchase Price and to purchase Dissenting Shares.

       6. EXPENSES. Except as otherwise expressly set forth herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, reasonable attorney's fees) shall be paid by the party incurring such expense.

       7. EQUITABLE RELIEF. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce such provisions.

       8. NOTICES. Any and all notices or any other communication provided for herein shall be given in writing by hand, facsimile transmission or by registered or certified mail (postage prepaid) or overnight courier service, addressed to the address specified for such party on the signature pages hereof, or to such other address as may be designated in writing by any such party. Except as otherwise provided in this Agreement, each such notice shall be deemed given when delivered in person, by facsimile transmission or by overnight courier or on a date which is five (5) days after it is deposited into the mail at any U.S. post office.

       9. AMENDMENT. No change in or modification of this Agreement shall be valid unless the same shall be in writing and signed by all the parties hereto.

       10. WAIVER. No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing between the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies which the parties or any of them would otherwise have.

       11. BENEFIT AND BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their executors, administrators, personal representatives, heirs, successors and permitted assigns.

       12. SEVERABILITY. In the event that any portion of this Agreement shall be held to be invalid or unenforceable to any extent, such portion shall be enforced to the fullest lawful extent and the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof. If any time period set forth herein is held by a court of competent jurisdiction to be unenforceable, a different time period that is determined by the court to be more reasonable shall replace the unenforceable time period.

       13. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

       14. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey without regard to principles of conflicts of laws.

       15. JURISDICTION. The parties hereto irrevocably consent to the exclusive venue of New Jersey and agree that the state and federal courts in New Jersey shall have exclusive jurisdiction over any disputes arising under or in connection with this Agreement or the Note or the subject matter hereof or thereof. The Company and the Financing Related Parties agree that venues in New Jersey are the most convenient forum for both the Company and the Financing Related Parties. The Financing Related Parties waive any objection to venue and any objection based on a more convenient forum in any action instituted relating to this Agreement or the Note.

       16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT OR THE NOTE OR THE SUBJECT MATTER HEREOF OR THEREOF. THE PARTIES HERETO ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

       17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

                                       PRESERVER GROUP, INC.



                                       By: /s/ Stephen A. Gilbert
                                           -------------------------------------
                                            Name:  Stephen A. Gilbert
                                            Title: President
                                       Address:    95 Route 17 South
                                                   Paramus, New Jersey  07653



                                       /s/ Archer McWhorter
                                       -----------------------------------------
                                       Archer McWhorter
                                       Address:  1600 Smith Street
                                                 Houston, Texas  77002



                                       /s/ Alvin E. Swanner
                                       -----------------------------------------
                                       Alvin E. Swanner
                                       Address:  28 Chateau Haut Brion Street
                                                 Kenner, Louisiana  70065

                                                                       EXHIBIT A

                        CONVERTIBLE GRID PROMISSORY NOTE


         $__________

       FOR VALUE RECEIVED, the undersigned corporation, duly organized, validly existing, and in good standing under the laws of the state of New Jersey (the "BORROWER" or the "COMPANY"), having its principal office at 95 Route 17 South, Paramus, New Jersey 07653-0931 promises to pay to the order of Archer McWhorter and Alvin E. Swanner (the "LENDERS") at the offices of Mr. McWhorter at 1600 Smith Street, Suite 4275, Houston, Texas 77002, or at such other place as the Lenders may designate in writing, the lesser of: (a) the principal sum of $8,536,703 (which amount is subject to increase pursuant to Section 1 of the Financing Agreement is referred to as the "COMMITMENT"), or (b) the aggregate unpaid principal sum of all loans (the "Loans") made by the Lenders from time to time under this Note (the "NOTE") and that certain Financing Agreement between the Borrower and the Lenders, to which the form of this Note is attached as an exhibit (the "FINANCING AGREEMENT"), in accordance with the provisions hereof. Borrower may not reborrow any monies already loaned under this Note, even if such amounts have been paid to Lenders. All capitalized terms not otherwise defined herein shall have the definitions set forth in the Financing Agreement.

       1. INTEREST. No interest shall accrue or be payable in connection with this Note.

       2. OBLIGATION TO EXTEND LOANS. Lenders shall make Loans to the Borrower under this Note on demand during the Commitment Term in accordance with the terms of the Financing Agreement.

       3. USE OF GRID. The Lenders are hereby authorized by the Borrower to enter and record on the grid schedule ("GRID") attached hereto as SCHEDULE A the amount of each Loan made under this Note and each payment of principal thereon (if any) or conversion into Financing Shares (as defined below) without any further authorization on the part of the Borrower. The entry of a Loan on said schedule shall be prima facie and presumptive evidence of the entered Loan. The Lenders' failure to make any entry, however, shall not limit or otherwise affect the obligations of the Borrower. The Lenders shall promptly deliver to the Borrower copies of the Grid each time an entry or change is made thereto.

       4. CONVERSION. At the Company's option, at any time, the then outstanding principal under this Note may be converted into shares (the "FINANCING SHARES") of non-voting Series A Preferred Stock at the conversion price (the "CONVERSION PRICE") equal to $7.75 per share. Notwithstanding the previous sentence, on the date sixty (60) days after the consummation of the Self-Tender Offer, the then outstanding principal under this Note shall automatically convert into Financing Shares at the Conversion Price. Any Loans made for Dissenting Shares or to purchase Shares of Common Stock in the Second-Step Merger after such 60 day period shall convert automatically and immediately into Financing Shares at the Conversion Price. In the event that the issuance of the Financing Shares would cause a violation of any rule, law or regulation applicable to the Company or its stock, the Company shall on the date of conversion issue the maximum amount of Financing Shares as would not cause such violation and use its reasonable best efforts to remedy any such violation and to issue the balance of the Financing Shares promptly thereafter. The Financing Shares shall have the terms and conditions set forth in the Certificate of Amendment to Certificate of Incorporation of Borrower, the form of which is attached as EXHIBIT B to the Financing Agreement.

       5. PREPAYMENT. In the event that any portion of this Note is funded to the Company prior to consummation of the Offering and the Offering is subsequently terminated pursuant to Section 9 of the Agreement (as defined in the Financing Agreement), then, the outstanding principal balance under this Note shall become due and payable upon such termination.

       6. DEFAULT. Each of the following shall constitute an event of default (an "EVENT OF DEFAULT") hereunder: (i) The failure of the Borrower to either prepay the principal amount of this Note or convert the Loan into Financing Shares; or (ii) The occurrence of a default or breach by Borrower of any material provision under this Note or the Financing Agreement.

       7. RIGHTS AND REMEDIES. Upon the occurrence of any Event of Default, such default not having previously been remedied or waived, the Lenders shall have the following rights and remedies: (i) the right, at their option, by written notice to the Borrower, to declare the entire unpaid balance of this Note to be immediately due and payable and thereupon such amount together with all costs, fees and expenses incurred in connection herewith, shall be immediately due and payable; (ii) all rights and remedies provided by law, including, without limitation, those provided by the Uniform Commercial Code as in effect in the State of New Jersey from time to time (the "UCC").

       8. NO RIGHT OF SET-OFF BY MAKER. Borrower's obligations under this Note shall not be subject to any right of setoff, counterclaim, defense, abatement, suspension, deferment or reduction.

       9. WAIVER OF NOTICE. Borrower hereby waives any requirement of presentment, notice of protest and all other notices in connection with the delivery, acceptance, performance, default of enforcement of this Note.

       10. REPLACEMENT IF LOST. Upon receipt of evidence, reasonably satisfactory to the Borrower, of the loss, theft, destruction or mutilation of this Note, and upon receipt of indemnity reasonably satisfactory to the Borrower, the Borrower will, at the expense of the Lenders or any one of them, execute and deliver, in lieu thereof, a new instrument of like tenor and amount.

       11. NO WAIVER OF RIGHT OR REMEDY. No delay, failure or omission by the Lenders in respect of the exercise of any right or remedy granted to the Lenders or allowed to the Lenders by law, under this Note or otherwise, shall constitute a waiver of the right to exercise the right or remedy at that or any future time or in the same or other circumstance.

       12. NOTICE. All notices required to be given hereunder shall be given in accordance with the terms of the Financing Agreement.

       13. MODIFICATION. This Note may not be changed, modified or terminated orally, but only by an agreement in writing, signed by both the Borrower and the Lender.

       14. GOVERNING LAW; JURISDICTION. This Note shall be governed by and construed in accordance with the laws of the State of New Jersey. Each of the Borrower and Lenders hereby irrevocably consents to the exclusive jurisdiction of the state and federal courts located in the State of New Jersey in connection with any dispute arising out of or relating to this Note.

       15. INVALIDITY; ASSIGNMENT. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby. This Note shall be binding upon the successors and assigns of the Borrower and enure to the benefit of each Lender, its successors, endorses and assigns.

       IN WITNESS WHEREOF, the Borrower has executed this Convertible Grid Promissory Note as of the date first set forth above.


                                       PRESERVER GROUP, INC.


                                       By:
                                           -------------------------------------
                                       Name:  Stephen A. Gilbert
                                       Title: President


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